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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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VORNADO REALTY TRUST
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VORNADO
REALTY TRUST

2018

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

This Proxy Statement is printed on recycled paper and is recyclable.

888 Seventh Avenue
New York, New York 10019

Notice of Annual Meeting of Shareholders to Be Held on May 17, 2018

To our Shareholders:

The 2018 Annual Meeting of Shareholders of Vornado Realty Trust, a Maryland real estate investment trust ("Vornado" or the "Company"), will be held at the Saddle Brook Marriott, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663, on Thursday, May 17, 2018, beginning at 11:30 A.M., New York City time, for the following purposes:

        (1)   To consider and vote upon the election of seven persons to the Board of Trustees of the Company, each to serve for a one-year term expiring at the 2019 annual meeting of shareholders of the Company and until his or her successor is duly elected and qualified.

        (2)   To consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year.

        (3)   To consider and vote upon an amendment (the "Amendment") to our Company's Declaration of Trust (the "Declaration") to permit shareholders to vote on amendments to our Bylaws to the extent provided in the Bylaws and confirm the power of shareholders to vote on certain additional matters.

        (4)   To consider and vote upon the approval of a non-binding, advisory resolution on executive compensation.

        (5)   To transact any other business as may properly come before the meeting or any postponement or adjournment of the meeting.

The Board of Trustees of the Company has fixed the close of business on March 19, 2018 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

Please review the accompanying proxy statement and proxy card or voting instruction form. Whether or not you plan to attend the meeting, it is important that your shares be represented and voted. You may authorize your proxy through the Internet or by touch-tone telephone as described on the proxy card or voting instruction form. Alternatively, you may sign the proxy card or voting instruction form and return it in accordance with the instructions included with the proxy card or voting instruction form. You may revoke your proxy by (1) timely executing and submitting a later-dated proxy card or voting instruction form, (2) subsequently authorizing a proxy through the Internet or by telephone, (3) timely sending a written revocation of proxy to our Secretary at our principal executive office located at 888 Seventh Avenue, New York, New York 10019, or (4) attending the meeting and voting in person. To be effective, later-dated proxy cards, voting instruction forms, proxies authorized via the Internet or telephone or written revocations of proxies must be received by us by 11:59 P.M., New York City time, on Wednesday, May 16, 2018.

By Order of the Board of Trustees,
Alan J. Rice Secretary
April 6, 2018

 2018 PROXY STATEMENT SUMMARY

Overview of Voting Items

This summary highlights certain information that is covered elsewhere in this Proxy Statement. You are encouraged to read our complete Proxy Statement before voting.

Shareholder Voting Items		Board Vote Recommendation

Proposal 1:	Election of seven Trustees	For

Proposal 2:	Ratification of appointment of Independent Accounting Firm	For

Proposal 3:

Approval of amendment to the Company's Declaration of Trust to permit shareholders to vote on amendments to the Company's Bylaws to the extent provided in the Bylaws and confirm the power of shareholders to vote on certain additional matters

For

Proposal 4:	Advisory approval of executive compensation	For

BUSINESS HIGHLIGHTS

•

We made significant progress in furthering our simplification and focus strategy by completing the spin-off of our Washington, D.C. segment and combining it with the management business and certain Washington, D.C. assets of The JBG Companies, a Washington D.C. real estate company. The combined company, JBG SMITH Properties (NYSE: JBGS), is the largest, market-leading, best-in-class, pure-play Washington, D.C. real estate company. Over the past several years, including the spin-off of Urban Edge Properties and the JBG SMITH Properties transaction, we have distributed $9.7 billion of assets to shareholders and exited $6.2 billion of non-core assets.

•

Net Operating Income ("NOI") at share increased by $37.3 million in 2017 over 2016. NOI and NOI at share are non-GAAP measures defined on page 22 of this Proxy Statement. "GAAP" means Generally Accepted Accounting Principles applicable in the United States.

• We achieved a 2.7% increase in same store NOI at share in 2017 over 2016 for our New York Office and Retail portfolio, theMART and our 555 California Street complex.
• FFO, as adjusted, increased $30.4 million (or $0.14 per diluted share) in 2017 over 2016. FFO and FFO, as adjusted are non-GAAP measures defined on page 22 of this Proxy Statement.
• In 2017, we completed $4.8 billion of financings in 10 transactions.

•

Strong leasing performance in 2017. In our New York portfolio, we leased approximately 1,900,000 square feet of office space with strong mark-to-markets of 12.8% GAAP and 9.9% cash and 126,000 square feet of retail space with positive mark-to-markets of 26.5% GAAP and 25.4% cash.

• In 2017, we made a $230 million upfront contribution for the acquisition of a 99-year leasehold of the Farley Post Office (a 50.1% interest).

Please also see our Chairman's Letter that can be found on our website at www.vno.com/chairmansletter.

Shareholder Engagement and Recent Governance Changes

During the last four years, our Board of Trustees has adopted, or is proposing, a number of significant governance changes. These changes follow extensive engagement with our shareholders to better understand their views on our corporate governance practices. The Chair of our Corporate Governance and Nominating Committee was an active participant in these meetings with investors and she and members of our management team reported and discussed the feedback received with the full Board. As part of this engagement, we held in-person or telephonic meetings with shareholders representing approximately 50% of our outstanding common shares of beneficial interest in each of the last four years. In addition to the changes outlined below, we have also significantly enhanced the corporate governance, sustainability and executive compensation disclosures in our proxy statement.

Changes made since the date of our last proxy statement
•
Subject to shareholder approval at this meeting, taking action to permit our shareholders to amend our Bylaws.

•
Appointing Ms. Mandakini Puri, an additional "audit committee financial expert" to our Audit Committee so that each of the three current members qualifies as an "audit committee financial expert."

Changes made between 2016 and 2017 proxy statements
•
Adding Ms. Mandakini Puri as a new independent Trustee.

•
Adopting proxy access.

•
Further enhancing the role and responsibilities of the Lead Trustee.

Other changes made since 2015
•
Amending our Corporate Governance Guidelines to provide that, in an uncontested election, if a nominee for Trustee does not receive majority support for election to the Board (more "for" votes than "withhold" votes) that Trustee must offer to resign from the Board. The Board would then determine whether to accept or reject the resignation and disclose its rationale for its decision.

•
Amending our Declaration of Trust to provide for the phased-in annual election of our Board of Trustees, with the Board fully declassified in 2019.

•
Appointing Ms. Candace K. Beinecke as our new Lead Trustee.

•
Amending our Corporate Governance Guidelines to provide for increased clarity and emphasis on diversity as a criteria for the selection of new Trustees.

•
Increasing the power and authority of our Lead Trustee to reflect best practices.

•
Increasing Trustee equity ownership requirements to five times (from four times) their annual cash retainer.

•
Designating a second member of the Audit Committee to be an "audit committee financial expert."

•
Adopting an anti-hedging policy.

•
Adopting a claw-back policy.

Corporate Governance Highlights

✓	Highly independent Board actively engaged in strategic, risk and management oversight
✓	Resignation policy for any Trustee who does not receive majority support in an uncontested election
✓	A highly experienced Board of Trustees with diverse experiences and expertise applicable to our strategic and business needs
✓	Robust role for Lead Independent Trustee who is elected annually by the independent Trustees
✓	Continued and enhanced focus on Board composition, refreshment and rotation

✓	Annual evaluations of our Board, our Trustees and our Board committees
✓	Open communication and strong working relationships among Trustees with regular access to management
✓	High Trustee share ownership
✓	Strong succession planning oversight
✓	Proactive shareholder engagement program and responsive to shareholder feedback
✓	Proxy access (3%/3 years/20 aggregation)
✓	Commencing in 2019, a single class of Trustees
✓	Assuming shareholder approval of the Amendment, permitting shareholders to amend the Bylaws

Executive Compensation Highlights

✓	Significant portion of compensation is variable and performance-based

•

Formula-driven annual bonus plan

•

Equity grants tied to share performance goals which require a return to shareholders prior to their having any value

✓	Significant share ownership and retention requirements (6x salary for CEO, 5x annual cash retainer for Trustees, 3x salary for other NEOs)
✓	Double trigger equity acceleration upon a change of control
✓	Policy against hedging or pledging
✓	Clawback policy
✓	No tax gross-ups
✓	No excess perks and limited retirement benefits
✓	No golden parachute or contractual severance arrangement for our CEO

Executive Compensation Program Objectives:

•
Retain a highly-experienced, "best-in-class" team of executives who have worked together as a team for a long period of time and who make major contributions to our success.

•
Attract other highly-qualified executives to strengthen that team as needed.

•
Motivate our executives to contribute to the achievement of company-wide and business-unit goals as well as to pursue individual goals.

•
Emphasize equity-based incentives with long-term performance measurement periods and vesting conditions.

•
Align the interests of executives with shareholders by linking payouts under annual incentives to performance measures that promote the creation of long-term shareholder value.

•
Achieve an appropriate balance between risk and reward in our compensation programs that does not encourage excessive or inappropriate risk-taking.

Proxy Statement

EXECUTIVE COMPENSATION	44

Summary Compensation Table	44
All Other Compensation Table	45
Grants of Plan-Based Awards in 2017	46
Outstanding Equity Awards at Year-End	47
Aggregate Option Exercises in 2017 and Units Vested	49
Employee Retirement Plan	49
Deferred Compensation	49
Employment Contracts	50
Severance and Change of Control Arrangements	53
Pay Ratio Disclosure	55
COMPENSATION OF TRUSTEES	56

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	57

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	57

REPORT OF THE AUDIT COMMITTEE	60

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM	61

Audit Fees	61
Audit-Related Fees	61
Tax Fees	61
All Other Fees	62
Pre-Approval Policies and Procedures	62
PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE DECLARATION OF TRUST TO PERMIT SHAREHOLDERS TO PROPOSE BINDING AMENDMENTS TO THE COMPANY'S BYLAWS AND TO VOTE ON AMENDMENTS TO THE COMPANY'S BYLAWS	63

PROPOSAL 4: NON-BINDING, ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION	65

INCORPORATION BY REFERENCE	66

ADDITIONAL MATTERS TO COME BEFORE THE MEETING	66

PROXY AUTHORIZATION VIA THE INTERNET OR BY TELEPHONE	66

ADVANCE NOTICE FOR SHAREHOLDER NOMINATIONS AND SHAREHOLDER PROPOSALS	66

ANNEX A—CORPORATE GOVERNANCE GUIDELINES	68

ANNEX B—ARTICLES OF AMENDMENT	76

ANNEX C—PROPOSED AMENDMENT TO BYLAWS	77

ANNEX D—RECONCILIATION OF NON-GAAP METRICS	78

2018 PROXY STATEMENT	VORNADO REALTY TRUST	1

888 Seventh Avenue
New York, New York 10019

PROXY STATEMENT

Annual Meeting of Shareholders to Be Held on May 17, 2018

The accompanying proxy is being solicited by the Board of Trustees (the "Board of Trustees" or the "Board") of Vornado Realty Trust, a Maryland real estate investment trust ("we," "us," "our" or the "Company"), for exercise at our 2018 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, May 17, 2018, beginning at 11:30 A.M., New York City time, at the Saddle Brook Marriott, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663. Our principal executive office is located at 888 Seventh Avenue, New York, New York 10019. Our proxy materials, including this proxy statement, the Notice of Annual Meeting of Shareholders, the proxy card or voting instruction form and our 2017 Annual Report are being distributed and made available on or about April 6, 2018.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the "SEC"), we have elected to provide our shareholders access to our proxy materials on the Internet. Accordingly, a notice of Internet availability of proxy materials will be mailed on or about April 6, 2018 to our shareholders of record as of the close of business on March 19, 2018. Shareholders may (1) access the proxy materials on the website referred to in the notice or (2) request that a printed set of the proxy materials be sent, at no cost to them, by following the instructions in the notice. You will need your 12-digit control number that is included with the notice mailed on or about April 6, 2018, to authorize your proxy for your Shares (as defined below) through the Internet. If you have not received a copy of this notice of internet availability, please contact our investor relations department at 201-587-1000 or send an e-mail to ircontact@vno.com. If you wish to receive a printed version of these materials, you may request them at www.proxyvote.com or by dialing 1-800-579-1639 and following the instructions at that website or phone number.

How do you vote?

If you hold your Shares of record in your own name, you may vote in person at the Annual Meeting or you may authorize your proxy over the Internet (at www.proxyvote.com), by telephone (at 1-800-690-6903) or by executing and returning a proxy card or voting instruction form. Once you authorize a proxy, you may revoke that proxy by (1) timely executing and submitting a later-dated proxy card or voting instruction form, (2) subsequently authorizing a proxy through the Internet or by telephone, (3) timely sending a written revocation of your proxy to our Secretary at our principal executive office or (4) attending the Annual Meeting and voting in person. Attending the Annual Meeting without submitting a new proxy or voting in person will not automatically revoke your prior authorization of your proxy.

If you hold your Shares in "street name" (that is, as beneficial owner through a bank, broker or other nominee), your nominee will not vote your shares (other than with respect to the ratification of the appointment of our independent registered public accounting firm) unless you provide instructions to your nominee on how to vote your Shares. If you hold Shares in "street name," you will receive instructions from your nominee that you must follow in order to have your proxy authorized, or you may contact your nominee directly to request these voting instructions. You should instruct your nominee how to vote your Shares by following the directions provided by your nominee.

To be effective, later-dated proxy cards, voting instruction forms, proxies authorized via the Internet or telephone or written revocations of proxies must be received by us by 11:59 P.M., New York City time, on Wednesday, May 16, 2018.

2	VORNADO REALTY TRUST	2018 PROXY STATEMENT

We will pay the cost of soliciting proxies. We have hired MacKenzie Partners, Inc. to solicit proxies for a fee not to exceed $5,500. In addition to solicitation by mail, by telephone and by e-mail or the Internet, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals and we may reimburse them for their expenses in so doing. Trustees or members of management of the Company may also solicit votes.

Who is entitled to vote?

Only holders of record of our common shares of beneficial interest, par value $0.04 per share (the "Shares"), as of the close of business on March 19, 2018 are entitled to notice of and to vote at the Annual Meeting. We refer to this date as the "record date." On that date, 190,167,582 of our Shares were outstanding. Holders of Shares as of the record date are entitled to one vote per Share on each matter properly presented at the Annual Meeting.

How do you attend the meeting in person?

If you hold your Shares in your own name, you will need only to present satisfactory evidence of your identity. If you hold your Shares in "street name" and would like to attend the Annual Meeting in person, you will need to bring an account statement or other evidence acceptable to us of ownership of your Shares as of the close of business on the record date. If you hold Shares in "street name" and wish to vote in person at the Annual Meeting, you will need to contact your bank, broker or other nominee and obtain a "legal proxy" from your nominee and bring it to the Annual Meeting. Obtaining a legal proxy may take several days. Directions to attend the Annual Meeting and vote in person are available upon request to the Secretary of the Company at its offices.

What is the quorum necessary for the meeting?

The holders of a majority of the outstanding Shares as of the close of business on the record date, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

How will your votes be counted?

Any proxy, properly executed and returned, will be voted as directed and, if no direction is given, will be voted as recommended by the Board of Trustees in this proxy statement and in the discretion of the proxy holder as to any other matter that may properly come before the meeting. A broker non-vote and any proxy marked "withhold" or an abstention, as applicable, will count for the purposes of determining a quorum, but will have no effect on the result of the vote on the election of Trustees (Proposal 1), the ratification of the appointment of our registered independent public accounting firm (Proposal 2), or the non-binding, advisory vote on executive compensation (Proposal 4). However, because the vote required to amend our Amended and Restated Declaration of Trust (the "Declaration") to permit shareholders to vote on amendments to our Amended and Restated Bylaws (the "Bylaws") (Proposal 3) is based on votes entitled to be cast at the meeting (rather than votes actually cast at the meeting), abstentions and broker non-votes, if any, will have the effect of votes against the Amendment. A broker non-vote is a vote that is not cast on a non-routine matter because the Shares entitled to cast the vote are held in street name, the broker lacks discretionary authority to vote the Shares on that matter and the broker has not received voting instructions from the beneficial owner.

The election of each of our nominees for Trustee (Proposal 1) requires a plurality of the votes cast at the Annual Meeting, however, any nominee for Trustee who does not receive the approval of a majority of the votes cast (more "for" votes than "withhold" votes) will be required, pursuant to our Corporate Governance Guidelines (the "Guidelines"), to tender his or her offer of resignation to the Board of Trustees for its consideration. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal 2), and the approval of the non-binding, advisory vote on executive compensation (Proposal 4) each requires a majority of the votes cast on such matter at the Annual Meeting. The approval of the amendment to the Declaration to permit shareholders to vote on amendments to the Bylaws (the "Amendment") (Proposal 3) requires the affirmative vote by holders of not less than a majority of our Shares outstanding and entitled to vote thereon.

2018 PROXY STATEMENT	VORNADO REALTY TRUST	3

PROPOSAL 1: ELECTION OF TRUSTEES

Trustees Standing for Election

Our Board has 10 Trustees. On February 8, 2018, our Board, on the recommendation of our Corporate Governance and Nominating Committee, nominated each of Messrs. Steven Roth, Michael D. Fascitelli, Michael Lynne and David M. Mandelbaum, Ms. Mandakini Puri and Messrs. Daniel R. Tisch and Russell B. Wight, Jr. for election at our Annual Meeting. Such persons will be elected to serve until the Annual Meeting of Shareholders in 2019 and until their respective successors are duly elected and qualified. Each of these nominees currently serves as a member of our Board. Our organizational documents provide that the Trustees who were elected at the 2016 annual meeting of shareholders will serve until the 2019 annual meeting. Beginning with the 2019 annual meeting of shareholders, all Trustees will be elected as a single class annually, in each case to serve for a term expiring at the next succeeding annual meeting and until their respective successors have been duly elected and qualified.

Unless you direct otherwise in your signed and returned proxy, each of the persons named in the accompanying proxy will vote your Shares for the election of each of the seven nominees for Trustees listed below. If any nominee at the time of election is unavailable to serve, it is intended that each of the persons named in the proxy will vote for an alternate nominee who will be recommended by the Corporate Governance and Nominating Committee of our Board and nominated by the Board. Alternatively, the Board may reduce the size of the Board and the number of nominees. Proxies may be exercised only for the nominees named or such alternates. We do not currently anticipate that any nominee for Trustee will be unable to serve as a Trustee.

The Board of Trustees recommends that shareholders vote "FOR" the election of each of the nominees listed below to serve as a Trustee until the Annual Meeting of Shareholders in 2019 and until his or her respective successor has been duly elected and qualified.

Under our Bylaws, a plurality of all the votes cast at the Annual Meeting, if a quorum is present, is sufficient to elect a Trustee. However, any Trustee who does not receive the affirmative vote of a majority of the votes cast for his or her election to the Board (a greater number of "for" votes than "withhold" votes) in an uncontested election (such as this election) will be required, pursuant to our Corporate Governance Guidelines, to tender his or her offer of resignation to the Board for its consideration. A broker non-vote will have no effect on the result of this vote.

4	VORNADO REALTY TRUST	2018 PROXY STATEMENT

The following table lists the nominees and the other present members of the Board who will continue to serve following the 2018 Annual Meeting. For each such person, the table lists the age, principal occupation, position presently held with the Company, if any, and the year in which the person first became a member of our Board or a director of our predecessor, Vornado, Inc.

Name	Age	Principal Occupation and, if applicable, Present Position with the Company	Year Term Will Expire	Year First Elected as Trustee
Nominees for Election to Serve as Trustees Until the Annual Meeting in 2019
Steven Roth(1)	76	Chairman of the Board of Trustees of the Company since May 1989; Chief Executive Officer of the Company from May 1989 to May 2009 and since April 15, 2013; Managing General Partner of Interstate Properties	2019	1979
Michael D. Fascitelli	61	Owner, MDF Capital LLC since June 2013. From May 2009 to April 15, 2013, President and Chief Executive Officer of the Company	2019	1996
Michael Lynne(2)(3)	76	Principal of Unique Features	2019	2005
David M. Mandelbaum(2)(4)	82	A member of the law firm of Mandelbaum & Mandelbaum, P.C.; a general partner of Interstate Properties	2019	1979
Mandakini Puri(2)(5)	57	Independent consultant	2019	2016
Daniel R. Tisch(2)(3)(5)	66	Managing Member of TowerView LLC	2019	2012
Russell B. Wight, Jr.(1)(2)(4)	78	A general partner of Interstate Properties	2019	1979

Present Trustees Elected to Serve as Trustees Until the Annual Meeting in 2019
Candace K. Beinecke(1)(2)(4)(6)	71	Chair of Hughes Hubbard & Reed LLP	2019	2007
Robert P. Kogod(2)	86	President of Charles E. Smith Management LLC	2019	2002
Dr. Richard R. West(2)(3)(5)	80	Dean Emeritus, Leonard N. Stern School of Business, New York University	2019	1982

(1)
Member of the Executive Committee of the Board.

(2)
Independent pursuant to the rules of the New York Stock Exchange ("NYSE") as determined by the Board.

(3)
Member of the Compensation Committee of the Board.

(4)
Member of the Corporate Governance and Nominating Committee of the Board.

(5)
Member of the Audit Committee of the Board.

(6)
Lead Trustee.

Biographies of our Trustees

Ms. Beinecke has served as Chair of Hughes Hubbard & Reed LLP, a New York law firm, since 1999 and is a practicing partner in Hughes Hubbard's Corporate Department. Ms. Beinecke also serves as Chairperson of the Board of Arnhold & S. Bleichroeder Advisors LLC's First Eagle Funds, Inc. (a U.S. public mutual fund family), and as a board member of ALSTOM (a public French transport and power company).

Mr. Fascitelli has served as a member of our Board of Trustees since December 1996. Since June 2013, Mr. Fascitelli has been the owner and principal of MDF Capital LLC (a private investment firm). Since November 2017, Mr. Fascitelli has served as Co-Founder and Managing Partner of Imperial Companies (a private real estate company). Also since November 2017, Mr. Fascitelli has served as a Founder and Non-Executive Director of Landscape Acquisitions (a special purpose acquisitions company focusing on real estate operating companies and listed on the London Stock Exchange). Since December 2014, Mr. Fascitelli has served as Chair of the Investment Committee, Senior Advisor and Board Member of Quadro Partners Inc. (a private online real estate investment platform). Previously, Mr. Fascitelli served as our President from

2018 PROXY STATEMENT	VORNADO REALTY TRUST	5

December 1996, and as our Chief Executive Officer from May 2009, until his resignation from both positions effective April 15, 2013. Until May 23, 2013, he was also a director of our affiliate, Alexander's, Inc. ("Alexander's") (a real estate investment trust 32.4% of which is owned by the Company), and served as its President until April 15, 2013. From 2004 until 2013, he also served as a director of our affiliate, Toys "R" Us, Inc. (a retailer). Since January 16, 2014, Mr. Fascitelli has served on the Board of Trustees of Invitation Homes Inc. (a publicly-traded residential real estate company) or its predecessors Colony Starwood Homes and Starwood Waypoint Residential Trust. Since 2015, Mr. Fascitelli has also served as a member of the Board of Commissioners of the Port Authority of New York and New Jersey.

Mr. Kogod has served as a member of our Board of Trustees since 2002. Currently, Mr. Kogod is the President of Charles E. Smith Management LLC (a privately-owned investment firm that is not affiliated with the Company). Previously, Mr. Kogod was Co-Chief Executive Officer and Co-Chairman of the Board of Directors of Charles E. Smith Commercial Realty L.P., from October 1997 through December 2001, and was Co-Chief Executive Officer and Co-Chairman of the Board of Directors of Charles E. Smith Residential Realty from June 1994 to October 2001.

Mr. Lynne has been a principal of Unique Features (a media company) since its formation in 2008. Prior to that, he was Co-Chairman and Co-Chief Executive Officer of New Line Cinema Corporation (a subsidiary of Time Warner, Inc. and a motion picture company) since 2001. Prior to 2001, Mr. Lynne served as President and Chief Operating Officer of New Line Cinema, starting in 1990. From 2006 until 2008, Mr. Lynne served on the Board of Directors of Time Warner Cable Inc. (a telecommunications company). Since July 2013, Mr. Lynne has been a member of the Board of Directors of IMAX Corporation (an entertainment technology company).

Mr. Mandelbaum has been a member of the law firm of Mandelbaum & Mandelbaum, P.C. since 1960. Since 1968, he has been a general partner of Interstate Properties (an owner of shopping centers and investor in securities and partnerships, "Interstate"). Mr. Mandelbaum is also a director of Alexander's.

Ms. Puri has been an independent consultant since May 2013. From May 2011 until May 2013, she served as a Managing Director and Co-Head of BlackRock Private Equity, a private equity business affiliated with BlackRock, Inc. From April 2009 until April 2011, Ms. Puri served as a consultant to Bank of America/Merrill Lynch Global Private Equity and prior to that she co-founded and served as Chief Investment Officer of Merrill Lynch Global Private Equity. She is a member of the Board of Validus Holdings Ltd., a public insurance holding company, where she serves as Chair of the Executive and Compensation Committees. She is also a member of the Wharton School Graduate Executive Board. Ms. Puri has a Bachelor of Commerce degree from Delhi University and an MBA from the Wharton School at the University of Pennsylvania and is a member of the Indian Institute of Chartered Accountants.

Mr. Roth has been the Chairman of our Board of Trustees since May 1989 and Chairman of the Executive Committee of the Board since April 1980. From May 1989 until May 2009, Mr. Roth served as our Chief Executive Officer. Since April 15, 2013, Mr. Roth has again been serving in that position. Since 1968, he has been a general partner of Interstate and he currently serves as its Managing General Partner. He is the Chairman of the Board and Chief Executive Officer of Alexander's. Since January 2015, Mr. Roth has been a member of the Board of Trustees of Urban Edge Properties (a real estate investment trust and former subsidiary of the Company which operates our former shopping center business, "Urban Edge"). Since July 18, 2017, Mr. Roth has been the Chairman of the Board of Trustees of JBG SMITH Properties (a real estate investment trust and the successor to our former Washington D.C. business, "JBG SMITH"). Mr. Roth was a director of J. C. Penney Company, Inc. (a retailer) from 2011 until September 2013. Mr. Roth serves on three other affiliated public company boards: Alexander's; Urban Edge and JBG SMITH. The Company owns 32.4% of Alexander's. Urban Edge is the company that resulted from the spin-off of our retail business outside of New York City. The Company owns 4.5% of Urban Edge. JBG SMITH is the resulting entity of the spin-off of our Washington D.C. segment and its combination with the management business and certain Washington, D.C. assets of The JBG Companies (the "Washington Spin"). Our board believes the presence of Mr. Roth on each of these Boards is beneficial to the Company and/or the broadly overlapping shareholder base of the Company, Urban Edge, and JBG SMITH.

6	VORNADO REALTY TRUST	2018 PROXY STATEMENT

Mr. Tisch has been the Managing Member of TowerView LLC (a private investment partnership) since 2001. Mr. Tisch also serves as a member of the Board of Directors of Tejon Ranch Company (a real estate development and agribusiness company). Mr. Tisch is also a Board member and member of the Finance, Audit and Investment Committees of New York University.

Dr. West is Dean Emeritus of the Leonard N. Stern School of Business at New York University. He was a professor there from September 1984 until September 1995 and Dean from September 1984 until August 1993. Prior thereto, Dr. West was Dean of the Amos Tuck School of Business Administration at Dartmouth College. Dr. West is also a director of Alexander's.

Mr. Wight has been a general partner of Interstate since 1968. Mr. Wight is also a director of Alexander's.

Relationships Among our Trustees

We are not aware of any family relationships among any of our Trustees or executive officers or persons nominated or chosen by us to become Trustees or executive officers.

Messrs. Roth, Wight and Mandelbaum each are general partners of Interstate. Since 1992, Vornado has managed all the operations of Interstate for a fee as described in "Certain Relationships and Related Transactions—Transactions Involving Interstate Properties."

Messrs. Roth, Wight and Mandelbaum and Dr. West are also directors of Alexander's. As of the record date, the Company, together with Interstate and its general partners, beneficially owns approximately 59% of the outstanding common stock of Alexander's.

For more information concerning Interstate, Alexander's and other relationships involving our Trustees, see "Certain Relationships and Related Transactions."

CORPORATE GOVERNANCE

The common shares of the Company or its predecessor have been continuously listed on the NYSE since January 1962 and the Company is subject to the NYSE's Corporate Governance Standards.

Our Corporate Governance Framework

Vornado is committed to effective corporate governance and high ethical standards. Our Board believes that these values are conducive to strong performance and creating long-term shareholder value. Our governance framework gives our highly experienced independent Trustees the structure necessary to provide oversight, advice and counsel to the Company. The Board of Trustees has adopted the following documents, which are available on our website (www.vno.com/governance/overview):

•
Audit Committee Charter

•
Compensation Committee Charter

•
Corporate Governance and Nominating Committee Charter

•
Corporate Governance Guidelines (attached as Annex A)

•
Code of Business Conduct and Ethics

We will post any future changes to these documents to our website and may not otherwise publicly file such changes. Our regular filings with the SEC and our Trustees' and executive officers' filings under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), are also available on our website. In addition, copies of these documents are available free of charge from the Company upon your

2018 PROXY STATEMENT	VORNADO REALTY TRUST	7

written request. Requests should be sent to our investor relations department located at our principal executive office.

The Code of Business Conduct and Ethics applies to all of our Trustees, executive officers and other employees.

Board Independence

The Board has determined that Mses. Beinecke and Puri and Messrs. Kogod, Lynne, Mandelbaum, Tisch and Wight and Dr. West are independent under the Corporate Governance Standards of the NYSE, with the result that eight of our 10 Trustees are independent. The Board reached this conclusion after considering all applicable relationships between or among such Trustees and the Company or management of the Company. These relationships are described in the sections of this proxy statement entitled "Relationships Among Our Trustees" and "Certain Relationships and Related Transactions." Among other factors considered by the Board in making its determinations regarding independence was the Board's determination that these Trustees met all of the "bright-line" requirements of the NYSE's Corporate Governance Standards as well as the categorical standards adopted by the Board as contained in our Corporate Governance Guidelines.

Board Participation

Our Board is actively involved in strategic, risk and management oversight. Our Board regularly has in-depth discussions concerning the Company's strategies and risks during which the Board actively questions and considers these topics. Furthermore, the Board regularly meets with the most senior executive officers as well as the officers who directly report to the most senior executives. The Board believes a good working knowledge of these multiple levels of management aid it considerably in its important role of management oversight as well as with succession planning.

Shareholder Engagement and Governance Changes

During the past four years we have adopted or are proposing a number of significant governance changes following outreach to our shareholders for their views. During each of the last four years, we met with or spoke to holders of more than 50% of our Shares. Based on that outreach, we believe the combination of actions we have taken present an overall governance structure responsive to their views. The changes implemented include:

Changes made since the date of our last proxy statement

•
Subject to shareholder approval at this meeting, taking action to permit our shareholders to amend our Bylaws.

•
Appointing Ms. Mandakini Puri, an additional "audit committee financial expert" to our Audit Committee so that each of the three current members qualify as an "audit committee financial expert."

Changes made between 2016 and 2017 proxy statements

•
Adding Ms. Mandakini Puri as a new independent Trustee.

•
Adopting proxy access.

•
Further enhancing the roles and responsibilities of the Lead Trustee.

Other changes made since 2015

•
Amending our Corporate Governance Guidelines to provide that, in an uncontested election, if a nominee for Trustee does not receive majority support for election to the Board (more "for" votes than "withhold"

8	VORNADO REALTY TRUST	2018 PROXY STATEMENT

  votes) that Trustee must offer to resign from the Board. The Board would then determine whether to accept or reject the resignation and disclose its rationale for its decision.

•
Amending our Declaration of Trust to provide for the phased-in annual election of our Board of Trustees, with the Board fully declassified in 2019.

•
Appointing Ms. Candace K. Beinecke as our new Lead Trustee.

•
Amending our Corporate Governance Guidelines to provide for increased clarity and emphasis on diversity as a criteria for the selection of new Trustees.

•
Increasing the power and authority of our Lead Trustee to reflect best practices.

•
Increasing Trustee equity ownership requirements to five times (from four times) their annual cash retainer.

•
Designating a second member of the Audit Committee to be an "audit committee financial expert."

•
Adopting an anti-hedging policy.

•
Adopting a claw-back policy.

We have also significantly enhanced the corporate governance, sustainability and executive compensation disclosures in our proxy statement in the last four years.

Sustainability

We believe that our Company has been a leader in promoting sustainability practices. We regularly report to the Board on our sustainability programs and our Board plays an active role in the oversight of Vornado's sustainability practices, recognizing that sustainability and energy efficiency are central to Vornado's business strategy. In connection with our sustainability programs, we focus on:

•
Sustainable and efficient practices in the way we design, build, retrofit and maintain our portfolio of buildings. We believe that energy efficiency and resource conservation achieve the twofold benefit of controlling our operating expenses and reducing our impact on the environment.

•
Maintaining healthy indoor environments for our tenants and employees, and incorporating health and wellness into our design principles and operating standards.

•
Recognizing climate change as a material issue to our business, due to the risks that it may present to our assets. We assess opportunities to fortify our assets against these risks while mitigating our own contribution to climate change through reduction of our carbon footprint. We further our impact on climate change mitigation through membership in business associations in our markets and support for climate change policy and regulation.

•
Smart infrastructure improvements, investing in sustainable technologies and employing best practices for building operations.

•
Establishing partnerships with our tenants and communities.

•
Setting goals around our sustainability policies, and reporting on our progress and achievements in our annual sustainability report available on our website at www.vno.com/sustainability/overview.

We are recognized as an industry leader in sustainability and energy efficiency.

•
We have received the Energy Star Partner of the Year Award four times, most recently in 2017.

2018 PROXY STATEMENT	VORNADO REALTY TRUST	9

•
In every year since 2013, we have received the Global Real Estate Sustainability Benchmark (GRESB) Green Star Ranking. We were recognized as a sector leader in 2017.

•
We have received the NAREIT Leader in the Light Award for every year since 2010, recognizing us as a leader in energy efficiency.

•
We are one of the largest owners of LEED-certified property in the United States.

Social Engagement

Our greatest and most scarce asset is our people. We strongly believe in training and retaining talented employees and having management at many levels engage with our Board.

Furthermore, a good relationship with the communities in which we operate is essential. We foster and encourage community engagement and volunteerism for all employees.

Corporate Governance at a Glance

Board Independence

•
Eight out of 10 of our Trustees are independent.

•
Our only non-independent Trustees are our current and former CEOs, who have extensive and valuable experience with our Company.

•
Our Board members generally have significant personal investments in our Company and engage in robust and open debates concerning all significant matters affecting our Company.

Board Composition

•
Currently the Board has fixed the number of Trustees at 10.

•
The Board at least annually assesses its performance through Board and committee self-evaluation as well as an evaluation of each individual member.

•
Our Trustees are highly experienced in their fields of endeavor and apply valuable and diverse skill sets to address our business and strategic needs.

•
The Corporate Governance and Nominating Committee leads the full Board in considering Board competencies and refreshment and actively seeks new candidates to consider as Board members.

Board Committees

•
We have four committees—Audit, Compensation, Corporate Governance and Nominating, and Executive.

•
With the exception of the Executive Committee (our Chairman serves on this Committee), all other Committees are composed entirely of independent Trustees.

Leadership Structure

•
Our Chairman is the CEO of our Company. He interacts closely with our independent Lead Trustee, who has powers and duties that reflect corporate governance best practices.

•
The independent Board members consider our Lead Trustee annually. Our Board re-appointed Ms. Candace K. Beinecke as Lead Trustee on February 8, 2018. Among other duties, our Lead Trustee

10	VORNADO REALTY TRUST	2018 PROXY STATEMENT

  chairs executive sessions of the independent Trustees to discuss certain matters without management present and approves agenda items and materials sent to the Board.

•
The Board will consider whether an independent chairperson is appropriate at the time of the next CEO transition.

Risk Oversight

•
Our full Board is responsible for risk oversight, and has designated, and may in the future designate, committees to have particular oversight of certain key risks. Our Board oversees management as management fulfills its responsibilities for the assessment and mitigation of risks and for taking appropriate risks. Our Board regularly has in-depth discussions concerning the Company's strategies and risks where the Board actively questions and considers these topics.

Open Communication and Shareholder Engagement

•
We encourage open communication and strong working relationships among the Lead Trustee, the Chairs of our Board committees, our Chairman and our other Trustees.

•
Our Trustees have access to, and regularly meet with, senior management and other employees.

•
We actively seek input from our shareholders through our shareholder engagement programs; shareholders may also contact our Board, Lead Trustee or management through our website or by regular mail.

•
We host quarterly earnings conference calls to which all shareholders have access.

Trustee Stock Ownership

•
Our Trustees are required to own (or acquire within a specified time-frame) Company equity having a value equal to at least five times their annual cash retainer.

Management Succession Planning

•
Our Corporate Governance and Nominating Committee actively monitors our succession planning.

•
Our Board regularly reviews senior management succession and development plans. Our Board regularly reviews future candidates for the CEO position and other senior leadership roles and potential succession timing for those positions, including under emergency circumstances. Our Board has adopted a formal CEO-succession plan and reviews that plan regularly.

•
The Board also reviews and discusses career development plans for individuals identified as high-potential candidates for senior leadership positions and the Board members interact with these candidates in formal and informal settings during the year.

Sustainability and Corporate Responsibility

•
The Board actively monitors our programs and initiatives on sustainability, environmental matters and social responsibility.

Developing an Effective Board

Our Board believes that the Board should be comprised of members who encompass a broad range of skills, expertise, industry knowledge and diversity of opinion and contacts relevant to our business. Our Board is deeply involved in the business and strategy of our Company and the great depth of experience and insight

2018 PROXY STATEMENT	VORNADO REALTY TRUST	11

that our Board members bring to meetings has been invaluable. The Board considers the following characteristics, competencies, and attributes when considering candidates for inclusion on our Board.

Personal Characteristics

•
Integrity and Accountability:  High ethical standards, integrity and strength of character in his or her personal and professional dealings and a willingness to act on and be accountable for his or her decisions.

•
Informed Judgment:  Demonstrate intelligence, wisdom and thoughtfulness in decision-making. Demonstrate a willingness to thoroughly discuss issues, ask questions, express reservations, and voice dissent.

•
Financial Literacy:  An ability to read and understand financial statements, financial ratios and various other indices for evaluating the Company's performance.

•
Mature Confidence:  Assertive, responsible and supportive in dealing with others. Respect for others, openness to others' opinions and the willingness to listen.

•
High Standards:  History of achievements that reflect high standards for himself or herself and others.

Core competencies

•
Accounting and Finance:  Experience in financial accounting and corporate finance, especially with respect to the industry in which our Company operates.

•
Business Judgment:  Record of making good business decisions and evidence that he or she will act in good faith and in a manner that is in the best interests of our Company.

•
Strategic Insight:  Record of insight with respect to our industry and market and other trends and conditions and applying such insight to create value or limit risk.

•
Management:  Experience in corporate management. Understand management trends in general and in the areas in which we conduct our business.

•
Crisis Response:  Ability and time to perform during periods of both short-term and prolonged crisis.

•
Industry:  Specialized experience and skills in areas in which the Company conducts its business, including real estate, investments, capital markets and technology relevant to the Company.

•
Local Markets:  Experience in markets in which our Company operates.

•
Leadership:  Understand and possess skills and have a history of motivating high-performing, talented managers.

•
Strategy and Vision:  Skills and capacity to provide strategic insight and direction by encouraging innovations, conceptualizing key trends, evaluating strategic decisions, and challenging our management to sharpen its vision.

Commitment to our Company

•
Time and Effort:  Able and willing to commit the time and energy necessary to satisfy the requirements of Board and Board committee membership. Expected to attend and participate in all Board meetings and Board committee meetings for which they are a member. Encouraged to attend all annual meetings of shareholders. A willingness to rigorously prepare prior to each meeting and actively participate in the

12	VORNADO REALTY TRUST	2018 PROXY STATEMENT

  meeting. Willingness to make himself or herself available to management upon request to provide advice and counsel.

•
Awareness and Ongoing Education:  Possess, or be willing to develop, a broad knowledge of both critical issues affecting our Company (including industry-, technology- and market-specific information), and Trustee's roles and responsibilities (including the general legal principles that guide Board members).

•
Other Commitments:  In light of other existing commitments, ability to perform adequately as a Trustee and a willingness to do so.

•
Stock Ownership:  Complies with the Company's equity ownership requirements.

Team and Company considerations

•
Balancing the Board:  Contributes talent, skills and experience to the Board as a team to supplement existing resources and provide talent for future needs preferably as evidenced by a pattern of dealings with one or more current Board members.

•
Diversity:  Contributes to the Board in a way that can enhance perspective and judgment through diversity in gender, age, background, geographic origin and professional experience (public, private, and non-profit sectors). Nomination of a candidate should not be based solely on these listed factors.

*  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *

The following chart summarizes the competencies currently represented on our Board; the details of each Trustee's competencies are included in each Trustee's profile.

Competency/Attribute	Roth	Beinecke	Kogod	Fascitelli	Lynne	Mandelbaum	Puri	Tisch	West	Wight
Operating	x	x	x	x	x	x		x		x
Public company experience	x	x	x	x	x	x	x	x	x	x
Industry expertise	x		x	x		x		x		x
Financial literacy	x	x	x	x	x	x	x	x	x	x
Experience over several business cycles	x	x	x	x	x	x	x	x	x	x
Capital markets expertise	x	x	x	x		x	x	x	x	x
Investment expertise	x	x	x	x	x	x	x	x	x	x
Risk/crisis management	x	x	x	x	x	x	x	x	x	x
Accounting expertise	x		x				x	x	x
Government/business conduct/legal	x	x	x	x	x	x	x		x	x
Sustainability experience	x	x

Board Leadership Structure

Our Board is deeply focused on our corporate governance practices. We value independent board oversight as an essential component of strong corporate performance to enhance shareholder value. All of our Trustees are independent, except our current and former Chief Executive Officers. In addition, all of the members of our Board's committees, except the Executive Committee, are independent.

Our Board of Trustees is responsible for selecting the Chairman of the Board and the CEO. The Board annually reviews its leadership structure. The Board has determined that the combined role of Chairman and CEO, alongside an active and independent Lead Trustee position, is currently the best structure for Vornado and its shareholders. In its review of our leadership structure, the Board considered the following:

•
Our current structure promotes clear lines of responsibility and accountability, while maintaining the Board's independence from management.

2018 PROXY STATEMENT	VORNADO REALTY TRUST	13

•
Mr. Roth, our Chairman and CEO, is a well-seasoned leader with over 35 years of experience in building and leading our Company. He has effectively guided the Company through various real estate cycles and over a long period of increase in shareholder value. After considering the views expressed by our shareholders and other constituents, as well as the particular circumstances affecting the Company, the Board concluded he is the best person to serve as Chairman.

•
Mr. Roth fulfills his responsibilities in chairing an independent board through close interaction with our Lead Trustee, Ms. Beinecke.

•
The power and authority of our Lead Trustee role was increased in 2015 and 2017, see "Lead Trustee Role."

•
The views expressed by shareholders through direct outreach and engagement.

•
Our governance culture fosters open communication among the Lead Trustee, Chairman and other Trustees, which we believe is essential to developing an understanding of important issues, promoting appropriate oversight and encouraging frank discussion of key topics relevant to a complex and dynamic enterprise.

Lead Trustee Role

A Lead Trustee is elected annually by the independent Trustees. Ms. Beinecke was first elected by our independent Trustees to serve as Lead Trustee for a one-year term on March 16, 2016, and was most-recently reelected on February 8, 2018. When making the selection, the Board considered the attributes desired in a Lead Trustee, including being an effective communicator, having the ability to provide leadership and encourage open dialogue, having a relevant background and the ability to devote sufficient time and attention to the position.

Our Lead Trustee position has clearly defined duties and responsibilities, which are set forth in our Governance Guidelines. They include the following authorities and responsibilities:

•
preside at all meetings of the Board at which the Chairman is not present;

•
serve as liaison between the Chairman and the independent Trustees;

•
approve, in consultation with the Chairman:

  •
  the schedule of Board meetings,

  •
  Board meeting agenda items,

  •
  materials sent in advance of Board meetings, including the quality, quantity, appropriateness and timeliness of such information;

•
ability to call meetings of the independent Trustees as necessary and appropriate;

•
participate in annual self-evaluations of the Board and its committees;

•
contribute to ongoing management succession and development planning;

•
participate in shareholder outreach, and be available for consultation and direct communication if requested by major shareholders; and

•
communicate shareholder feedback to the full Board.

14	VORNADO REALTY TRUST	2018 PROXY STATEMENT

As both Lead Trustee and Chair of the Corporate Governance and Nominating committee, Ms. Beinecke has been actively involved in governance-related discussions with our shareholders. As Lead Trustee, Ms. Beinecke has worked closely with our Chairman, Mr. Roth, to develop Board meeting agenda items and ensure sufficient time allocation to these items and has facilitated robust discussions regarding long-term strategy and shareholder value creation and talent retention and development.

The strong working relationships among the Lead Trustee, Chairman and other Trustees are supported by a board governance culture that fosters open communications among the members, both during meetings and in the intervals between meetings. Open communication is important to develop an understanding of issues, promote appropriate oversight, and encourage the frank discussion of matters essential to leading a complex and dynamic enterprise.

Board Refreshment

In December 2016, we welcomed a new member, Ms. Mandakini Puri, to our Board of Trustees. We are committed to ongoing Board refreshment and will continue to actively pursue qualified, diverse candidates for election to our Board.

Committees of the Board of Trustees

The Board has an Executive Committee, an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Other than the Executive Committee, each committee is comprised solely of independent Trustees.

The Board held 10 meetings during 2017. Each Trustee attended at least 75% of the combined total of the meetings of the Board and all committees on which he or she served during 2017.

In addition to full meetings of the Board, our non-management Trustees met seven times in sessions without members of management present. Ms. Beinecke, as Lead Trustee, acted as presiding member during these non-management sessions. We do not have a policy with regard to Trustees' attendance at Annual Meetings of Shareholders. All of our Trustees serving at the time of our 2017 Annual Meeting of Shareholders were present at the meeting.

Executive Committee

The Executive Committee possesses and may exercise certain powers of the Board in the direction of the management of the business and affairs of the Company. The Executive Committee consists of three members, Mr. Roth, Ms. Beinecke and Mr. Wight. Mr. Roth is the Chairman of the Executive Committee. The Executive Committee did not meet in 2017.

Audit Committee

The Audit Committee held five meetings during 2017. The members of the Audit Committee are Dr. West, as Chairman, Ms. Puri and Mr. Tisch. Until May 18, 2017, Mr. Kogod served on our Audit Committee. Ms. Puri joined our Audit Committee on that date.

The Board has adopted a written Audit Committee Charter, which sets forth the membership requirements and responsibilities of the Audit Committee, among other matters. The Audit Committee Charter is available on our website (www.vno.com/governance/committee-charters). The Board has determined that all existing Audit Committee members meet the NYSE and SEC standards for independence and the NYSE standards for financial literacy. Previously our Board had determined that Mr. Kogod had met those standards during his service on the Audit Committee.

The Board has determined that each of Dr. West, Ms. Puri and Mr. Tisch is an "audit committee financial expert," as defined by SEC Regulation S-K (and thus has three such experts serving on its Audit Committee)

2018 PROXY STATEMENT	VORNADO REALTY TRUST	15

and that each of such persons also meets the NYSE standards for financial management expertise. The Board reached this conclusion based on the relevant experience of each of Dr. West, Ms. Puri and Mr. Tisch, including as described above under "Biographies of our Trustees."

The Audit Committee's purposes are to: (i) assist the Board in its oversight of (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) the independent registered public accounting firm's qualifications and independence and (d) the performance of the independent registered public accounting firm and the Company's internal audit function; and (ii) prepare an Audit Committee report as required by the SEC for inclusion in our annual proxy statement. The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of our financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements prior to the filing of our Annual Report on Form 10-K, reviewing our quarterly financial statements prior to the filing of each of our Quarterly Reports on Form 10-Q and annually auditing the effectiveness of internal control over financial reporting and other procedures. Persons interested in contacting our Audit Committee members with regard to accounting, auditing or financial concerns will find information on how to do so on our website (www.vno.com/governance/confidential-board-contact).

Compensation Committee

The Compensation Committee is responsible for establishing the terms of the compensation of the executive officers and the granting and administration of awards under the Company's omnibus share plans. The committee, which held five meetings during 2017, consists of the following members: Mr. Lynne, as Chairman, Dr. West and Mr. Tisch. All members of the Compensation Committee have been determined by the Board to be independent. The Board has adopted a written Compensation Committee Charter which is available on our website (www.vno.com/governance/committee-charters).

Compensation decisions for our executive officers are made by the Compensation Committee. Decisions regarding compensation of other employees are made by our Chief Executive Officer and are subject to review and approval of the Compensation Committee. Compensation decisions for our Trustees are made by the Compensation Committee and/or the full Board.

The agenda for meetings of the Compensation Committee is determined by its Chairman with the assistance of the Company's Secretary and/or other members of management. Compensation Committee meetings are attended from time to time by members of management at the invitation of the Compensation Committee. The Compensation Committee's Chairman reports the committee's determination of executive compensation to the Board. The Compensation Committee has authority under its charter to elect, retain and approve fees for, and to terminate the engagement of, compensation consultants, special counsel or other experts or consultants as it deems appropriate to assist in the fulfillment of its responsibilities. The Compensation Committee reviews the total fees paid by us to outside consultants to ensure that such consultants maintain their objectivity and independence when rendering advice to the committee. The Compensation Committee may receive advice from compensation consultants, special counsel or other experts or consultants only after consideration of relevant factors related to their fees, services and potential conflicts of interests, as outlined in the Compensation Committee's Charter.

The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee. In particular, the Compensation Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the committee who are (i) "Non-Employee Directors" for the purposes of SEC Rule 16b-3; and (ii) "outside directors" for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. Currently, all members of the Compensation Committee meet these criteria.

See "Compensation Discussion and Analysis" below for a discussion of the role of executive officers in determining or recommending compensation for our executive officers. We have also included under

16	VORNADO REALTY TRUST	2018 PROXY STATEMENT

"Compensation Discussion and Analysis" a discussion of the role of compensation consultants in determining or recommending the amount or form of executive or Trustee compensation.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee, which met once during 2017, consists of Ms. Beinecke, as Chair, and Messrs. Mandelbaum and Wight. In addition, during 2017, members of the Corporate Governance and Nominating Committee led several discussions of governance matters with the full Board. Further, in the past year Ms. Beinecke (and members of management) met in person or telephonically with several significant shareholders to discuss our governance practices. Each of Ms. Beinecke and Messrs. Mandelbaum and Wight has been determined by the Board to be independent. The Board has adopted a written Corporate Governance and Nominating Committee Charter, which is available on our website (www.vno.com/governance/committee-charters). The committee's responsibilities include the selection of potential candidates for the Board and the development and review of our governance principles. It also reviews Trustee compensation and benefits, and oversees annual self-evaluations of the Board and its committees. The committee also makes recommendations to the Board concerning the structure and membership of the other Board committees as well as management succession plans. The committee selects and evaluates candidates for the Board in accordance with the criteria set out in the Company's Corporate Governance Guidelines and as are set forth below. The committee is then responsible for recommending to the Board a slate of candidates for Trustee positions for the Board's approval. Generally, candidates for a position as a member of the Board are suggested by existing Board members; however, the Corporate Governance and Nominating Committee will consider shareholder recommendations for candidates for the Board sent to the Corporate Governance and Nominating Committee, c/o Alan J. Rice, Secretary, Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10019, and will evaluate any such recommendations using the criteria set forth in the Corporate Governance and Nominating Committee Charter and our Corporate Governance Guidelines.

The Board's Role in Risk Oversight

While day-to-day risk management is primarily the responsibility of the Company's senior management team, the Board of Trustees is responsible for the overall supervision of the Company's risk management activities. The Board's oversight of the material risks faced by our Company occurs at both the full Board level and at the committee level. The Board's role in the Company's risk oversight process includes receiving reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate "risk owner" within our organization or in connection with other management-prepared presentations of risk to enable the Board (or committee, as applicable) to understand our risk identification, risk management and risk mitigation strategies. By "risk owner," we mean that person or group of persons who is or are primarily responsible for overseeing a particular risk. As part of its charter, the Audit Committee discusses our policies with respect to risk assessment and risk management and reports to the full Board its conclusions as a partial basis for further discussion by the full Board. This enables the Board and the applicable committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. In addition to the Board's review of risks applicable to the Company generally, the Board conducts regular strategic and personnel reviews.

*  *  *  *  *

Persons wishing to contact the independent members of the Board should call (866) 537-4644. A recording of each phone call to this number will be sent to one independent member of the Audit Committee as well as to a member of management who may respond to any such call if the caller provides a return number. This means of contact should not be used for solicitations or communications with us of a general nature. Information on how to contact us generally is available on our website (www.vno.com).

2018 PROXY STATEMENT	VORNADO REALTY TRUST	17

PRINCIPAL SECURITY HOLDERS

The following table lists the number of Shares and Units beneficially owned, as of March 19, 2018, by (i) each person who holds more than a 5% interest in the Company or our operating partnership, Vornado Realty L.P., a Delaware limited partnership (the "Operating Partnership"), (ii) Trustees of the Company, (iii) the executive officers of the Company defined as "Named Executive Officers" in "Executive Compensation" below, and (iv) the Trustees and all current executive officers of the Company as a group. Unless otherwise specified, "Units" are Class A units of limited partnership interest of our Operating Partnership and other classes of units convertible into Class A units. The Company's ownership of Units is not reflected in the table but is described in footnotes (1) and (2).

Name of Beneficial Owner	Address of Beneficial Owner	Number of Shares and Units Beneficially Owned(1)(2)	Percent of All Shares(1)(2)(3)	Percent of All Shares and Units(1)(2)(4)

Named Executive Officers and Trustees
Steven Roth(5)(6)(7)(8)	(9)	9,969,470	5.20%	4.89%
David Mandelbaum(5)(8)(10)	(9)	8,960,622	4.71%	4.42%
Russell B. Wight, Jr.(5)(8)(11)	(9)	5,959,379	3.13%	2.94%
Michael D. Fascitelli(7)(8)(12)	(9)	2,921,370	1.53%	1.43%
Robert P. Kogod(8)(13)	(9)	2,062,086	1.08%	1.02%
David R. Greenbaum(7)(8)(14)	(9)	825,123	*	*
Joseph Macnow(7)(8)(15)	(9)	316,526	*	*
Michael J. Franco(7)(8)	(9)	257,708	*	*
Mitchell N. Schear(8)	(9)	186,441	*	*
Daniel R. Tisch(8)(16)	(9)	62,950	*	*
Richard R. West(8)(17)	(9)	36,733	*	*
Candace K. Beinecke(8)	(9)	13,520	*	*
Stephen Theriot(8)	(9)	8,231	*	*
Michael Lynne(8)	(9)	13,312	*	*
Mandakini Puri(8)	(9)	0	*	*
All Trustees and executive officers as a group (15 persons)(7)(8)	(9)	20,586,375	10.56%	10.04%
Other Beneficial Owners
The Vanguard Group, Inc.(18)	100 Vanguard Blvd Malvern, PA 19355	30,211,674	15.89%	14.90%
Vanguard Specialized Funds—Vanguard REIT Index Fund(19)	100 Vanguard Blvd Malvern, PA 19355	11,481,507	6.04%	5.66%
BlackRock, Inc.(20)	55 East 52nd Street New York, NY 10022	17,002,601	8.94%	8.38%
Norges Bank (The Central Bank of Norway)(21)	Bankplassen 2 PO Box 1179 Sentrum NO 0107 Oslo Norway	12,382,373	6.51%	6.11%
State Street Corporation(22)	One Lincoln Street Boston, MA 02111	9,703,831	5.10%	4.78%

*
Less than 1%.

18	VORNADO REALTY TRUST	2018 PROXY STATEMENT

(1)
Unless otherwise indicated, each person is the direct owner of, and has sole voting power and sole investment power with respect to, such Shares and Units. Numbers and percentages in the table are based on 190,167,582 Shares and 12,655,407 Units (other than Units held by the Company) outstanding as of March 19, 2018.

(2)
In April 1997, the Company transferred substantially all of its assets to the Operating Partnership. As a result, the Company conducts its business through, and substantially all of its interests in properties are held by, the Operating Partnership. The Company is the sole general partner of, and owned approximately 94% of the Units of, the Operating Partnership as of March 19, 2018 (one Unit for each Share outstanding). Generally, any time after one year from the date of issuance (or two years in the case of certain holders), holders of Units (other than the Company) have the right to have their Units redeemed in whole or in part by the Operating Partnership for cash equal to the fair market value, at the time of redemption, of one Share for each Unit redeemed or, at the option of the Company, cash or one Share for each Unit tendered, subject to customary anti-dilution provisions (the "Unit Redemption Right"). Holders of Units may be able to sell publicly Shares received upon the exercise of their Unit Redemption Right pursuant to registration rights agreements with the Company or otherwise pursuant to applicable securities laws and rules. The Company has filed registration statements with the SEC to register the issuance or resale of certain of the Shares issuable upon the exercise of the Unit Redemption Right.

(3)
The total number of Shares outstanding used in calculating this percentage assumes that all Shares that each person has the right to acquire within 60 days of the record date (pursuant to the exercise of options or upon the redemption or conversion of other Company or Operating Partnership securities for or into Shares) are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

(4)
The total number of Shares and Units outstanding used in calculating this percentage assumes that all Shares and Units that each person has the right to acquire within 60 days of the record date (pursuant to the exercise of options or upon the redemption or conversion of Company or Operating Partnership securities for or into Shares or Units) are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

(5)
Interstate, a partnership of which Messrs. Roth, Wight and Mandelbaum are, directly or indirectly, the three general partners, owns 5,503,548 Shares. These Shares are included in the total Shares and the percentage of class for each of them. Messrs. Roth, Wight and Mandelbaum share voting power and investment power with respect to these Shares.

(6)
Includes 3,873 Shares owned by the Daryl and Steven Roth Foundation over which Mr. Roth holds sole voting power and sole investment power. Does not include 37,299 Shares owned by Mr. Roth's spouse, as to which Mr. Roth disclaims any beneficial interest.

(7)
The number of Shares beneficially owned by the following persons includes the number of Shares indicated due to the vesting of options: Steven Roth—887,022; Michael D. Fascitelli—887,022; David R. Greenbaum—249,600; Joseph Macnow—199,144; Michael J. Franco—80,906; and all Trustees and executive officers as a group—2,303,694.

(8)
The number of Shares and Units (but not the number of Shares alone) beneficially owned by the following persons also includes the number of vested and redeemable restricted units (as described below) as indicated: Steven Roth—37,964; David Mandelbaum—8,236; Russell B. Wight, Jr.—8,236; Michael D. Fascitelli—3,898; Robert P. Kogod—8,236; David R. Greenbaum—20,991; Joseph Macnow—14,871; Michael J. Franco—18,054; Mitchell N. Schear—27,727; Daniel R. Tisch—7,950; Richard R. West—7,628; Candace K. Beinecke—10,777; Michael Lynne—11,040; Stephen W. Theriot—6,940; Mandakini Puri—0; and all Trustees and executive officers as a group—192,548. The number of Shares or Units beneficially owned by the following persons does not include the number of unvested or unredeemable restricted units as indicated: Steven Roth—186,512; David Mandelbaum—3,928; Russell B. Wight, Jr.—3,928; Michael D. Fascitelli—3,928; Robert P. Kogod—3,928; David R, Greenbaum—112,686; Joseph Macnow—77,144; Michael J. Franco—144,619; Mitchell N. Schear—17,163; Daniel R. Tisch—3,928; Richard R. West—3,928; Candace K. Beinecke—3,928; Michael Lynne—3,928; Stephen W. Theriot—11,952; Mandakini Puri—4,034; and all Trustees and executive officers as a group—585,534. The number of Shares or Units beneficially owned by

2018 PROXY STATEMENT	VORNADO REALTY TRUST	19

  the following persons also includes the number of earned and vested Outperformance Plan Units ("OPP Units") as indicated: Steven Roth—72,258; David R. Greenbaum—19,298; Joseph Macnow—14,905; Michael J. Franco—18,437; Mitchell N. Schear—23,030; and all Trustees and executive officers as a group—147,928. The number of Shares or Units beneficially owned by the following persons does not include the number of unearned and unvested OPP Units as indicated: Steven Roth—667,576; David R. Greenbaum—224,204; Joseph Macnow—146,364; Michael J. Franco—208,838; Mitchell N. Schear—36,941; Stephen W. Theriot—29,285; and all Trustees and executive officers as a group—1,313,208.

(9)
The address of such person(s) is c/o Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10019.

(10)
Of these Shares, 2,909,252 are held in a partnership of which the general partner is Mr. Mandelbaum and the limited partners are Mr. Mandelbaum and trusts for the benefit of Mr. Mandelbaum and his issue. In addition, 122,002 of these Shares are held in trusts for the benefit of Mr. Mandelbaum's grandchildren.

(11)
Includes 31,907 Shares owned by the Wight Foundation, over which Mr. Wight holds sole voting power and sole investment power. Does not include 20,575 Shares owned by the spouse and children of Mr. Wight as to which Mr. Wight disclaims any beneficial interest.

(12)
The number of Shares beneficially owned by Mr. Fascitelli includes 67,537 Shares held by a limited partnership and 105,191 Shares held in a limited liability company and does not include 3,150 Shares owned by his children as to which Mr. Fascitelli disclaims any beneficial interest.

(13)
Includes 1,099,796 Units held through corporations (individually or jointly with his spouse). Excludes 188,972 Shares/Units held by his spouse as to which Mr. Kogod disclaims any beneficial interest.

(14)
Includes 49,817 Units held by a limited liability company and 71,137 Shares held in grantor trusts and 30,700 Shares held in a family trust. Excludes 53,960 Shares and 3,040 Units held in trusts for the benefit of his children and 12,948 Units held by his spouse as to which Mr. Greenbaum disclaims any beneficial interest.

(15)
Excludes 4,884 Shares held by Mr. Macnow's spouse.

(16)
50,000 of these Shares are held through a foundation. Mr. Tisch maintains the right to control the vote and disposition of these Shares, but disclaims any pecuniary interest therein.

(17)
Dr. West and his wife own 3,231 of these Shares jointly. Also included are 1,953 Shares that may be acquired upon conversion of 1,000 Series A preferred shares of beneficial interest owned by Dr. West.

(18)
According to an amendment to Schedule 13G filed on February 9, 2018.

(19)
According to an amendment to Schedule 13G filed on February 2, 2018.

(20)
According to an amendment to Schedule 13G filed on January 23, 2018.

(21)
According to an amendment to Schedule 13 G filed on January 5, 2018.

(22)
According to a Schedule 13G filed on February 13, 2018.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our Trustees and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, certain classes of our equity securities with the SEC. Such Trustees, executive officers and 10% shareholders are also required to furnish us with copies of all Section 16(a) reports they file.

Based solely on a review of the Forms 3, 4 and 5, and any amendments thereto, furnished to us, and on written representations from certain reporting persons, we believe that the only filing deficiency under Section 16(a) by our trustees, executive officers and 10% shareholders in the year ended December 31, 2017 (or in 2018, prior to the mailing of this proxy statement) was one late filing by Ms. Candace K. Beinecke, a trustee, with regard to one transaction reported on a Form 4.

20	VORNADO REALTY TRUST	2018 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

One of the fundamental objectives of our Compensation Committee is to ensure we provide a comprehensive compensation program that aids us in our efforts to attract, retain and appropriately reward a "best-in-class" executive management team. Such a program is critical to our achieving continued success in the highly-competitive commercial real estate industry. To better align the interests of our executive officers with those of our shareholders in a pay-for-performance setting, a significant portion of each executive's total compensation is variable through a combination of performance-based, short- and long-term incentives, which are described in more detail below.

The objectives of our executive compensation program are to:

•
Retain a highly-experienced, "best-in-class" team of executives who have worked together as a team for a long period of time and who make major contributions to our success.

•
Attract other highly-qualified executives to strengthen that team as needed.

•
Motivate our executives to contribute to the achievement of company-wide and business-unit goals as well as to pursue individual goals.

•
Emphasize equity-based incentives with long-term performance measurement periods and vesting conditions.

•
Align the interests of executives with shareholders by linking payouts under annual incentives to performance measures that promote the creation of long-term shareholder value.

•
Achieve an appropriate balance between risk and reward in our compensation programs that does not encourage excessive or inappropriate risk-taking.

Our executive compensation program is intended to reward the achievement of annual, long-term and strategic goals of both the Company and the individual executive. In order to achieve these intentions, our executive compensation program includes both fixed and variable components, as well as annual and long-term components, as described below. In particular, for our Chairman and Chief Executive Officer (or "CEO"), a majority of his compensation has been provided in the form of equity compensation. This equity compensation is awarded in a combination of "future performance" awards and/or time-based vesting provisions. The "future performance" awards made in 2018 (for 2017 performance) to our CEO and other named executive officers (who are identified in the Summary Compensation Table below, the "Named Executive Officers" or "NEOs") are subject to multi-year TSR performance (OPP Units). In addition to our NEOs, our Executive Vice Presidents also received OPP Units in 2018 (for 2017 performance). "TSR" means our total shareholder return including dividends. The "future performance" requirements and/or time-based vesting provisions are designed to ensure that the value of our CEO's ultimately realized compensation is based on our share price performance, further aligning his interests with those of the Company and our shareholders. "OPP" means our outperformance plans and "OPP Units" are the awards granted under those plans. Awards made to executives other than our CEO and other Named Executive Officers in 2018 (for 2017 performance) were in the form of Appreciation-Only Long-Term Incentive Plan ("AO LTIP") grants. Executive Vice Presidents other than our NEO's received awards of both AO LTIP Units as well as OPP Units. AO LTIPs are awards of units in our Operating Partnership ("AO LTIP Units") that only have value if our share price at the time of conversion has increased from the share price on the date of grant.

2018 PROXY STATEMENT	VORNADO REALTY TRUST	21

In addition to the goals and objectives of our compensation program, we are also committed to promoting appropriate governance that serves the interests of both our executive management team and shareholders. The table below highlights key features of our senior executive compensation and governance programs:

✓ WHAT WE DO	× WHAT WE DON'T DO
✓ Directly align pay with performance as evidenced by our annual bonus program, which is formula-driven and our annual equity awards, which are tied to a material increase in our share price or absolute and relative TSR	× No excise tax gross-up provisions
✓ Create significant alignment with shareholders and pay the majority of our executive compensation in the form of equity	× No guaranteed cash incentives, equity compensation or salary increases for Named Executive Officers
✓ Maintain a cap on incentive compensation payments	× No excessive perquisites or benefits
✓ Include robust hurdles in our Outperformance Plans based on absolute and relative TSR performance over a 3-year period to encourage long-term strategic planning	× No dividends or distributions on unearned equity awards subject to performance-based vesting (except limited distributions for tax purposes)
✓ Mandatory hold periods. Members of senior management receive OPP Units with a 1-year holding period on earned awards after vesting	× No excessive retirement benefits
✓ Robust equity ownership requirements CEO: 6x salary Other executives: 3x salary Trustees: 5x cash retainer	× No hedging or pledging of our equity securities
✓ "Double trigger" acceleration of the vesting of any unvested equity awards in connection with a change of control	× No golden parachute for our CEO
✓ Clawback policy	× No repricing of options
✓ Annual compensation risk assessment
✓ Annual say-on-pay vote
✓ Independent compensation consultant

As an indication of the positive response of our shareholders to our approach, at our 2017 Annual Meeting approximately 97% of the votes cast on our advisory vote on executive compensation were cast FOR our compensation program. Our Compensation Committee considered the results of the 2017 votes and has continued our compensation program design which it believes embodies shareholder-friendly practices.

22	VORNADO REALTY TRUST	2018 PROXY STATEMENT

Business Highlights

During 2017, we continued our simplification and focusing strategy while recording strong financial results. For 2017, the following highlights were among the factors considered in the compensation decision process:

•

We made significant progress in furthering our simplification and focus strategy by completing the spin-off our Washington, D.C. segment and combining it with the management business and certain Washington, D.C. assets of The JBG Companies, a Washington D.C. real estate company. The combined company, JBG SMITH Properties (NYSE: JBGS), is the largest, market-leading, best-in-class, pure-play Washington, D.C. real estate company. Over the past several years, including the spin-off of Urban Edge Properties and the JBG SMITH Properties transaction, we have distributed $9.7 billion of assets to shareholders and exited $6.2 billion of non-core assets.

•

Net Operating Income ("NOI") at share increased by $37.3 million in 2017 over 2016. ("NOI" is our total revenues less our operating expenses. "NOI at share" means our NOI less NOI attributable to non-controlling interests in consolidated subsidiaries plus our share of NOI from partially owned entities.) Please refer to page 53 of the Company's Annual Report on Form 10-K for the year ended December 31, 2017 for a reconciliation of NOI at share to the most comparable measure presented in accordance with Generally Accepted Accounting Principles applicable in the United States ("GAAP").

• We achieved a 2.7% increase in same store NOI at share in 2017 over 2016 for our New York Office and Retail portfolio, theMART and our 555 California Street complex.

•

FFO, as adjusted, increased $30.4 million (or $0.14 per diluted share) in 2017 over 2016. "FFO" means our funds from operations as defined by the National Association of Real Estate Investment Trusts (NAREIT). "FFO, as adjusted," means our FFO as adjusted to exclude non-comparable gains and losses, impairments and non-real estate-related items. Please refer to Annex D to this Proxy Statement for a reconciliation of FFO, as adjusted, to the most comparable measure presented in accordance with GAAP. Please refer to page 33 of the Company's Annual Report on Form 10-K for the year ended December 31, 2017 for a reconciliation of FFO to the most comparable measure presented in accordance with GAAP.

• In 2017, we completed $4.8 billion of financings in 10 transactions.

•

Strong leasing performance in 2017. In our New York portfolio, we leased approximately 1,900,000 square feet of office space with strong mark-to-markets of 12.8% GAAP (as defined below) and 9.9% cash and 126,000 square feet of retail space with positive mark-to-markets of 26.5% GAAP and 25.4% cash.

• In 2017, we made a $230 million upfront contribution for the acquisition of a 99-year leasehold of the Farley Post Office (a 50.1% interest).

Compensation Components

Our Named Executive Officers' compensation currently has three primary components:

•
annual base salary;

•
annual incentive awards, which include cash payments and/or awards of equity; and

•
long-term equity incentives, which include restricted units and long-term incentive performance awards such as those awarded under our OPP.

The overall levels of compensation and the allocation among these components are determined annually by our Compensation Committee based upon an analysis of the Company's performance during the year and a review of the prevailing competitive market for executive talent in which we operate. Historically, a substantial majority of the total compensation for our CEO has been in the form of long-term equity awards, including performance-based awards subject to material performance thresholds such as those awarded under our OPP. These longer-term awards further the Compensation Committee's desire to directly align management and

2018 PROXY STATEMENT	VORNADO REALTY TRUST	23

shareholder interests and to provide incentives for each executive to successfully implement our long-term strategic goals.

The components of our compensation program for our senior management can be described as shown in the chart below. As noted below, each component of compensation is subject to a cap.

PAY ELEMENT	COMPENSATION TYPE	OBJECTIVE AND KEY FEATURES
Base Salary	Cash	Objective: To provide an appropriate level of fixed compensation that will promote executive retention and recruitment
Key Features/Actions:

•

Fixed Compensation

•

No executive receives in excess of $1,000,000 in salary (not including the effect of an "extra" pay period in 2016)

•

NEO base salaries were unchanged for 2017 from 2016, nor have there been any increases in NEO base salary levels for the past several years

Annual Incentive Awards	Short-Term Variable Incentive Cash and Restricted Equity	Objective: To reward the achievement of financial and operating objectives based on the Compensation Committee's quantitative and qualitative assessment of the executive's contributions to that performance. All or a portion of such award is typically given in restricted equity to further align executive's interests with those of shareholders.
Key Features/Actions:

•

Variable, short-term cash compensation and time-based equity awards

•

Funded upon the achievement of a threshold level of FFO, as adjusted

•

Aggregate pool capped at 1.25% of FFO, as adjusted

•

Allocated based on objective and subjective Company, business unit and individual performance

•

Committee can decide to pay out less than the full amount of the funded pool

24	VORNADO REALTY TRUST	2018 PROXY STATEMENT

PAY ELEMENT	COMPENSATION TYPE	OBJECTIVE AND KEY FEATURES
Annual Restricted Equity Grants	Long-Term Variable Incentive Equity	Objective: To align executive and shareholder interests, promote executive retention with multi-year vesting and provide stable long-term compensation.
Key Features/Actions: • Vest ratably over a four-year period • Subject to a two-year holding period (regardless of vesting) and a "book-up" event (typically an increase in Share price) to have value

Outperformance Plan	Long-Term Variable Incentive At-Risk Equity	Objective: Designed to enhance the pay-for-performance structure and shareholder alignment, while motivating and rewarding senior management for superior TSR performance based on rigorous absolute and relative hurdles.
Key Features/Actions:

•

Only provides value to our executives upon the creation of meaningful shareholder value above specified hurdles over a three-year performance period

•

Subject to a maximum plan value of $35 million (for grants in 2018)

•

Under the Absolute TSR component, the Company must achieve a return in excess of 21% (or 7% per annum) for OPP Units to earn any value

•

Under the Relative TSR Component, the Company must achieve a return above an applicable industry index or indices (the "Index") for OPP Units to earn any value. The 2018 Plan used the SNL Office Index (70%) and the SNL Retail Index (30%).

•

Under the Relative TSR Component, to the extent the Company underperforms the Index by more than 600 basis points (or 200 basis points per annum), the Absolute TSR Component payout, if any, is reduced

2018 PROXY STATEMENT	VORNADO REALTY TRUST	25

PAY ELEMENT	COMPENSATION TYPE	OBJECTIVE AND KEY FEATURES

•

The Relative TSR Component value is reduced if the Absolute TSR is below 3% per annum with a maximum payout of 50% of the awards if the Absolute TSR is less than 0%

•

Earned payouts are subject to two years of additional time-based vesting and an additional one year holding period following vesting

AO LTIP	Long-Term Variable Incentive At-Risk Equity	Appreciation-Only Long-Term Incentive Plan Units ("AO LTIP Units") are grants of interests in Vornado Realty L.P. which are intended to replicate the non-tax economic characteristics of option grants. AO LTIP Units are awarded with a strike price never lower than the price of one Share on the date of grant and are convertible into class A common units of Vornado Realty L.P. having a value equal to the excess of the Company's common share price on the date of conversion over the strike price. Awards of AO LTIP Units were made in 2018 (for 2017 performance) to executives other than NEOs. No NEOs have received awards of AO LTIPs.
Objective: Designed to enhance our pay-for-performance structure and shareholder alignment, while motivating and rewarding senior management for superior share price performance
Key Features/Actions:

•

Awards only have value upon conversion to the extent of an increase in the Company's share price

•

Vest over four years

•

Convertible for 10 years.

•

Subject to a two-year holding period (regardless of vesting) and a "book-up" event (typically an increase in Share price) to have value

26	VORNADO REALTY TRUST	2018 PROXY STATEMENT

Pay Mix

We believe that the executive management team's compensation should be appropriately at-risk and meaningfully dependent upon the achievement of robust and objective performance requirements. As illustrated below, approximately 91% of the Chief Executive Officer's total direct 2017 compensation and 77% of the other NEOs' total direct 2017 compensation is variable and subject to Company and individual performance results; as a subset of variable compensation, approximately 49% of our Chief Executive Officer's total direct 2017 compensation and 28% of the other NEOs' total direct 2017 compensation reflects pay at-risk based on prospective TSR performance.

Approach of this Compensation Discussion and Analysis Section

This Compensation Discussion and Analysis, or "CD&A," describes our executive compensation program for fiscal year 2017, certain elements of our 2018 program and the executive pay philosophy adhered to by our Compensation Committee in making executive compensation decisions. We use our executive compensation program to attract, retain and appropriately reward the members of our senior executive management team who lead our Company. In particular, this CD&A explains how the Compensation Committee made 2017 compensation decisions for our senior executive management team, including the following named executive officers (the "Named Executive Officers" or "NEOs"):

•
Steven Roth, Chairman and Chief Executive Officer (our "CEO")

•
Joseph Macnow, Chief Financial Officer and Chief Administrative Officer since February 15, 2017 and, prior to that, our Executive Vice President—Finance and Chief Administrative Officer

•
Stephen W. Theriot, Chief Financial Officer until February 15, 2017 (when he became Chief Financial Officer of JBG SMITH which was a wholly owned subsidiary of the Company in Washington, D.C. until the consummation of the Washington Spin on July 18, 2017)

•
David R. Greenbaum, President, New York Division

•
Michael J. Franco, Executive Vice President and Chief Investment Officer

•
Mitchell N. Schear, President—Vornado/Charles E. Smith Washington, D.C. Division until July 18, 2017 upon the consummation of the Washington Spin

2018 PROXY STATEMENT	VORNADO REALTY TRUST	27

Biographical information for our current Named Executive Officers is available in Part III to our Form 10-K for the year ended 2017, as filed with the SEC.

Under the rules and regulations of the SEC, each year the "Summary Compensation Table" must disclose the salary paid and cash bonus earned during that year. This table also requires disclosure of all equity-based awards in the year granted, even if that year is different than the year such compensation was earned. Because the equity we grant in any one year is awarded in recognition of performance in the prior year, the SEC's approach requires that we disclose our equity awards granted in respect of 2016 performance on the 2017 line in the Summary Compensation Table. Although we believe the most appropriate disclosure of our executive compensation would combine the annual cash compensation paid in 2017 (for instance) with the equity-based compensation granted in 2018 for 2017 performance, the rules and regulations do not permit that. In other words, we grant our annual incentives and equity-based compensation and make our compensation decisions retrospectively—in the first quarter of a fiscal year for the actual performance of an executive in the just-then-completed prior year. To more accurately present our compensation information in line with how our decisions are actually made (as described in more detail below under "—Comparison of 2015-2017 Total Direct Compensation"), the following discussion of compensation is with respect to both the annual incentive paid with respect to a stated year combined with the equity being granted following the close of that applicable year after performance has been assessed.

In addition, Mr. Franco's four-year employment agreement, entered into in 2014, provided that Mr. Franco would be entitled to a grant of $2,000,000 in face amount of restricted units (vesting in one year) on his three-year anniversary in 2017 (the "Employment Agreement Grant"). In January 2017, the Company granted Mr. Franco that equity and an additional grant of $3,000,000 in face amount of restricted units (vesting on the fourth anniversary of the date of grant) as consideration for superior service rendered in connection with the formation of JBG SMITH and the Washington Spin (the "Special Service Grant" and, together with the Employment Agreement Grant, the "Contract and Service Grants"). The aggregate Fair Value (as defined below) of these grants was $4,900,187. We view these grants to not be reflective of historic and on-going compensation levels and, consequently, in certain specified circumstances in this discussion, we have provided information in two formats: one including the impact of the Contract and Service Grants and one excluding that impact.

How Pay Aligns with Performance

2017 Performance Metrics Considered

For 2017 compensation, among the factors considered, both objectively and subjectively, were the changes in the Company's and the applicable division's operating and performance results during the year (NOI at share, FFO, as adjusted, and FFO), our TSR for the year, and the factors mentioned below. Increases or decreases in pay and allocations for 2017, 2016 and 2015 of various compensation elements to our Named Executive Officers were based, in part, upon the results of our review of these factors. "NOI" (or Net Operating Income) means total revenues less operating expenses. "FFO" means funds from operations as defined by the National Association of Real Estate Investment Trusts (NAREIT). "FFO, as adjusted," means FFO as adjusted to exclude non-comparable gains and losses, impairments and non-real estate-related items. Each of these metrics is provided in our regular annual and quarterly reports as well as reconciliations to the most comparable metric presented in accordance with Generally Accepted Accounting Principles applicable in the United States ("GAAP"). Although they are non-GAAP metrics, we use these metrics in making our compensation decisions because they facilitate meaningful comparisons in operating performance between periods and among our peers. TSR means our total shareholder return (including dividends) for a given period. Our NOI at share, FFO, as adjusted, FFO and TSR for 2017, 2016 and 2015 are presented below.

28	VORNADO REALTY TRUST	2018 PROXY STATEMENT

Metrics Considered

	2017	2016	2015

NOI at share	$1,401 million	$1,364 million	$1,342 million
FFO, as adjusted	$714 million	$683 million	$648 million
FFO	$718 million	$1,458 million	$1,039 million
1-year TSR	(4.3%)	7.3%	(3.9%)

Key Year-Over-Year Comparisons

Our TSR for 2017 was a negative 4.3% while that of the Office REIT was 5.3%. For 2017, we have kept flat our CEO's base compensation and annual incentive award (paid for 2017 in restricted units and for 2016 in cash) and the grant date value of restricted equity awards (as reflected in the "Total Direct Compensation Table" in this proxy statement). In addition, the total dollar value (after excluding the Contract and Service Grants made for 2016) of the long-term incentive awards for our CEO (and our other NEOs) was also kept flat for 2017. When making compensation decisions, we use the potentially earnable dollar amount of OPP awards ("Notional Amount") as one of the guideposts for year-over-year changes. We made changes to the terms of the 2018 OPP for 2017 performance and the 2017 OPP for 2016 performance to conform more closely to the standards for such plans adopted by other companies, including our peers. As a result of these changes and an increased volatility in our Share price, the accounting cost for a grant of the same Notional Amount of outperformance award increased for 2017 from 2016 and for 2016 from 2015. Consequently, while the aggregate actual salaries, bonuses, value of restricted equity awards and the Notional Amounts of outperformance awards were unchanged between 2017 and 2016 and between 2016 and 2015, the accounting cost for the aggregate compensation for our CEO and other NEOs increased by 0.8% for 2017 from 2016 and 2.5% for 2016 from 2015 (in each case not including the impact of the Contract and Service Grants). We also exclude from these comparisons the compensation of Messrs. Theriot and Schear as they only worked for the Company a partial year in 2017. Including the impact of the Contract and Service Grants, the accounting cost for the aggregate compensation for our CEO and other NEOs increased by 21.3% for 2016 from 2015.

Key Considerations

We operate in a highly competitive commercial real estate industry where we actively compete for business opportunities and executive talent. In determining annual incentive and long-term equity compensation levels earned for 2017, our Compensation Committee sought to find a balance among (i) appropriately rewarding the significant operational achievements by the Company during the year, as highlighted above, (ii) ensuring annual incentive, long-term equity and total compensation levels were in line with the prevailing competitive market and adequate to address our recruitment and retention needs and (iii) maintaining a balanced compensation program designed to foster alignment of management and shareholder interests in a manner that reflects evolving market "best practices" as well as views of our shareholders. No numerical weight is attributed to any one factor.

Alignment of Pay with Performance

Our Compensation Committee made compensation decisions for 2017 in line with our pay-for-performance philosophy.

•
For each of our NEOs, base salaries were maintained at 2016 levels (with no change since 2008) to focus on the performance-oriented components of compensation.

•
For our CEO, approximately 60% of his equity grants (other than grants in lieu of cash bonus which are described in footnote (2) of the Summary Compensation Table) were in the form of performance-based equity.

2018 PROXY STATEMENT	VORNADO REALTY TRUST	29

•
For our other NEOs, in the aggregate, approximately 60% of their equity grants (other than grants in lieu of cash bonus which are described in footnote (2) of the Summary Compensation Table) were in the form of performance-based equity.

To demonstrate the alignment of our pay with performance, the following chart illustrates how our CEO's Total Direct Compensation (as defined below under "—Comparison of 2015-2017 Total Direct Compensation") compares to our FFO, as adjusted, for the applicable year.

How We Determine Executive Compensation

Our Compensation Committee determines compensation for our Named Executive Officers and is comprised of three independent trustees, Michael Lynne (Chairman), Daniel R. Tisch and Dr. Richard R. West. Our Compensation Committee exercises independent judgment with respect to executive compensation matters and administers our equity incentive programs, including reviewing and approving equity grants to our executives pursuant to our 2010 Omnibus Share Plan (as may be amended, the "2010 Plan"). Our Compensation Committee operates under a written charter adopted by the Board, a copy of which is available on our website (www.vno.com/governance/committee-charters).

We make our compensation decisions generally in the first quarter of a fiscal year. These decisions cover the prior year and are based on the prior year's performance by the Company and/or division or functional area and that of the applicable executive. In addition, in the first quarter of a fiscal year, we establish that year's performance threshold for our formula-based, short-term annual incentive program.

Our decisions on compensation for our Named Executive Officers are based primarily upon our assessment of each executive's leadership, operational performance and potential to enhance long-term shareholder value. For our CEO, this assessment is made by the Compensation Committee. For our other Named Executive Officers, this assessment is initially made by our CEO subject to the review and approval of the Compensation Committee. Our annual, short-term incentive program provides for a minimum performance threshold for, and a cap on, a bonus pool comprising the aggregate dollar value of annual incentive awards we can make to our senior executive management team. We believe that this method, as opposed to an entirely formulaic method of determining compensation, provides us with the ability to adjust compensation based on a number of performance factors affecting an individual executive within a formulaic cap. It also has the added benefit of reducing the risk to the Company that could potentially be associated with entirely formulaic compensation decisions. Key factors we consider when making annual compensation decisions include: actual performance compared to the financial, operational and strategic goals established for the Company or the executive's operating division at the beginning of the year; the nature, scope and level of responsibilities; the contribution to the Company's financial results, particularly with respect to key metrics such as NOI at share, FFO, FFO, as adjusted, and TSR for the year; and the executive's contribution to the Company's commitment to corporate

30	VORNADO REALTY TRUST	2018 PROXY STATEMENT

responsibility, including success in creating a culture of unyielding integrity and compliance with applicable laws and our ethics policies. These factors may be considered on an absolute and/or relative basis with respect to other companies or indices.

In determining individual pay levels and opportunities, we also consider each executive's current salary and prior-year bonus (or annual incentive award), the value of an executive's equity stake in the Company, and the appropriate balance between incentives for long-term and short-term performance and the compensation paid to the executive's peers within the Company. We also consider competitive market compensation paid by other companies that operate in our business or that compete for the same talent pool, such as other S&P 500 REITs, other real estate companies operating in our core markets and, in some cases, investment banking, hedge fund and private equity firms. However, we do not formulaically tie our compensation decisions to any particular range or level of total compensation paid to executives at these companies.

In addition, we encourage alignment with shareholders' interests through long-term, equity-based compensation. We apportion cash payments and equity incentive awards as we think best in order to provide the appropriate incentives to meet our compensation objectives both individually and in the aggregate for executives and other employees. The factors we consider in evaluating compensation for any particular year may not be applicable to determinations in other years. Typically, our Chairman and CEO receives a higher proportion of his compensation in the form of equity than other Named Executive Officers who, in turn, receive a higher proportion of their compensation in the form of equity than our other employees. This allocation is based on (1) the relative seniority of the applicable executives and (2) a determination that the applicable executives should have a greater proportion of their compensation in a form that further aligns their interests with those of shareholders. We regularly review our compensation program to determine whether we have given the proper incentives to our Named Executive Officers to deliver superior performance on a cost-effective basis and for them to continue their careers with us.

Role of the Corporate Governance and Nominating Committee, the Compensation Committee, and the CEO

The Corporate Governance and Nominating Committee of our Board is responsible for evaluating potential candidates for Chairman and CEO, and for overseeing the development of executive succession plans. The Compensation Committee of our Board (1) reviews and approves the compensation of our executive officers and other employees whose total cash compensation exceeds $200,000 per year, (2) oversees the administration and implementation of our incentive compensation and other equity-based awards, and (3) regularly evaluates the effectiveness of our overall executive compensation program.

As part of this responsibility, the Compensation Committee oversees the design, development and implementation of the compensation program for our CEO and our other Named Executive Officers. The Compensation Committee evaluates the performance of our CEO and sets his compensation. Our CEO and the Compensation Committee together assess the performance of our other senior executives and determine their compensation, based on the initial recommendations of our CEO. The other Named Executive Officers do not play a role in determining their own compensation, other than discussing individual performance objectives with our CEO.

In support of these responsibilities, members of our senior executive management team, in conjunction with other senior executives, have the initial responsibility of reviewing the performance of the employees reporting to him or her and recommending compensation actions for such employees.

This process involves multiple meetings among our CEO, our Compensation Committee and our Compensation Committee's compensation consultant. Typically, in the third and fourth quarters of each year, these parties meet to discuss and establish an overall level of compensation for the year and the base compensation for the following year. For 2017, as has been our historical practice, our CEO obtained individual recommendations from division heads as to compensation levels for those persons reporting to the division heads. These recommendations are discussed among our CEO and the division heads prior to a recommendation being presented to the Compensation Committee. For our senior executive management team, other than our CEO, recommendations are prepared based upon discussions among the Compensation Committee and our CEO. These recommendations are based upon our objectives described above and may

2018 PROXY STATEMENT	VORNADO REALTY TRUST	31

include factors such as information obtained from compensation consultants. Our CEO discusses these recommendations with our other senior executives in one-on-one meetings. After these discussions, certain allocations or other aspects of compensation may be revised to some degree and the revised recommendations are presented to the Compensation Committee for discussion and review and, ultimately, through a continued process, approval. The compensation of our CEO is determined in accordance with a similar process involving direct discussions among the Compensation Committee, our CEO and the Compensation Committee's compensation consultants.

Role of Compensation Consultants

Our Compensation Committee has retained Willis Towers Watson Public Limited Company ("Willis Towers Watson") as its independent compensation consulting firm to provide the Compensation Committee with relevant data concerning the marketplace and our peer group as well as its own independent analysis and recommendations concerning executive compensation. Willis Towers Watson regularly participates in Compensation Committee meetings. Our Compensation Committee has the authority to set Willis Towers Watson's compensation and to replace Willis Towers Watson as its independent outside compensation consultant or hire additional consultants at any time. In addition, prior to the 2016 merger of Towers Watson & Co. with Willis Group, Willis Group had provided us with insurance-related services including services to our captive insurance company. Willis Towers Watson has continued to provide us with such insurance-related services and, in 2017, we paid Willis Towers Watson approximately $740,500 in fees for such services. In 2015, in light of the then anticipated merger of Towers Watson & Co. and Willis Group, the Compensation Committee assessed the independence of Willis Towers Watson pursuant to SEC rules (including Item 407(e)(3)(iv) of Regulation S-K) and the NYSE listing standards and concluded that no conflict of interest existed that would prevent Willis Towers Watson from independently advising the Compensation Committee. In particular, the Compensation Committee considered a presentation it received from Willis Towers Watson that described Willis Towers Watson's policies and procedures to prevent or mitigate conflicts of interest. The Compensation Committee also reviewed and was satisfied that there were no business or personal relationships between members of the Compensation Committee and the individuals at Willis Towers Watson supporting the Compensation Committee. The Compensation Committee considered that Willis Towers Watson reports directly to the Chair of the Compensation Committee and that the Compensation Committee has the authority to set Willis Towers Watson's compensation and to replace Willis Towers Watson as its independent outside compensation consultant or hire additional consultants at any time. Finally, the Compensation Committee considered other factors relevant to Willis Towers Watson's independence from management, including all of the factors set forth in the NYSE listing standards. The Compensation Committee regularly assesses the independence of its compensation consultants.

For 2017 compensation decisions, Willis Towers Watson prepared, among other reports, an analysis of compensation levels and performance at the following companies that it identified as peer companies within the context of the executive pay philosophy of the Compensation Committee: American Tower Corporation; Boston Properties, Inc.; CBRE Group, Inc.; Equity Residential; General Growth Properties, Inc.; HCP, Inc.; Host Hotels & Resorts, Inc.; Kimco Realty Corporation; ProLogis; Public Storage; Simon Property Group, Inc.; SL Green Realty Corp.; Welltower, Inc.; and Ventas, Inc. Our Compensation Committee has elected to use the foregoing executive compensation peer group, as the competitive landscape in which we compete for investment capital and executive talent is comprised of other publicly-traded REITs as well as real estate operating companies. Additionally, as many of our competitors in the markets in which we operate, particularly with respect to our New York division, are asset managers not structured as REITs and private entities such as real estate opportunity funds, sovereign wealth funds and pension funds, among others, our Compensation Committee, from time to time has also considered compensation levels and trends among our non-public competitors as obtained from surveys and other proprietary data sources.

Consistent with prior years, the Compensation Committee reviewed and discussed the analyses prepared by Willis Towers Watson, and determined that the analyses were useful in indicating that the compensation opportunities awarded to executive officers are in line with the prevailing competitive market. Furthermore, realized awards duly reflect the performance of the Company and the shareholder value created.

32	VORNADO REALTY TRUST	2018 PROXY STATEMENT

From time to time, the Company also engages the services of FTI Consulting, Inc., as a compensation consultant, to provide assistance with gathering and presenting third-party data used in determining industry-or market-specific results.

Analysis of Risk Associated with Our Executive Compensation Program

Our Compensation Committee has discussed the concept of risk as it relates to our executive compensation program and the Compensation Committee does not believe our executive compensation program encourages excessive or inappropriate risk-taking for the reasons stated below.

We structure our pay to consist of both fixed and variable compensation. The fixed portion (base salary) of compensation is designed to provide a base level of income regardless of our financial or share price performance.

The variable portions of compensation (annual incentive and equity) are designed to encourage and reward both short- and long-term corporate performance. For short-term performance, annual incentives are awarded based on the formulaic funding of our annual incentive pool and assessments of performance during the prior year. For long-term performance, our options, restricted shares, restricted units, AO LTIPs and awards under our OPP generally vest over three, four or five years. Awards of options, AO LTIPs Units or OPP Units only have value if our Share price increases over time. Awards of restricted units only have an ability to be redeemed for Shares if our Share price increases over time. Awards of restricted shares only increase in value if our Share price increases over time. Awards of AO LTIPs and of restricted units require a two-year holding period (regardless of vesting). Furthermore, with regard to grants of OPP awards made since 2013, we require our Named Executive Officers to hold the equity received with respect to earned and vested awards for one additional year after they have vested. We believe that these variable elements of compensation are a sufficient percentage of total compensation to provide incentives to executives to produce superior short- and long-term corporate results, while the fixed element is also sufficiently high that the executives are not encouraged to take unnecessary or excessive risks in doing so. We and our Compensation Committee also believe that the mix of formulaic criteria and a non-formulaic evaluation of historic performance provides an incentive for our executives to produce superior performance without the distorting effects of providing a pre-determinable compensation award based on the performance of only one division or business unit or upon other results that may not reflect the long- or short-term results of the Company as a whole.

As demonstrated above, our executive compensation program is structured to achieve its objectives by (i) providing incentives to our Named Executive Officers to manage the Company for the creation of long-term shareholder value, (ii) avoiding the type of disproportionately large, short-term incentives that could encourage our Named Executive Officers to take risks that may not be in the Company's long-term interests, (iii) requiring our Named Executive Officers to maintain a significant investment in the Company and (iv) evaluating annually an array of performance criteria in determining executive compensation rather than focusing on a singular metric that may encourage unnecessary risk-taking. We believe this combination of factors encourages our Named Executive Officers to manage the Company prudently.

Elements of Our Compensation Program

Our Named Executive Officers' compensation currently has three primary components:

•
annual base salary;

•
annual incentive awards, which include cash payments and/or awards of equity; and

•
long-term equity incentives, which may include restricted units, stock options and long-term incentive performance unit awards such as those awarded under our OPP.

2018 PROXY STATEMENT	VORNADO REALTY TRUST	33

The overall levels of compensation and the allocation among these components are determined annually by our Compensation Committee based upon an analysis of the Company's performance during the year and a review of the prevailing competitive market for executive talent in which we operate. Historically, a substantial majority of the total compensation for our CEO has been in the form of long-term equity awards, including performance-based awards subject to performance thresholds such as those awarded under our OPP. These longer-term awards further the Compensation Committee's desire to directly align management and shareholder interests and to provide incentives for each executive to successfully implement our long-term strategic goals.

Annual Base Salary

Base salaries for our Named Executive Officers are established based on the scope of their responsibilities, taking into account the compensation paid by other companies for similar positions as well as salaries paid to the executives' peers within the Company and any applicable employment agreement. In accordance with our pay-for-performance philosophy, we structure an executive's annual base salary to be a relatively low percentage of total compensation. There were no increases in our Named Executive Officers' base salary levels for 2017 over that of 2016 (not including the impact of an extra pay period in 2016), nor have there been any increases in our Named Executive Officers' base salary levels for the past several years.

Annual Incentive Awards

Our Compensation Committee has established an annual short-term incentive program for the senior executive management team that formulaically ties a maximum award pool to achieving an FFO, as adjusted, performance threshold. The Company views and, we believe our shareholders view, FFO, as adjusted, as one of the key operating metrics within the REIT industry and, we believe, a primary driver of long-term TSR performance. Under our annual compensation program, members of our senior executive management team, including all of our Named Executive Officers, will have the ability to earn annual cash incentive payments and/or equity awards if and only if the Company achieves FFO, as adjusted, of at least 80% or more of the prior year's FFO, as adjusted. In the event that the Company fails to achieve FFO, as adjusted, of 80% or more of the prior year's FFO, as adjusted, no incentive payments would be earned or paid under the program. Moreover, even if the Company does achieve the stipulated FFO, as adjusted, performance requirement under the annual incentive program, the Compensation Committee always retains the right, consistent with best practices, to elect to reduce or make no payments under the program. Our Compensation Committee has elected to use FFO, as adjusted, as the primary metric for our annual incentive award rather than total FFO. FFO, as adjusted, excludes the impact of certain non-recurring items such as income or loss from discontinued operations, the sale or mark-to-market of marketable securities or derivatives and early extinguishment of debt, restructuring costs and non-cash impairment losses, among others, and thus the Compensation Committee believes it provides a better metric than total FFO for assessing management's performance for the year.

Aggregate incentive awards earned under the annual short-term incentive program by our senior executive management team are subject to a cap of 1.25% of FFO, as adjusted, earned by the Company for the year, with individual award allocations under the program determined by the Compensation Committee based on an assessment of individual and overall performance. Performance criteria evaluated by the Compensation Committee when determining individual incentive awards under the annual incentive program, assuming the Company has achieved the required FFO, as adjusted, performance threshold necessary for our senior executive management team to be eligible to earn incentive awards under the program, will include, among others, the following:

•
TSR, both on an absolute basis and relative to the performance of the peer group and the REIT industry;

•
Leasing performance and occupancy levels;

•
Capital markets performance and maintenance of a strong balance sheet;

34	VORNADO REALTY TRUST	2018 PROXY STATEMENT

•
Same store NOI at share;

•
Implementation and achievement of goals, including expense control and adherence to budget; and

•
Achievement of business unit and/or departmental objectives.

Any awards earned under the annual incentive program are payable in cash and/or equity awards, generally in the first quarter of each year for the prior year's performance.

Long-Term Equity Incentives

Compensation is typically awarded to our Named Executive Officers in the form of long-term equity incentives issued under our 2010 Plan through performance-based equity awards such as those that may be earned under our OPP and future out-performance plans, grants of stock options and restricted units. The granting of equity awards links a Named Executive Officer's compensation directly to the performance of our Share price. We believe this encourages our NEOs to make business decisions with an ownership mentality.

OPP Awards.    Our OPP was developed with the guidance and input of FTI Consulting, Inc. (a compensation consultant retained by the Company) and Willis Towers Watson. These performance-based awards are earned over a three-year period, which is then followed by back-end vesting requirements (during years three, four and five) to act as a retention device and provide a strong incentive to the executives to increase shareholder value long after they performed the services for which the equity awards were initially granted. In particular, the awards provide for immediate cancellation if the executive voluntarily leaves or is terminated for cause (and, in either case, such person is no longer providing services to the Company or any of its affiliates as an employee, trustee or otherwise), excluding certain outstanding awards held by retirement eligible executives and employees above the age of 65 (or above the age of 60 with at least 20 years of service to the Company). Furthermore, we require our executive officers (as defined in accordance with SEC rules, "Executives") to hold the equity received with respect to earned and vested awards for one additional year after they have vested.

Our OPP is designed to provide compensation in a "pay-for-performance" structure. Awards under the OPP are a class of units (collectively referred to as "OPP Units") of the Company's Operating Partnership, Vornado Realty L.P., issued under our 2010 Plan. If the specific performance objectives of the OPP are achieved, the earned OPP Units become convertible into Class A common units of the Operating Partnership (and ultimately into Shares) following vesting, and their value fluctuates with changes in the value of our Shares. If the performance objectives are not met, the OPP Units are cancelled. Generally, unvested OPP Units are forfeited if the executive leaves the Company, except that OPP Units vest automatically on death. OPP Units are intended to also provide recipients with better income tax attributes than grants of options. With regard to awards under our OPP, participants have the opportunity to earn compensation payable in the form of equity if and only if we outperform a predetermined TSR and/or outperform the market with respect to relative TSR over a three-year performance period as determined at the end of the third year. Specifically, awards under our OPP may potentially be earned if the Company (i) achieves a TSR above that of an applicable industry index or indices over a three-year performance period (the "Relative Component"), and/or (ii) achieves a TSR level greater than 21% (over the three-year performance period) (the "Absolute Component"). For the 2018 Plan, we used a combination of the SNL Office Index (70%) and the SNL Retail Index (30%). For the 2017 OPP Plan, we used the SNL REIT Index. To the extent awards would be earned under the Absolute Component but the Company underperforms the Index by more than a specified margin, such awards earned under the Absolute Component would be reduced based on the degree to which the Company underperforms the Index. In certain circumstances, if the Company outperforms the Index, but awards would not otherwise be earned under the Absolute Component, awards may still be earned under the Relative Component. Moreover, to the extent awards would otherwise be earned under the Relative Component but the Company fails to achieve at least a 3% per annum absolute TSR level, such awards earned under the Relative Component would be reduced based on the Company's absolute TSR performance. For the 2018 OPP, if the TSR is less than 0% the maximum payout is 50% of the total award regardless of relative performance. If the designated performance objectives are achieved, OPP Units are also subject to time-based vesting requirements. This creates, in the aggregate, up to a five-year retention period (plus the additional one-year holding period for Executives) with respect to participants in the OPP. Even after achieving the performance thresholds, during the remaining two

2018 PROXY STATEMENT	VORNADO REALTY TRUST	35

years until full vesting (plus the additional one-year holding period for Executives), holders will continue to bear the same Share price and total return risk as our shareholders and be subject to the same "book-up" requirements as apply to Restricted Units and which are described below. Dividend payments on awards issued accrue during the performance period and are paid to participants if and only if awards are ultimately earned based on the achievement of the designated performance objectives. Furthermore, if the maximum award is earned (through any combination of the Relative and Absolute Components), the number of units actually awarded will be based on the Share price during a 120-day measurement period preceding the end of the three-year performance period which causes the award to be fully earned. On January 10, 2018, our 2015 OPP Plan expired unearned.

The following charts show some of the key components of our awards of OPP Units and, for illustration purposes only (and not as a projection of actual performance), present our most recent awards (made in 2018) as if they had been fully earned at March 15, 2021.

Earning and Vesting of OPP Awards

In addition, senior executive officers, including all our NEOs, are required to hold their earned and vested OPP Units for one year following vesting.

Allocation of Wealth Created

On an absolute total shareholder return basis, our 2018 OPP is designed to award management with equity at the rate of 2% for every dollar of shareholder value created after returning the first 21% of value created to shareholders over a three-year performance period, subject to a $35 million cap (if the full amount of the authorized OPP pool is actually awarded). While the earning of OPP awards not only requires performance under the Absolute Component, but also the Relative Component, for presentation purposes the table below is simplified to present only the results derived under the Absolute Component. Using this simplified format, the table below illustrates the rate at which OPP unitholders will share in the increases in shareholder value above the OPP initial share price along with shareholders and other unitholders.

Growth in TSR

Participation Percentage in Shareholder Value Creation under Terms of the 2018 OPP for:	0% to 21%	21% to 35%	Above 35%

Shareholders and unit holders	100%	98%	100%
OPP Unitholders	0%	2%	0%

AO LTIPs.    "AO LTIP Units" are limited partnership units in Vornado Realty L.P. that are intended to produce for holders a substantially similar non-tax economic effect as that of options. AO LTIP Units are issued under the Company's Appreciation-Only Long-Term Incentive Plan. This plan was adopted in January 2018. None of our Named Executive Officers has been awarded AO LTIPs. AO LTIP Units are potentially convertible into

36	VORNADO REALTY TRUST	2018 PROXY STATEMENT

Class A Units of Vornado Realty L.P. if certain tax book-up events occur, and then are ultimately redeemable for Company Common Shares or cash at the option of the Company. AO LTIP Units are issued under our 2010 Plan and may be convertible for up to a period of 10 years from the date of grant. Awards of AO LTIP Units granted to date vest ratably over four years from the date of grant. On the date of grant, each AO LTIP Unit is awarded with a specified strike price. That strike price will be equal to or greater than the price for one Share on the date of grant. Each AO LTIP Unit, on exercise, will be converted into such number of Class A Units that have a value equal to the excess of the closing price per Share on the date of conversion on the New York Stock Exchange over the strike price. After a required two-year holding period, those Class A Units, in turn, may be redeemable for Shares. On January 12, 2018, we first granted AO LTIP Units to members of management other than our NEOs in lieu of OPP Units (except in certain instances) which they had received in prior years.

Stock Options.    None of our Named Executive Officers was awarded stock options for 2017, 2016, or 2015 performance. The most recent stock option award to such executives was in 2011 for 2010 performance. Executives who do not receive AO LTIP or OPP awards may receive awards of stock options. Stock option awards issued under our 2010 Plan provide our executives the opportunity to purchase Shares at an exercise price determined on the date of grant. Historically, our stock option awards have either been in the form of at-the-money stock options, whereby the option exercise price is equal to the market price of Shares on the date of grant, or in the form of premium stock options, whereby the option exercise price is established at a level above the market price of Shares on the date of grant. In both instances, the market price of Shares must increase to a level above the option exercise price in order for the executives to achieve any value from their stock option awards. Generally, the stock options vest and become exercisable in equal annual installments over a four- or five-year period beginning one year after the date of grant, and remain exercisable for a period of ten years from the date of grant. Our 2010 Plan (i) prohibits the granting of in-the-money stock options and (ii) prohibits, without shareholder approval, the repricing of outstanding stock options that have fallen out of the money. Recipients of stock options do not receive any dividends paid on Shares on their outstanding option awards.

Restricted Shares and Units.    "Restricted shares" are grants of Shares issued under our 2010 Plan that generally vest in three or four equal annual installments beginning approximately one year after the grant date. "Restricted units" are grants of limited partnership interests in Vornado Realty L.P., our operating partnership, through which we conduct substantially all of our business. These units also generally vest in three or four equal annual installments beginning approximately one year after the grant date and are exchangeable on a one-for-one basis into Vornado Realty L.P.'s Class A common units in certain circumstances. These circumstances principally include the requirement that Vornado Realty L.P. must have gone through certain tax "book-up" events whereby sufficient profits have been allocated to the restricted units so that they have the same capital account (and value) as Class A common units. In addition, there is a two-year holding requirement. Vornado Realty L.P.'s Class A common units can be redeemed for Shares on a one-for-one basis (or for the equivalent value in cash at the Company's option) with only limited restrictions, such as a 60-day waiting period between the time that a redemption notice is given and the date that Shares may be delivered. Restricted units are intended to also provide recipients with better income tax attributes than restricted shares and unlike option grants, grants of restricted units do not have a term at which they expire. During the restricted period, each restricted share or restricted unit entitles the recipient to receive payments from the Company equal to the dividends on one Share. Restricted equity awards further contribute in aligning management and shareholder interests, and the multi-year vesting requirements ranging from three to five years aid in our efforts to retain our executives and key employees over the long term. Further, our Compensation Committee believes restricted equity awards are a key component of a balanced equity compensation program, because incorporating time-based restricted equity awards into the equity compensation mix, as opposed to an equity compensation program comprised solely of awards subject to performance-based vesting requirements, ensures that a portion of each executive's equity compensation retains value even in a depressed market and provides executives with a baseline of value that lessens the likelihood that executives will take unreasonable risks to keep their market-based performance equity award vehicles "in the money."

2018 PROXY STATEMENT	VORNADO REALTY TRUST	37

Nonqualified Deferred Compensation Plans

We maintain two nonqualified deferred compensation plans, the Vornado Realty Trust Nonqualified Deferred Compensation Plan ("Plan I") and the Vornado Realty Trust Nonqualified Deferred Compensation Plan II ("Plan II"). Plan I and Plan II are substantially similar, except that Plan II, which applies to deferrals on and after January 1, 2005, is designed to comply with the deferred compensation restrictions of Section 409A of the Internal Revenue Code of 1986, as amended.

Employees having annual compensation of at least $200,000 are eligible to participate in Plan II, provided that they qualify as "accredited investors" under securities laws. Members of our Board of Trustees are also eligible to participate. To participate, an eligible individual must make an irrevocable election to defer at least $20,000 of his or her compensation (whether cash or equity) per year. Participant deferrals are always fully vested. The Company is permitted to make discretionary credits to the Plans on behalf of participants, but as of yet has not done so. Deferrals are credited with earnings based on the rate of return of specific security investments or various "benchmark funds" selected by the individual, some of which are based on the performance of the Company's securities.

Participants may elect to have their deferrals credited to a "Retirement Account" or a "Fixed Date Account." Retirement Accounts are generally payable following retirement or termination of employment. Fixed Date Accounts are generally payable at a time selected by the participant, which is at least two full calendar years after the year for which deferrals are made. Participants may elect to receive distributions as a lump sum or in the form of annual installments over no more than 10 years. In the event of a change of control of the Company, all accounts become immediately payable in a lump sum. Plan I also permits a participant to withdraw all or a portion of his or her account at any time, subject to a 10% withdrawal penalty.

Retirement and 401(k) Plans

We offer a 401(k) Retirement Plan to all of our employees in which we provide matching contributions (up to 75% of the statutory maximum but not more than 7.5% of cash compensation) that fully vest after five years of employment. We do not have any other retirement plan. Retirement plans are not a factor in our current compensation determinations.

Perquisites and Other Compensation

We provide our Named Executive Officers with certain perquisites that we believe are reasonable and in line with the prevailing competitive market. These perquisites include supplemental life insurance and an allowance for financial counseling and tax preparation services for certain Named Executive Officers. Additionally, due to the location of our corporate offices in New York City and the extensive business-related travel requirements of our Named Executive Officers, we provide certain of our Named Executive Officers with the use of a car and/or driver. Providing a car and driver allows these executive officers to use their travel time efficiently and productively for business purposes, including (i) telephonic meetings and (ii) visiting our properties and meeting with our tenants. Accordingly, we believe providing these benefits serves the best interests of our shareholders as it allows our executives to continue to focus on Company matters while traveling. While providing a car and driver does provide an incidental personal benefit to the executive, the cost of this personal benefit constitutes only a small percentage of the executive's total compensation. Nevertheless, the amounts disclosed in this proxy statement for car and driver costs include the entire value of the benefit, both business purpose and personal.

Equity Ownership Guidelines

In order to further foster the strong ownership culture among our senior executive management team and ensure the continued direct alignment of management and shareholder interests, and consistent with emerging corporate governance trends, we have adopted executive equity ownership guidelines requiring that our NEOs and other members of our senior executive management team maintain a minimum ownership level of Shares

38	VORNADO REALTY TRUST	2018 PROXY STATEMENT

or related Company equity. The equity ownership requirements (comprised of Shares and certain securities convertible or redeemable for Shares) for our executives are as follows:

Chairman and CEO	6 times his annual base salary
All Other Executive Officers	3 times their annual base salaries

Executive officers have five years from the date of becoming an executive officer to satisfy the ownership requirement. All of our Named Executive Officers satisfy these guidelines.

We have also adopted equity ownership guidelines for our Board of Trustees. Under the equity ownership guidelines adopted for our Board of Trustees, all non-employee Trustees are required to maintain a minimum ownership level of Shares equal to at least five times their annual cash retainer. Non-employee Trustees have five years to satisfy the guidelines. All non-employee Trustees currently satisfy these guidelines or are expected to satisfy these guidelines within the prescribed period.

Comparison of 2015-2017 Total Direct Compensation

Under the rules and regulations of the SEC, each year the "Summary Compensation Table" must disclose the salary paid during that year, the annual incentive earned for that year and the equity-based, long-term incentive granted during that year, which for us represents the equity-based, long-term incentive award earned for the prior year. As discussed above, because the equity-based pay we award in the first quarter of each year (similar to the cash bonus paid in the first quarter of each year) was earned based on performance in the prior year, the SEC's approach prevents us from showing together all the pay—salary, annual cash incentive and equity-based pay—earned for any one year. In order to provide our shareholders with the aggregate amount of compensation earned by each Named Executive Officer for a given calendar year, we are including below a supplemental Total Direct Compensation Table. We believe the Total Direct Compensation Table enables a more meaningful year-over-year compensation comparison than the Summary Compensation Table presented later in this proxy statement. The Total Direct Compensation Table consists of (i) the actual salary paid for the year, (ii) the annual incentives awarded for the year and (iii) the annual grant date fair value of equity grants awarded for service and performance for the year, irrespective of when such amounts ultimately were granted, paid and/or vested. This table illustrates one of the analyses undertaken by our Compensation Committee in determining each element of our Named Executive Officers' compensation for the particular year in light of such executive's performance during the year. We also believe it demonstrates further the ongoing correlation between the executive's pay and overall Company performance.

The principal difference between the Total Direct Compensation Table and the Summary Compensation Table is that the Total Direct Compensation Table achieves "apples to apples" presentation of both cash and equity-based incentives by showing the value of equity awards in the year to which such grants relate, rather than the year in which such grants were made, as reflected in the Summary Compensation Table. Other companies may calculate Total Direct Compensation differently than we do.

2018 PROXY STATEMENT	VORNADO REALTY TRUST	39

Direct Compensation Table

The Total Direct Compensation earned by our Named Executive Officers for the 2015-2017 period was as follows:

Name	Year	Salary(1)	Cash Incentive	Grant Date Fair Value of Restricted Unit Awards in Lieu of Cash Bonus	Grant Date Fair Value of Restricted Unit Awards as Long-Term Equity Compensation	Grant Date Fair Value of At-Risk, Multi-Year Performance- Based OPP Awards(2)	Total Direct Compensation(3)

Steven Roth	2017	$1,000,000	—	$950,055	$3,800,024	$5,613,559	$11,363,638
	2016	$1,038,462	$1,005,700	—	$3,800,082	$5,307,506	$11,151,750
	2015	$1,000,000	$1,000,000	—	$3,800,033	$5,050,847	$10,850,880
Joseph Macnow	2017	$1,000,000	—	$1,187,552	$831,306	$1,227,966	$4,246,824
	2016	$1,038,462	$505,700	$712,522	$831,308	$1,161,017	$4,249,009
	2015	$1,000,000	$500,000	$712,578	$831,282	$1,104,873	$4,148,733
Stephen W. Theriot	2017	$557,692	—	—	—	—	$557,692
	2016	$1,038,462	$255,700	$237,573	$285,009	$398,063	$2,214,807
	2015	$1,000,000	$250,000	$237,585	$285,013	$378,814	$2,151,412
David R. Greenbaum	2017	$1,000,000	—	$1,710,033	$1,282,525	$1,894,576	$5,887,134
	2016	$1,038,462	$805,700	$950,095	$1,282,539	$1,791,283	$5,868,079
	2015	$1,000,000	$800,000	$950,074	$1,282,517	$1,704,661	$5,737,252
Michael J. Franco(4)	2017	$1,000,000	$750,000	$712,557	$1,187,552	$1,754,237	$5,404,346
	2016	$1,038,462	$816,743	$712,522	$6,087,756	$1,658,596	$10,314,079
	2015	$1,000,000	$811,043	$712,578	$1,187,571	$1,578,390	$5,289,582
Mitchell N. Schear	2017	$561,538	$976,438	—	—	—	$1,537,976
	2016	$1,038,462	$1,805,700	—	—	—	$2,844,162
	2015	$1,000,000	$800,000	$950,074	$688,819	$915,466	$4,354,359

(1)
Total base salary in 2016 is 1/26th more than 2017 and 2015 because 2016 had 27 bi-weekly pay periods as opposed to 26 bi-weekly pay periods in 2017 and 2015.

(2)
Represents the grant date fair value of each Named Executive Officer's allocation in 2017 under the OPP, which is a performance-based program under which participants may earn equity compensation awards if and only if certain absolute and/or relative TSR objectives are achieved over a three-year performance period.

(3)
Does not include the value of certain perquisites such as financial counseling and tax services, supplemental life insurance or automobile benefits provided to certain of our Named Executive Officers. The total value of these perquisites represents a de minimis component of total compensation.

(4)
In 2017 (for 2016 performance), Mr. Franco received two grants of restricted units (referred to elsewhere herein as the Contract and Service Grants) with an aggregate grant date Fair Value of $4,900,187.

Current Year Compensation Decisions

As explained above, we make our incentive compensation decisions generally in the first quarter of a fiscal year with respect to the prior year. In addition, in the first quarter of 2018, we established the 2018 performance thresholds for our formula-based short-term annual incentive program.

The compensation levels discussed in this Compensation Discussion and Analysis section are not directly comparable to the amounts presented in the Summary Compensation Table later in this proxy statement for the reasons discussed above under "How We Determine Executive Compensation" and "Comparison of 2015-2017 Total Direct Compensation."

40	VORNADO REALTY TRUST	2018 PROXY STATEMENT

In addition, in the discussion below, when we discuss the "Fair Value" of equity awards, we refer to the "fair value" for such awards determined in accordance with applicable securities and accounting rules (excluding the impact of estimated forfeitures related to service-based vesting conditions). Fair Value is the method used for presenting values for equity awards in our "Summary Compensation Table" and elsewhere under "Executive Compensation." When we discuss the "Market Value" of equity awards we refer to values based on the market price of our Shares at the date of grant (the values considered by our Compensation Committee in making compensation decisions).

Total Compensation of Our CEO

For 2017, Mr. Roth's total compensation (with equity determined at Fair Value) was $11,363,638, compared to $11,151,750 in the prior year or a 1.9% increase. For 2016, Mr. Roth's total compensation (with equity determined at Fair Value) was $11,151,750, compared to $10,850,880 in the prior year or a 2.8% increase. However, as discussed earlier, the aggregate value for all of Mr. Roth's compensation other than OPP awards decreased by 1.6% in 2017 from 2016 and increased 0.1% in 2016 from 2015 and the total dollar value of the long-term incentive award potentially earnable (the "Notional Amount") of the OPP awards made to Mr. Roth for 2017 and 2016 was unchanged from 2015. Accordingly, the increase in compensation for Mr. Roth in 2017 from 2016 and in 2016 from 2015 was due primarily to an increase in the accounting cost for OPP awards with the same notional value. For 2015, Mr. Roth's total compensation (with equity determined at Fair Value) was $10,850,880, compared to $9,801,951 in the prior year or a 10.7% increase. Our one-year TSR for 2017 was -4.3%, 7.3% for 2016 and -3.9% for 2015.

Mr. Roth's salary, incentives and equity awards were based on an evaluation of those factors previously described and were approved by the Compensation Committee. Among the factors considered, both objective and subjective, were the strategic position of the Company, the changes in the Company's operating and performance metrics over the applicable period (NOI at share, FFO, as adjusted and FFO per Share), our TSR over the applicable period and the other factors previously described. These factors were considered as a whole and no numerical weight was attributed to any particular factor. The majority of Mr. Roth's compensation is in the form of equity to further align his interests with those of our shareholders.

Cash Compensation of Our CEO

Mr. Roth has served as our CEO since April 15, 2013. Mr. Roth's base salary of $1,000,000 was established in March 2001 and has remained unchanged since then. Mr. Roth's total cash compensation for 2017, 2016, and 2015 was $1,000,000, $2,044,162, and $2,000,000, respectively. The decrease in 2017 as compared to 2016 was due to Mr. Roth receiving for 2017 restricted units in lieu of a cash bonus. The increase in 2016 as compared to 2015 is due to 2016 having 27 bi-weekly pay periods as opposed to 26 bi-weekly pay periods in 2015.

Equity Compensation of Our CEO

Mr. Roth's long-term equity incentive compensation award for 2017 performance (granted in 2018) was 238,257 OPP Units and 73,122 restricted units (collectively having a Market Value of $10,613,641). The aggregate Fair Value at the date of grant of these OPP and restricted units was $10,363,638 and represents a 13.8% increase (a 3.4% increase if the restricted units awarded in lieu of cash bonus are not included) in the aggregate value of long-term equity grants compared to the prior year. Mr. Roth's long-term equity incentive compensation award for 2016 performance (granted in 2017) was 151,683 OPP Units and 38,293 restricted units (collectively having a Market Value of $9,307,593). The aggregate Fair Value at the date of grant of these OPP and restricted units was $9,107,588 and represents a 2.9% increase in the aggregate value of long-term equity grants of restricted and OPP Units compared to the prior year. The increase in the Fair Value of granted OPP Units for 2017 and 2016 primarily reflects increases in the accounting cost for such units. The Notional Amount of such grants has remained constant since 2014. For 2015 performance, Mr. Roth was granted (in 2016) 165,626 OPP Units and 43,025 restricted units (collectively having a Market Value of $9,050,881). The aggregate Fair Value at the date of grant of these OPP and restricted units was $8,850,880 and represents a

2018 PROXY STATEMENT	VORNADO REALTY TRUST	41

13.5% increase in the aggregate value of long-term equity grants of restricted and OPP Units compared to 2014.

Basis for Compensation of Other Named Executive Officers

For our other Named Executive Officers (Messrs. Macnow, Greenbaum, Franco, Schear and Theriot), such executive's salary, annual incentive and long-term equity awards were based on an evaluation of those factors previously described and were approved by the Compensation Committee. Among the factors considered, both objectively and subjectively, were the strategic position of the Company, the changes in the Company's operating and performance metrics over the applicable period (NOI at share, FFO, as adjusted, and FFO per Share), our TSR over the applicable period and the other factors previously mentioned. With regard to each of Messrs. Macnow and Theriot, we considered these factors as they apply to our Company as a whole as his responsibilities are company-wide. For Messrs. Greenbaum, Franco and Schear, we also considered these factors as they pertain to the division which such executive heads. Mr. Greenbaum is President—New York Division, Mr. Franco is Executive Vice President—Chief Investment Officer and Mr. Schear was President—Vornado/Charles E. Smith Washington, D.C. Division. In all cases, these factors were considered as a whole and no numerical weight was attributed to any particular factor. In the aggregate, total compensation (with equity determined at Fair Value) awarded to these Named Executive Officers for 2017 decreased by 23.9% as compared to the prior year. In 2017, Mr. Franco received the Contract and Service Grants (two grants of restricted units with an aggregate Fair Value of $4,900,187). If the impact of the Contract and Service Grants is excluded, total compensation (with equity determined at Fair Value) awarded to these four Named Executive Officers for 2017 increased by 0.1% as compared to the prior year. We exclude from these comparisons the compensation of Messrs. Theriot and Schear as they only worked for the Company a partial year in 2017.

Other Compensation Policies and Practices

Equity Grant Practices

All of our equity-based compensation awards are made under our shareholder-approved 2010 Plan. The 2010 Plan provides that we are able to issue up to 6,000,000 Share equivalents with each award of a Share (or other securities that have the value equivalent to one Share when earned or vested) counting as one Share equivalent and each award of an option to acquire our Shares (or other securities that by their terms require the payment of an exercise price or deduction of a strike price) counting as one-half of a Share equivalent. Under the 2010 Plan, the exercise price of each stock option awarded must be (or must have been) no less than the average of the high and low price of our Shares on the New York Stock Exchange on the date granted by the Compensation Committee. The vast majority of our equity awards are determined and granted in the first quarter of each year at the same time as management and the Compensation Committee conclude their annual evaluation of the performance of our senior executive management team as a group and each executive individually. In addition and from time to time, additional equity awards may be granted in connection with new hires or promotions. We have never repriced options and our 2010 Plan does not permit repricing of options without shareholder approval.

Employment, Severance and Change of Control Agreements

We do, from time to time, enter into employment agreements with some members of our senior executive management team. Otherwise, our senior executive management team and other employees serve "at will." Except as may be provided in these employment agreements or pursuant to our compensation plans generally, we have not entered into any separate severance or change of control agreements. For those of our senior executive management team who have employment agreements, these agreements generally provide for a severance payment (for termination by us without cause or by the executive with good reason (each as defined in the applicable employment agreement and further described below under "Employment Contracts")) and change of control payment (if employment is terminated following a change of control) in the range of one to three times the applicable executive's annual salary and incentive. Since 2012, the agreements evidencing awards under the 2010 Plan have provided for the satisfaction of a "double trigger" as a condition to the acceleration of the vesting of any unvested equity awards. These change of control arrangements are

42	VORNADO REALTY TRUST	2018 PROXY STATEMENT

designed to compensate management in the event of a termination following a fundamental change in the Company, their employer, and to provide an incentive to these executives to continue with the Company at least through such time. Severance and change of control arrangements do not generally affect other compensation arrangements for a particular period. A more complete description of employment agreements, severance and change of control arrangements pertaining to the Named Executive Officers is set forth under "Employment Contracts" and "Severance and Change of Control Arrangements."

Tax Deductibility of Compensation

The tax efficiency of compensation is one of many factors that enter into the design of our compensation programs. We look at a combination of the rates at which our executives will be taxed and the value of any deduction that we may be entitled to when developing our approach to compensation. We believe that the limitations of Section 162(m) of the Internal Revenue Code (which limits the corporate tax deduction for certain executive officer compensation that exceeds $1 million a year) does not apply to most of the compensation we paid to our Named Executive Officers for 2017 and only a small portion of their compensation may not be deductible due to that limitation.

2018 PROXY STATEMENT	VORNADO REALTY TRUST	43

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Trustees of Vornado Realty Trust, a Maryland real estate investment trust (the "Company"), has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the Securities and Exchange Commission with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2017.

The Compensation Committee of the Board of Trustees:
MICHAEL LYNNE DANIEL R. TISCH DR. RICHARD R. WEST

44	VORNADO REALTY TRUST	2018 PROXY STATEMENT

EXECUTIVE COMPENSATION

The following table sets forth (in accordance with the reporting requirements of the SEC) the compensation of each of the Company's Chief Executive Officer, Chief Financial Officers and the three other most highly-compensated executive officers for 2017, 2016 and 2015 (the "Named Executive Officers" or "NEOs").

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Cash Bonus ($)(2)	Restricted Share/Unit Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Changes in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)

Steven Roth	2017	1,000,000	—	9,107,588	—	—	—	359,929	10,467,517
Chairman and Chief	2016	1,038,462	1,005,700	8,850,880	—	—	—	331,536	11,226,578
Executive Officer (Principal Executive Officer)	2015	1,000,000	1,000,000	7,800,051	—	4,626	—	326,530	10,131,207
Joseph Macnow	2017	1,000,000	—	2,704,847	—	—	—	359,240	4,064,087
Chief Financial Officer	2016	1,038,462	505,700	2,648,733	—	4,857	—	372,711	4,570,463
(Principal Financial Officer) from February 15, 2017	2015	1,000,000	500,000	2,418,811	—	—	—	358,570	4,277,381
Stephen W. Theriot	2017	557,692	—	920,645	—	—	—	22,525	1,500,862
Chief Financial Officer	2016	1,038,462	255,700	901,412	—	—	—	23,873	2,219,447
(Principal Financial Officer) until February 15, 2017	2015	1,000,000	250,000	822,573	—	—	—	23,873	2,096,446
David R. Greenbaum	2017	1,000,000	—	4,023,917	—	5,405	—	279,729	5,309,051
President—New York	2016	1,038,462	805,700	3,937,252	—	—	—	270,003	6,051,417
Division	2015	1,000,000	800,000	3,582,684	—	—	—	268,508	5,651,192
Michael J. Franco	2017	1,000,000	750,000	8,458,874	—	—	—	32,884	10,241,758
Executive Vice	2016	1,038,462	816,743	3,478,539	—	—	—	33,346	5,367,090
President—Chief	2015	1,000,000	811,043	3,150,084	—	—	—	32,884	4,994,011
Investment Officer
since May 21, 2015)
Mitchell N. Schear	2017	561,538	976,438	—	—	—	—	5,155,772	6,693,748
President—Vornado/	2016	1,038,462	1,805,700	2,554,360	—	—	—	79,988	5,478,510
Charles E. Smith	2015	1,000,000	800,000	2,363,857	—	—	—	79,582	4,243,439
Washington, D.C.
Division until July 18,
2017

(1)
Total base salary in 2016 is 1/26th more than 2017 and 2015 because 2016 had 27 bi-weekly pay periods as opposed to 26 bi-weekly pay periods in 2017 and 2015.

(2)
The information provided includes cash bonuses for services that are rendered in the year indicated and are awarded in the first quarter of the next succeeding year. None of Messrs. Roth, Macnow or Greenbaum received a cash bonus for 2017. In lieu of a 2017 cash bonus, Mr. Roth, Mr. Macnow and Mr. Greenbaum were awarded, on March 15, 2018, restricted units with a grant date fair value of $950,055, $1,187,552, and $1,710,033, respectively, which, pursuant to SEC rules and regulations, is not reflected in this table. In prior years, all or a portion of such NEO's cash bonus was paid in restricted units. On March 15, 2018, Mr. Franco also received restricted units with a grant date fair value of $712,557 in lieu of a portion of his 2017 cash bonus. Per his

2018 PROXY STATEMENT	VORNADO REALTY TRUST	45

  employment agreement, Mr. Franco received an additional bonus equal to the dividend equivalent with respect to an additional equity award of $2,000,000 that he received in January 2017. This amount was $0 in 2017, $61,043 in 2016, and $61,043 in 2015.

(3)
Information presented in this table includes the value of grants of Restricted Units in lieu of cash bonuses, Restricted Units and OPP Units made during the applicable period. Information presented in these columns reflects the aggregate grant date fair value of equity awards granted in the applicable fiscal year computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 13 to our consolidated financial statements included in our Annual Report on Form 10-K (the "Form 10-K") for the applicable fiscal year as filed with the SEC. Pursuant to the rules and regulations of the SEC, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Dividends or dividend equivalents are paid on both the vested and unvested portion of restricted share and restricted unit awards. In accordance with applicable SEC rules, amounts shown include the impact of bonuses paid in equity in the year actually granted. For the Named Executive Officers, the Restricted Share/Unit Awards set forth above reflect the grant of equity-based bonuses in lieu of cash in 2017, 2016, and 2015, respectively, in the following amounts: Mr. Roth—$0, $0, and $0; Mr. Macnow—$712,522, $712,578, and $712,546; Mr. Theriot—$237,573, $237,585, and $237,555; Mr. Greenbaum—$950,095, $950,074, and $950,101; Mr. Franco—$712,522, $712,578, and $712,546; and Mr. Schear—$0, $950,074, and $950,101.

(4)
Represents awards for long-term service with the Company.

(5)
See the All Other Compensation table for additional information.

All Other Compensation Table

The following table describes each component of the All Other Compensation column in the Summary Compensation Table.

Name	Year	Use of Car and Driver ($)(1)	Supplemental Life Insurance Premiums ($)	Reimbursement For Medical/ Dental Not Covered ($)	Severance ($)	Tax and Financial Planning Assistance Per Employment Contract ($)	Matching 401(k) Contribution ($)	Total ($)

Steven Roth	2017	297,319	44,610	—	—	—	18,000	359,929
	2016	272,290	41,246	—	—	—	18,000	331,536
	2015	261,724	46,806	—	—	—	18,000	326,530
Joseph Macnow	2017	181,302	144,938	—	—	15,000	18,000	359,240
	2016	200,147	139,564	—	—	15,000	18,000	372,711
	2015	187,805	137,765	—	—	15,000	18,000	358,570
Stephen W. Theriot	2017	—	4,525	—	—	—	18,000	22,525
	2016	—	5,873	—	—	—	18,000	23,873
	2015	—	5,873	—	—	—	18,000	23,873
David R. Greenbaum	2017	202,887	33,842	10,000	—	15,000	18,000	279,729
	2016	193,161	33,842	10,000	—	15,000	18,000	270,003
	2015	191,481	34,027	10,000	—	15,000	18,000	268,508
Michael J. Franco	2017	12,000	7,384	—	—	—	13,500	32,884
	2016	12,462	7,384	—	—	—	13,500	33,346
	2015	12,000	7,384	—	—	—	13,500	32,884
Mitchell N. Schear	2017	27,622	23,237	10,000	5,076,913(2)	—	18,000	5,155,772
	2016	28,751	23,237	10,000	—	—	18,000	79,988
	2015	28,345	23,237	10,000	—	—	18,000	79,582

(1)
For each applicable fiscal year, each of the Named Executive Officers (except Mr. Theriot) was provided with a car (or a car allowance) and (for Messrs. Roth, Macnow and Greenbaum) a driver. Each such Named Executive Officer has used the car and driver for both business and personal purposes and the amounts shown for such

46	VORNADO REALTY TRUST	2018 PROXY STATEMENT

  executive reflect the aggregate incremental cost to the Company for the car, driver and related expenses without allocating costs between business and personal uses. See also "Certain Other Transactions or Relationships" for additional information regarding certain of our Named Executive Officers.

(2)
Includes $438,462 for transition services provided to the Company.

Grants of Plan-Based Awards in 2017

The following table lists all grants of plan-based awards to the Named Executive Officers made in 2017 and their grant date fair value.

			Estimated Future Payouts Under Equity Incentive Plan Awards(1)
						All Other Stock Awards: Number of Units (#)(3)
							Grant Date Fair Value of Awards ($)(4)
Name	Grant Date		Threshold ($)	Target ($)(2)	Maximum ($)

Steven Roth	01/13/17		—	6,486,360	13,559,322		5,307,506
	01/13/17					38,293	3,800,082
Joseph Macnow	01/13/17		—	1,418,891	2,966,102		1,161,017
	01/13/17					15,557	1,543,830
Stephen W. Theriot	01/13/17		—	486,477	1,016,949		398,063
	01/13/17					5,266	522,582
David R. Greenbaum	01/13/17		—	2,189,146	4,576,271		1,791,283
	01/13/17					22,498	2,232,634
Michael J. Franco	01/13/17		—	2,026,987	4,237,288		1,658,596
	01/13/17					19,147	1,900,091
	01/10/17	(5)				18,961	1,900,096
	01/13/17	(6)				28,720	3,000,091
Mitchell N. Schear	01/13/17		—	—	—
	01/13/17

(1)
Amounts reflect awards granted under the 2017 OPP. The awards of OPP Units, if earned, vest ratably in the third, fourth and fifth year from the date of grant.

(2)
Represents an estimated dollar value earned in achieving the target levels for the 2017 OPP.

(3)
The information presented in this column represents the number of restricted units that were granted to the Named Executive Officers. Restricted units are a separate class of units in Vornado Realty L.P. which will be convertible into Class A common units of Vornado Realty L.P. and will be ultimately redeemable for, at our option, cash or our Shares on a one-for-one basis. These restricted units vest ratably over four years. A portion of these grants (other than for Mr. Roth) represents the grant of restricted units in lieu of cash bonus. No options have been granted to the Named Executive Officers since 2011.

(4)
The amounts presented in this column represent the full grant date fair value of equity awards (calculated pursuant to FASB ASC Topic 718) granted to the Named Executive Officers in 2017. Pursuant to the rules and regulations of the SEC, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value, including the impact of estimated forfeitures related to service-based vesting conditions, is the amount we would expense in our consolidated financial statements over the award's vesting schedule. For additional information on our value assumptions, refer to footnote 13 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC.

(5)
The amount represents consideration for superior service rendered in connection with the Washington Spin. This award is referred to in the Compensation Discussion and Analysis section as the "Special Service Grant."

(6)
The amount represents an award made in accordance with the terms of Mr. Franco's employment agreement and which vested on January 9, 2018. This award is referred to in the Compensation Discussion and Analysis section as the "Employment Agreement Grant."

2018 PROXY STATEMENT	VORNADO REALTY TRUST	47

Outstanding Equity Awards at Year-End

The following tables summarize the number and value of equity awards held at December 31, 2017 and the aggregate option exercises in 2017 by, and restricted unit awards that vested in 2017 for, the Named Executive Officers. Pursuant to the terms of our omnibus share plans, the exercise price and number of Shares underlying options originally made at any date of grant may be adjusted to compensate the holder for special or extraordinary dividends that may be subsequently declared. The following table reflects such adjustments.

		Option Awards				Share and Unit Awards
Name and Applicable Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Steven Roth
1/13/17	(1)					47,121	3,683,920	186,651	14,592,375
1/14/16	(1)					39,708	3,104,371	203,808	15,933,709
1/14/15	(1)					21,955	1,716,442	138,952	10,863,267
1/10/14	(1)					91,693	7,168,559
3/15/13	(1)					33,398	2,611,056
2/28/11	(2)	187,868		66.49	2/27/21
3/11/10	(2)	285,453		52.64	3/11/20
2/27/09	(3)	413,701		24.52	2/27/19
Joseph Macnow
1/13/17	(1)					19,143	1,496,600	40,830	3,192,089
1/14/16	(1)					16,132	1,261,200	44,583	3,485,499
1/14/15	(1)					8,920	697,366	30,395	2,376,281
1/10/14	(1)					22,788	1,781,566
3/15/13	(1)					6,073	474,787
2/28/11	(2)	31,309		66.49	2/27/21
3/11/10	(2)	116,757		52.64	3/11/20
2/27/09	(3)	51,078		24.52	2/27/19
Stephen W. Theriot(4)
1/13/17	(1)							13,999	1,094,442
1/14/16	(1)							15,286	1,195,059
1/14/15	(1)							10,421	814,714

(table continued on following page)

48	VORNADO REALTY TRUST	2018 PROXY STATEMENT

		Option Awards				Share and Unit Awards
Name and Applicable Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

David R. Greenbaum
1/13/17	(1)					27,684	2,164,335	62,995	4,924,949
1/14/16	(1)					23,330	1,823,939	68,786	5,377,689
1/14/15	(1)					12,899	1,008,444	46,896	3,666,329
1/10/14	(1)					30,918	2,417,169
3/15/13	(1)					7,287	569,698
2/28/11	(2)	31,309		66.49	2/27/21
3/11/10	(2)	163,133		52.64	3/11/20
2/27/09	(3)	55,158		24.52	2/27/19
Michael J. Franco
1/13/17	(1)					82,234	6,429,054	58,328	4,560,083
1/14/16	(1)					19,856	1,552,342	63,690	4,979,284
1/14/15	(1)					10,978	858,260	43,422	3,394,732
1/10/14	(1)					30,786	2,406,849
3/15/13	(1)					6,073	474,787
2/28/11	(2)	7,827		66.49	2/27/21
12/10/10	(2)	73,079		59.29	12/10/20
Mitchell N. Schear(4)
1/14/16	(1)							36,941	2,888,047
1/14/15	(1)							25,185	1,968,963

(1)
The awards under the column entitled "Number of Shares or Units That Have Not Vested" vest ratably over four years from the date of grant. The awards under the column entitled "Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested" are awards of OPP Units. OPP Units awarded in 2017, 2016, and 2015 do not have any value unless specified performance criteria are met and specified criteria for converting and/or redeeming units for Shares are also met. As of December 31, 2017, these criteria had not been met. On January 10, 2018, the 2015 OPP plan did not meet the applicable performance requirements and the applicable units are no longer earnable. Accordingly, the Equity Incentive Plan Awards for 2015 no longer have any value. In accordance with applicable SEC rules, the values presented in the table for these OPP Units are calculated based on our year-end Share price as if the performance, converting and redemption conditions for these units had been met as of that date.

(2)
These awards vested ratably over four years from the date of grant.

(3)
These awards vested ratably over five years from the date of grant.

(4)
In connection with the JBG SMITH transactions, the Compensation Committee determined to treat equity awards granted to persons employed with our Washington D.C. business (including Mr. Theriot and Mr. Schear) in the following manner: (a) for awards of stock options, restricted stock and/or restricted units, the vesting of awards was accelerated so that all awards became vested as of the date of the

2018 PROXY STATEMENT	VORNADO REALTY TRUST	49

  consummation of the transactions, and (b) for OPP awards, treating the transactions as a special dividend and treating service with JBG SMITH or one of its affiliates as continued service with the Company or one of its affiliates.

Aggregated Option Exercises in 2017 and Units Vested

	Option Awards		Unit Awards
Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Units Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(1)(2)

Steven Roth	—	—	169,186	14,299,279
Joseph Macnow	—	—	45,758	3,886,335
Stephen W. Theriot	—	—	28,997	2,324,232
David R. Greenbaum	—	—	60,952	5,182,862
Michael J. Franco	—	—	66,655	5,668,327
Mitchell N. Schear	185,788	4,224,673	47,815	4,065,086

(1)
Values realized on exercise/vesting are based on: (1) for Option Awards, the difference between the exercise price and the average of the high and low price of our Shares on the applicable date if the resulting Shares were held or, if the resulting Shares were sold on the date of exercise, the actual sale price for such Shares; and (2) for Unit Awards, the average of the high and low price of our Shares on the date of vesting.

(2)
Unit Awards consists of awards of restricted units and OPP Units.

Employee Retirement Plan

The Company does not maintain a retirement plan other than a 401(k) plan.

Deferred Compensation

The following table summarizes the contributions, earnings, withdrawals and balance for the Named Executive Officers for and at year-end 2017.

50	VORNADO REALTY TRUST	2018 PROXY STATEMENT

Non-Qualified Deferred Compensation

Name	Type of Deferred Compensation Plan	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings (Loss) in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/17 ($)(3)

Steven Roth	Deferred Compensation Plans	—	—	(254,867)	20,771,790	2,776,000
Joseph Macnow	Deferred Compensation Plans	—	—	788,059	—	6,961,125
Stephen W. Theriot	Deferred Compensation Plans	125,000	—	(34,425)	—	389,277
David R. Greenbaum	Deferred Compensation Plans	772,726	—	2,551,960	—	35,308,033
Michael J. Franco	Deferred Compensation Plans	—	—	—	—	—
Mitchell N. Schear	Deferred Compensation Plans	—	—	12,532	252,159	—

(1)
Reflects the following amounts for each of the Named Executive Officers which are reported as compensation to such Named Executive Officer in the Summary Compensation Table for 2017: Mr. Roth, $0; Mr. Macnow, $0; Mr. Theriot, $125,000; Mr. Greenbaum, $772,726; Mr. Franco, $0; and Mr. Schear, $0. These amounts represent the deferred portion for each of such Named Executive Officer's annual salary and/or applicable bonus.

(2)
Contributions to the Vornado Realty Trust Non-Qualified Deferred Compensation Plans are credited with earnings based on the rate of return of various "benchmark funds" selected by the individual, some of which are based on the performance of the Company's securities. A description of these plans is provided under "Compensation Discussion and Analysis—Nonqualified Deferred Compensation Plans."

(3)
All amounts contributed by a Named Executive Officer in prior years have been reported in the Summary Compensation Tables in our previously filed proxy statements in the year earned to the extent he was a Named Executive Officer in such year for the purposes of the SEC's executive compensation disclosure rules.

Employment Contracts

Joseph Macnow

Mr. Macnow has had an employment agreement with the Company since November 21, 1980. Mr. Macnow currently serves as Executive Vice President, Chief Financial Officer and Chief Administrative Officer pursuant to his Amended and Restated Employment Agreement, dated as of July 27, 2006. This agreement provides that on each December 31 the employment term shall automatically be extended for one additional year unless either the Company or Mr. Macnow gives written notice not to extend the agreement 90 days before such date. Mr. Macnow's employment agreement provides that his base salary will not be reduced during the term of the agreement and is currently $1,000,000. Mr. Macnow's employment agreement provides that he will be entitled to participate at a level commensurate with his position in any equity compensation payable to senior executives of the Company. In accordance with the terms of his employment agreement, Mr. Macnow has also been provided with a car and driver.

2018 PROXY STATEMENT	VORNADO REALTY TRUST	51

The agreement also provides that, if Mr. Macnow's employment is terminated by the Company without cause or by him for good reason (as defined in the agreement to include, among other things, a change in his responsibilities, change in control of the Company, relocation of the Company's principal executive offices, the failure of the Company to comply with the terms of the agreement or the failure of the Company to renew the agreement upon expiration), he will receive: (a) a lump-sum payment of three times the sum (not to exceed $3.3 million, in the aggregate) of (i) his annual base compensation plus (ii) the average of the annual bonuses earned by him in the two fiscal years ending immediately prior to his termination; (b) immediate vesting in any equity awards granted to him by the Board; and (c) continued provision of benefits to him and his family for three years. The agreement further provides that, if Mr. Macnow's employment is terminated by him without good reason or by the Company for cause (as defined in the agreement to include conviction of, or plea of guilty or nolo contendere to, a felony, failure to perform his duties or willful misconduct), payment of salary will cease.

David R. Greenbaum

Mr. Greenbaum has an employment agreement that commenced on April 15, 1997 pursuant to which he serves as President—New York Division. The employment agreement provides that, commencing on April 30, 2000, and on each April 30 thereafter, the employment term shall automatically be extended for one additional year unless either the Company or Mr. Greenbaum gives written notice not to extend the agreement at least 90 days before such date. The employment agreement provides that Mr. Greenbaum's base salary shall not be reduced during the term of the agreement. Mr. Greenbaum's current annual base salary is $1,000,000. Mr. Greenbaum's employment agreement provides that he will be entitled to participate at a level commensurate with his position in any equity and/or incentive compensation payable to senior executives of the Company. In accordance with the terms of his employment agreement, he has also been given the use of a Company car and driver.

The agreement also provides that if Mr. Greenbaum's employment is terminated by the Company without cause or by him for good reason (as defined in the agreement to include, among other things, a change in his responsibilities, change in control of the Company, relocation of the New York Division's principal executive offices, the failure of the Company to comply with the terms of the agreement or the failure of the Company to renew the agreement upon expiration), Mr. Greenbaum will receive (a) a lump-sum payment equal to three times the sum of (i) his annual base compensation and (ii) the average of the annual bonuses earned by him in the two fiscal years ending immediately prior to his termination and (b) continued provision of benefits to him and his family for three years. The agreement further provides that if his employment is terminated by him without good reason or by the Company for cause (as defined in the agreement to include conviction of, or plea of guilty or nolo contendere to, a felony, failure to perform his duties or willful misconduct), payment of his salary will cease.

Michael J. Franco

Mr. Franco renewed his employment agreement with the Company as of January 10, 2014, pursuant to which he currently serves as Executive Vice President—Chief Investment Officer. Mr. Franco's employment agreement provides for an initial four-year term with automatic renewals unless either party gives written notice not to extend the agreement 120 days prior to its scheduled termination date. Mr. Franco's employment agreement provides that his base salary will not be reduced during the term of the agreement and is currently $1,000,000. During his employment, Mr. Franco will be entitled to receive an annual bonus, determined at the discretion of the Company with an annual target of $1,500,000. Upon entering into the employment agreement, Mr. Franco received an initial equity grant of $3,000,000 of restricted units. These units vest ratably over three years from the date of grant. Pursuant to Mr. Franco's employment agreement, on January 10, 2017 Mr. Franco was awarded an additional $2,000,000 of restricted units which vested on January 9, 2018. Upon any termination of Mr. Franco's employment for good reason or by the Company without cause, Mr. Franco will be entitled to (a) a severance payment equal to one times his annual salary and average bonus over the last two years; and (b) accelerated vesting of all then-unvested equity awards (other than unearned OPP Units) made by the Company to Mr. Franco. Mr. Franco is also entitled to a car allowance of $1,000 per month. The agreement further provides that if his employment is terminated for cause (as defined in the agreement to include

52	VORNADO REALTY TRUST	2018 PROXY STATEMENT

conviction of, or pleas of guilty or nolo contendere to, a felony, failure to perform his duties or willful misconduct), payment of his salary will cease.

Mitchell N. Schear

Mitchell N. Schear served as the President of our Charles E. Smith/Washington, D.C. Division from 2003 until the completion of the Washington Spin in July 2017. The terms of Mr. Schear's employment with us were governed by an employment agreement dated April 19, 2007. This agreement provided for a term of five years and was automatically renewable for one-year terms thereafter. The agreement also provided for a minimum salary of $1,000,000 per year and bonuses and other customary benefits. The agreement also provided that if we terminate Mr. Schear's employment without cause or if he terminated his employment for breach of his employment agreement by us, he would receive a lump-sum payment equal to one year's salary and bonus, up to a maximum of $2,000,000.

In connection with the Washington Spin, on March 10, 2017, we entered into an amendment to Mr. Schear's employment agreement. The amendment provides the terms of certain payments that Mr. Schear became eligible to receive in connection with certain post-employment services related to the Washington Spin. In addition to the severance payments and benefits under his existing employment agreement to which he became entitled upon his termination of employment from us without cause upon the spin-off (which were subject to Mr. Schear's execution of a release), the material terms of the amendment included:

  (1)   transition services payments at a rate of $1,000,000 per year plus continuation of his existing auto allowance, supplemental life insurance and certain benefits, in each case for so long as he is actively providing services to us in connection with the spin-off (but not to exceed two years). Mr. Schear provided active services to us until December 31, 2017;

  (2)   spin-off payments of $1,800,000 upon consummation of the spin-off and $1,800,000 in January 2018;

  (3)   payment of a pro rata $1,800,000 bonus for 2017, based on the portion of 2017 during which Mr. Schear was employed by us preceding the spin-off date; and

  (4)   continuation of certain health, welfare, and other benefits for two years following his termination of employment upon the spin-off (including payment of COBRA premiums, to the extent applicable).

In connection with the Washington Spin, equity awards granted to persons employed by our Washington D.C. business (including Mr. Schear) were treated in the following manner: (a) for awards of stock options, restricted stock and/or restricted units, the vesting of awards were accelerated so that all awards vested as of the date of the consummation of the Washington Spin and Mr. Schear received a one-time cash payment to compensate him for the value of the unexpired terms of his options, and (b) OPP awards were proportionately adjusted in accordance with their terms to maintain the grantee's rights, so that performance is measured based on the aggregate value of Company and JBG SMITH common shares on the NYSE and service with JBG SMITH or one of its affiliates will be treated as continued service with the Company or one of its affiliates (provided that Mr. Schear's earned OPP awards vested as of the date of the consummation of the transaction and his unearned OPP awards are subject only to achieving the applicable performance criteria without regard to his continued service).

Other Named Executive Officers

Mr. Roth (our Chairman and CEO) does not have an employment agreement. The employment agreement for Mr. Theriot expired upon the Washington Spin and the Company has no further obligations under that agreement.

2018 PROXY STATEMENT	VORNADO REALTY TRUST	53

Severance and Change of Control Arrangements

Of our Named Executive Officers, each of Messrs. Macnow, Greenbaum and Franco has employment agreements that provide for certain payments in the event of a termination of employment, including one following a change of control. Each of Messrs. Theriot and Schear had employment agreements with us during their employment with us, but those agreements are no longer applicable. Neither Mr. Roth nor any of our Trustees has an employment agreement or other severance arrangement. Our omnibus share plans, which govern all of our equity-based awards and the related forms of equity award agreements, provide that annual equity awards do not vest automatically upon a change of control. In addition, our deferred compensation plans provide that all applicable deferred compensation is paid out to an executive or Trustee upon his or her departure from the Company. The Company does not maintain a retirement plan other than a 401(k) plan. In addition, upon the death or disability of an executive, that executive, or his or her estate, may be entitled to insurance benefits under policies with third parties maintained by us.

Our employment agreements are negotiated on a case-by-case basis. As discussed under "Compensation Discussion and Analysis," we believe that in certain circumstances such agreements are in the best interests of the Company and our shareholders to ensure the continued dedication of such employees, notwithstanding the possibility, threat or occurrence of a change of control. Generally, our agreements govern severance payments under the following circumstances: (1) termination of the employee for "cause"; (2) termination by the employee for "good reason" (such as breach of the employment agreement by the Company or, in certain cases, if a change of control occurs and the employee then decides to terminate his employment) or by the Company without "cause"; (3) termination following a disability; (4) termination due to death; and (5) in certain cases, termination upon retirement after the employee reaches the age of 65. Reference should be made to the actual employment agreements for the specific terms. Generally, however, on any termination, the applicable executive officer will receive his accrued and unpaid salary and other benefits until the date of termination. For "cause" terminations by the Company, the employee will not receive any additional payment. If the employee terminates his employment for "good reason" or the Company terminates his employment without "cause," the employee typically receives an additional payment (or payments over a specified period) that may vary from one year of salary and bonus to up to three years of salary and bonus. Generally, cash payments are in a lump sum other than in the case of termination on disability or death when the costs of benefits may be paid for a period of one to three years (depending upon the applicable executive's agreement). For terminations due to disability or death, an executive who has this provision in the applicable agreement typically receives between one year of salary or bonus and three years of salary. In certain cases, the employment agreements also provide for continued benefits for specified periods. Historically, severance payments following a change of control under employment agreements for our Named Executive Officers require that the change of control must occur and be followed by any termination of employment (for whatever reason) in order for there to be a payment. We believe that our current severance provisions appropriately achieve the benefits of ensuring the dedication of employees in connection with a change of control without providing for an automatic payment under the employment agreement for a change of control.

Our equity-based compensation awards are governed by the individual award agreements issued under our omnibus share plans. Generally, upon terminations of employment, no unvested awards are accelerated but employees are entitled to keep awards that have already vested if they exercise options or similar awards within specified periods after termination. In Mr. Franco's case, however, his employment agreement provides that on a termination by the Company without cause or by Mr. Franco with good reason, his unvested equity awards (other than unearned OPP Units) then vest. Our forms of award agreements for annual equity awards provide that unvested equity awards vest following a change of control only if the applicable employee's employment is terminated by the Company without "cause" or by such employee with "good reason." We believe these vesting provisions for equity awards following a change of control are appropriate due to the change in the nature of the form of award caused by a change of control. In the case of retirement after the age of 65, options (but no other equity-based award) automatically vest. In the case of a disability, options and OPP Units vest and in the case of death, all equity awards vest.

The information presented below reflects the estimated payments that each of our Named Executive Officers would have received under the employment termination scenarios (including following a change of control) if employment termination were to have occurred on December 31, 2017. As neither of Messrs. Theriot or

54	VORNADO REALTY TRUST	2018 PROXY STATEMENT

Schear was employed by us at that date, information pertaining to them was not included in the tables below. In calculating the value of equity-based awards, the presentation uses a price per Share of $78.18, the closing price of our Shares on the New York Stock Exchange on the last trading day in 2017. In addition, in estimating bonuses payable for the calculation of severance payments, we have used the actual bonuses paid in 2018 for 2017 performance (including, for these presentation purposes only, the value of all restricted units granted as a bonus in the first quarter of 2018). The actual amounts that would be paid on any termination of employment can only be determined at the time of any actual separation from the Company.

Steven Roth

(amounts in dollars)

Payments on Termination	Voluntary Termination on Retirement(1)	Involuntary For Cause Termination	Involuntary Not For Cause Termination /Good Reason Termination	Voluntary Termination Following a Change of Control(2)	Death	Disability

Bonus	—	—	—	—	—	—
Severance	—	—	—	—	—	—
Unvested Options	—	—	—	—	—	—
Unvested Restricted Units	—	—	—	—	9,597,142	—
Unvested OPP Units	8,687,205	—	8,687,205	—	8,687,205	8,687,205
Benefits Continuation	—	—	—	—	—	—

Total	8,687,205	—	8,687,205	—	18,284,347	8,687,205

Joseph Macnow

(amounts in dollars)

Payments on Termination	Voluntary Termination on Retirement(1)	Involuntary For Cause Termination	Involuntary Not For Cause Termination /Good Reason Termination	Voluntary Termination Following a Change of Control(2)	Death	Disability

Bonus	1,250,000	—	1,250,000	1,250,000	1,250,000	1,250,000
Severance	—	—	3,300,000	3,300,000	—	—
Unvested Options	—	—	—	—	—	—
Unvested Restricted Units	—	—	4,034,244	4,034,244	4,034,244	4,034,244
Unvested OPP Units	1,855,759	—	1,855,759	1,855,759	1,855,759	1,855,759
Benefits Continuation(3)	—	—	462,467	462,467	9,218	462,467

Total	3,105,759	—	10,902,470	10,902,470	7,149,221	7,602,470

2018 PROXY STATEMENT	VORNADO REALTY TRUST	55

David R. Greenbaum

(amounts in dollars)

Payments on Termination	Voluntary Termination on Retirement(1)	Involuntary For Cause Termination	Involuntary Not For Cause Termination /Good Reason Termination	Voluntary Termination Following a Change of Control(2)	Death	Disability

Bonus	—	—	1,800,000	1,800,000	1,800,000	1,800,000
Severance	—	—	8,400,000	8,400,000	1,000,000	—
Unvested Options	—	—	—	—	—	—
Unvested Restricted Units	—	—	—	—	5,535,848	—
Unvested OPP Units	2,447,738	—	2,447,738	—	2,447,738	2,447,738
Benefits Continuation(3)	—	—	159,180	159,180	19,218	159,180

Total	2,447,738	—	12,806,918	10,359,180	10,802,804	4,406,918

Michael J. Franco

(amounts in dollars)

Payments on Termination	Voluntary Termination on Retirement(1)	Involuntary For Cause Termination	Involuntary Not For Cause Termination /Good Reason Termination	Voluntary Termination Following a Change of Control(2)	Death	Disability

Bonus	—	—	—	—	—	—
Severance	—	—	2,500,000	—	—	—
Unvested Options	—	—	—	—	—	—
Unvested Restricted Units	—	—	9,313,193	9,313,193	9,313,193	—
Unvested OPP Units	—	—	2,408,100	2,408,100	2,408,100	2,408,100
Benefits Continuation	—	—	—	—	—	—

Total	—	—	14,221,293	11,721,293	11,721,293	2,408,100

(1)
Payments upon retirement from the Company are available to those Named Executive Officers who retire after reaching the age of 65 or are over 60 and have 20 years of service with the Company. Each of Messrs. Roth, Macnow and Greenbaum would have qualified for retirement at December 31, 2017. Except as otherwise provided in these tables, no payments are due upon any other voluntary termination prior to retirement.

(2)
Our annual award agreements provide that unvested grants of options and restricted units vest following a change of control only upon specified terminations of employment. These amounts do not include the value of equity that vests for those persons due to their retirement after the age of 65 as opposed to amounts payable solely due to a change of control.

(3)
Information presented as to the costs of benefits is based on an estimated total annual cost of benefits for such Named Executive Officer. In certain cases, continued benefits made available following a termination will be less than the total benefits currently payable.

Pay Ratio Disclosure Rule

In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd - Frank Act"), the SEC adopted a rule requiring annual disclosure of the ratio of the median employee's annual total compensation to the total annual compensation of the principal executive officer

56	VORNADO REALTY TRUST	2018 PROXY STATEMENT

("PEO"). The Company's PEO is Mr. Roth. Pursuant to the SEC rules, we determined a "Median Employee" and compared such employee's total annual compensation to that of Mr. Roth. For purposes of this ratio, we calculated the annual total compensation of each of the Median Employee and Mr. Roth in accordance with the methodology that we use to calculate total compensation for purposes of the Summary Compensation Table. As of December 31, 2017, the Company employed 3,989 persons of which 2,788 persons are employed by our cleaning and maintenance services business ("BMS Employees"). The applicable information is set forth below:

Median Employee total annual compensation	$61,824
Median Employee (excluding BMS Employees) total annual compensation	$75,320
Mr. Roth ("PEO") total annual compensation	$10,467,517
Ratio of PEO to Median Employee Compensation	169.3:1.0
Ratio of PEO to Median Employee Compensation (excluding BMS Employees)	139.0:1.0

In determining the median employee, we prepared a listing of all employees as of December 31, 2017. Employees on leave of absence on December 31, 2017 were excluded from the list and wages and salaries were annualized for those permanent employees that were not employed for the full year of 2017. The median employee was selected from the annualized list.

COMPENSATION OF TRUSTEES

Trustees who are not officers of the Company receive an annual retainer. During 2017, Mr. Roth received no compensation for his service as a Trustee. Non-management members of the Board of Trustees are compensated as follows: (1) each such member receives an annual cash retainer equal to $75,000; (2) each such member receives an annual grant of restricted shares or restricted units with a value equal to $125,000 (not to be sold while such member is a Trustee, except in certain circumstances); (3) the Lead Trustee receives an additional annual cash retainer of $75,000; (4) the Audit Committee Chairman receives an additional annual cash retainer of $50,000 and other Audit Committee members receive an annual cash retainer of $25,000; and (5) the Chairman and members of all other committees (other than the Executive Committee) receive an additional annual cash retainer of $10,000 and $5,000, respectively.

The following table sets forth the compensation that was earned or paid in 2017 for the non-management members of our Board.

Name	Fees Earned or Paid in Cash ($)	Share/Unit Awards ($)(1)	Total ($)

Candace K. Beinecke	180,000	103,821	283,821
Michael D. Fascitelli	75,000	103,821	178,821
Robert P. Kogod	84,476	109,456	193,932
Michael Lynne	105,000	103,821	208,821
David M. Mandelbaum	80,000	103,821	183,821
Mandakini Puri	94,556	311,385	405,941
Daniel R. Tisch	105,000	103,821	208,821
Richard R. West	130,000	103,821	233,821
Russell B. Wight, Jr.	80,000	103,821	183,821

(1)
The amounts presented in this column reflect the grant date fair value of equity awards (calculated pursuant to FASB ASC Topic 718) granted in 2017. The grant date fair value is the amount we would expense in our consolidated financial statements over the award's anticipated vesting schedule. These amounts differ from that set forth in the first introductory paragraph above as that amount is based on the market price for our Shares on the date of grant. For additional information on our value assumptions, refer to footnote 13 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the SEC. Dividends are paid on both the vested and unvested portion of Restricted Share and Restricted Unit awards. For information concerning the aggregate equity awarded to non-management Trustees under our omnibus share plans, see Note 8 to the Principal Security Holders table. The Share/Unit Awards granted to Ms. Puri include an initial grant of equity in connection with joining the Board in 2016.

2018 PROXY STATEMENT	VORNADO REALTY TRUST	57

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee, consisting of Dr. West and Messrs. Lynne and Tisch, grants awards under the Company's omnibus share plans and makes all other executive compensation determinations. Mr. Roth is the only officer or employee of the Company who is also a member of the Board. There are no interlocking relationships involving the Board which require disclosure under the executive compensation rules of the SEC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

We review all relationships and transactions in which we and our significant shareholders, Trustees and our executive officers or their respective immediate family members are participants (including transactions required to be disclosed under Item 404 of Regulation S-K) to determine whether such persons have a direct or indirect material interest in the transaction. Our policy (as set forth in our Code of Business Conduct and Ethics) is to determine whether such an interest exists, applying the standards set forth in Item 404 of Regulation S-K and our Corporate Governance Guidelines. Our legal and financial staff is primarily responsible for the development and implementation of processes and controls to obtain information from our significant shareholders, Trustees and our executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in this proxy statement. We also disclose transactions or categories of transactions we consider in determining that a Trustee is independent. In addition, our Audit Committee and/or our Corporate Governance and Nominating Committee reviews and, if appropriate, approves or ratifies any related person transaction that is required to be disclosed. These committees, in the course of their review of a disclosable related-party transaction, consider: (1) the nature of the related person's interest in the transaction; (2) the material terms of the transaction; (3) the importance of the transaction to the related person; (4) the importance of the transaction to the Company; (5) whether the transaction would impair the judgment of a Trustee or executive officer to act in the best interest of the Company; and (6) any other matters these committees deem appropriate.

Transactions Involving Interstate Properties

As of March 19, 2018, Interstate and its partners collectively beneficially owned approximately 7% of our outstanding Shares and approximately 26% of Alexander's outstanding common stock. Interstate is a general partnership in which Steven Roth, David Mandelbaum and Russell B. Wight, Jr. are the partners. Mr. Roth is Chairman of the Board and CEO of the Company, the Managing General Partner of Interstate, and the Chairman of the Board and Chief Executive Officer of Alexander's. Messrs. Mandelbaum and Wight are Trustees of the Company and also directors of Alexander's.

We manage and lease the real estate assets of Interstate pursuant to a management agreement for which we receive an annual fee equal to 4% of annual base rent and percentage rent. The management agreement has a term of one year and automatically renews unless terminated by either of the parties on 60 days' notice at the end of the term. We believe, based upon comparable fees charged by other real estate companies, that the terms are fair to us. We earned $501,006 in management fees under the agreement for the year ended December 31, 2017.

Transactions Involving Alexander's

As of March 19, 2018, Interstate and its three general partners—Steven Roth (Chairman of the Board and CEO of the Company and Chairman of the Board and Chief Executive Officer of Alexander's), David Mandelbaum (a Trustee of the Company and director of Alexander's) and Russell B. Wight, Jr. (a Trustee of the Company and director of Alexander's)—beneficially owned approximately 7% of our outstanding Shares and approximately 26% of Alexander's outstanding common stock. The Company beneficially owns approximately 32% of the outstanding common stock of Alexander's. Joseph Macnow, our Executive Vice President, Chief Financial

58	VORNADO REALTY TRUST	2018 PROXY STATEMENT

Officer and Chief Administrative Officer, has served as Treasurer of Alexander's since May 18, 2017. Prior to May 18, 2017, Mr. Macnow served as Executive Vice President of Alexander's and prior to April 26, 2017 he also served as Chief Financial Officer of Alexander's. Prior to his becoming the Chief Financial Officer of JBG SMITH on February 15, 2017, Mr. Stephen W. Theriot served as both our Chief Financial Officer and the Assistant Treasurer of Alexander's.

We manage, lease and develop Alexander's properties pursuant to the agreements described below, which expire in March of each year and renew automatically.

Management and Development Agreements.    Pursuant to our management and development agreement with Alexander's, we receive an annual fee for managing Alexander's and all of its properties equal to the sum of (i) $2,800,000, (ii) 2% of the gross revenue from the Rego Park II Shopping Center, (iii) $0.50 per square foot of the tenant-occupied office and retail space at 731 Lexington Avenue, and (iv) $306,000, escalating at 3% per annum, for managing the common area of 731 Lexington Avenue.

In addition, we are entitled to a development fee of 6% of development costs, as defined.

Leasing Agreements.    We provide Alexander's with leasing services for a fee of 3% of rent for the first ten years of a lease term, 2% of rent for the eleventh through the twentieth year of a lease term, and 1% of rent for the twenty-first through thirtieth year of a lease term, subject to the payment of rents by Alexander's tenants. In the event that third-party real estate brokers are used, our leasing fee increases by 1% and we are responsible for the fees to the third-party real estate brokers. We are also entitled to a commission upon the sale of any of Alexander's assets of 3% of gross proceeds, as defined, for asset sales of less than $50,000,000, or 1% of gross proceeds, as defined, for asset sales of $50,000,000 or more.

Other Agreements.    Building Maintenance Services ("BMS"), our wholly-owned subsidiary supervises (i) the cleaning, engineering and security services at Alexander's Lexington Avenue property and (ii) security services at Alexander's Rego Park I and Rego Park II properties.

During the year ended December 31, 2017, Alexander's incurred $2,800,000 in management fees, $29,000 in development fees, $1,829,000 in leasing fees, and $4,114,000 for property management and other fees under its agreements with the Company and/or BMS.

At December 31, 2017, Alexander's owed the Company (i) $21,000 for development fees, (ii) $658,000 for management, property management and cleaning and security fees and (iii) $1,811,000 for leasing fees.

Certain Other Transactions or Relationships

With respect to our building at 888 Seventh Avenue, we are the lessee under a ground lease that expires in 2067. The lessor under the ground lease is a limited liability company that is owned by several members, some of which include trusts for the benefit of the family of Mr. David M. Mandelbaum (one of our Trustees), his children, his brother, his sister and his sister's family. Mr. Mandelbaum has no voting or pecuniary interest in these trusts or in the ground lease. The underlying fee property was purchased by the parents of Mr. Mandelbaum in 1961 and placed into trusts at that time for the benefit of their children and grandchildren. Since 1961, this property has been owned 20% by these trusts and, when the trusts expired, descendants of Mr. Mandelbaum's parents. The remaining 80% of the limited liability company is owned by two unrelated families. One family owns 55% of the limited liability company and is its managing member. Mr. Mandelbaum's personal interest in the property is an indirect 2.66% interest. We acquired the building at 888 Seventh Avenue (and the tenant's interest under the ground lease) from an unrelated party in 1998. The limited liability company owning the ground receives under the ground lease an aggregate payment of $3,350,000 a year in rent.

On December 28, 2010, the Company acquired Wayne Town Center subject to a ground lease owned by members of David Mandelbaum's family or trusts for their benefit. The rent on the ground lease in 2017 was $3,768,466 and increases at 6% per year. Mr. Mandelbaum has no direct voting or pecuniary interest in these trusts or in the ground lease.

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Charles E. Smith Management LLC, which is owned by Mr. Kogod, one of our Trustees, and his family members, leases space in our former Crystal City location, which was included in the Washington Spin. During 2017, prior to the Washington Spin this company paid to us rent of $407,126. This entity is not affiliated with the Company. Mr. Kogod and his spouse each own a 25% interest in this entity.

MDF Capital LLC, which is owned by Mr. Michael D. Fascitelli, one of our Trustees, leases space at our building at 888 Seventh Avenue in New York City. During 2017, MDF Capital paid $958,148 of rent to the Company for this space.

Mr. Fascitelli also serves as a member of the Board of Commissioners of The Port Authority of New York and New Jersey. Mr. Fascitelli receives no compensation for his service as a member of the Board of Commissioners. The Company does business with the Port Authority of New York and New Jersey from time to time.

Steven Roth, our Chairman and Chief Executive Officer also serves as a member of the Board of Trustees of Urban Edge Properties and as Chairman of the Board of JBG SMITH Properties, both of which are former affiliates of the Company.

During 2017, the Company reimbursed a company owned by Mr. Roth $331,220 for the use, for Company-business purposes, of an airplane owned by such company.

During 2017, companies affiliated with Mr. Roth's wife, Daryl Roth Productions, paid to us $429,760 in connection with fair market leases of signage space from us.

Daryl Roth Productions is also a tenant at our building at 888 Seventh Avenue in New York City. The lease commenced on January 1, 2016 and is at market terms. Pursuant to the lease, during 2017, Daryl Roth Productions paid rent of $474,518.

Other Transactions or Relationships Considered in Determining Trustee Independence

Daniel R. Tisch, a Trustee, is also a member of the Board of New York University. New York University (or an affiliate thereof) is a tenant at our building at One Park Avenue in New York City. Mr. Tisch was in no way affiliated with such relationship nor does he receive any compensation in connection with such relationship.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee's purposes are to (i) assist the Board of Trustees (the "Board of Trustees" or the "Board") of Vornado Realty Trust, a Maryland real estate investment trust (the "Company"), in its oversight of (a) the integrity of the Company's financial statements, (b) the Company's compliance with legal and regulatory requirements, (c) the qualifications and independence of the Company's independent registered public accounting firm, and (d) the performance of the Company's independent registered public accounting firm and the Company's internal audit function; and (ii) prepare an Audit Committee report as required by the Securities and Exchange Commission (the "SEC") for inclusion in the Company's annual proxy statement. The function of the Audit Committee is oversight. The Board of Trustees, in its business judgment and upon the recommendation of the Corporate Governance and Nominating Committee of the Board, has determined that all members of the Audit Committee are "independent," as required by applicable listing standards of the New York Stock Exchange (the "NYSE"), as currently in effect, and in accordance with the rules and regulations promulgated by the SEC. The Board of Trustees has also determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE and that each of Dr. West, Ms. Puri and Mr. Tisch is an "audit committee financial expert" within the meaning of the rules of the SEC. The Audit Committee operates pursuant to an Audit Committee Charter.

Management is responsible for the preparation, presentation and integrity of the Company's financial statements and for the establishment and effectiveness of internal control over financial reporting, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, Deloitte & Touche LLP, is responsible for planning and carrying out a proper audit of the Company's annual financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) ("PCAOB"), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting.

In performing its oversight role, the Audit Committee has considered and discussed the audited consolidated financial statements with management and Deloitte & Touche LLP. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Ethics and Independence Rules 3526, Communication with Audit Committees Concerning Independence. The Audit Committee has also discussed with the independent registered public accounting firm its independence. The independent registered public accounting firm has free access to the Audit Committee to discuss any matters the firm deems appropriate.

Based on the reports and discussions described in the preceding paragraph and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Audit Committee Charter in effect during 2017, the Audit Committee recommended to the Board of Trustees that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's consolidated financial statements has been carried out in accordance with the auditing standards of the PCAOB, that the consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that Deloitte & Touche LLP is in fact "independent" or the effectiveness of the Company's internal controls.

DR. RICHARD R. WEST MANDAKINI PURI DANIEL R. TISCH

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PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the "Deloitte Entities") have been the Company's independent registered public accounting firm since 1976. The Audit Committee selected Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017 as a result of a process by which the Audit Committee and management solicited and received proposals from and met with and interviewed several other independent registered public accounting firms. The Audit Committee initiated this process after consultation with management because it determined that there were possible benefits to be considered with regard to cost, audit firm independence and obtaining a fresh look at the Company's financial accounting and internal controls processes. This process was not related to the quality of services provided by the Deloitte Entities. After consideration of each of the proposals, the Audit Committee retained the Deloitte Entities as the Company's independent registered public accounting firm and has determined to continue that retention for 2018. Among other matters, the Audit Committee concluded that current requirements for audit partner rotation, limitation of services and other regulations affecting the audit engagement process substantially assist in supporting auditor independence. As a matter of good corporate governance, the Audit Committee has determined to submit its selection to shareholders for ratification. In the event that this selection of an independent registered public accounting firm is not ratified by the affirmative vote of a majority of the votes cast on the proposal, the Audit Committee will review its future selection of an independent registered public accounting firm but will retain all rights of selection.

Even if the selection of the Deloitte Entities is ratified at the Annual Meeting, the Audit Committee, in its discretion, may change the appointment at any time during the year.

We expect that representatives of the Deloitte Entities will be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by the Deloitte Entities for the years ended December 31, 2017 and 2016, for professional services rendered for the audits of the Company's annual consolidated financial statements included in the Company's Annual Reports on Form 10-K, for the reviews of the consolidated interim financial statements included in the Company's Quarterly Reports on Form 10-Q and reviews of other filings or registration statements under the Securities Act of 1933, as amended, and Securities Exchange Act during those fiscal years were $3,249,000 and $3,855,000, respectively.

Audit-Related Fees

The aggregate fees billed by the Deloitte Entities for the years ended December 31, 2017 and 2016 for professional services rendered that are related to the performance of the audits or reviews of the Company's consolidated financial statements which are not reported above under "Audit Fees" were $3,777,000 (including $1,340,000 for work performed in connection with the spin-off of Vornado's Washington D.C. segment) and $5,986,000 (including $3,500,000 for work performed in connection with the spin-off of Vornado's Washington D.C. segment), respectively. "Audit-Related Fees" generally include fees for stand-alone audits of subsidiaries and due diligence associated with mergers/acquisitions.

Tax Fees

The aggregate fees billed by the Deloitte Entities for the years ended December 31, 2017 and 2016 for professional services rendered for tax compliance, tax advice and tax planning were $992,000 and $1,168,000, respectively. "Tax Fees" generally include fees for tax consultations regarding return preparation and REIT tax law compliance.

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All Other Fees

Other than those described above under "Audit Fees," "Audit-Related Fees" and "Tax Fees," there were no other fees billed by the Deloitte Entities for the years ended December 31, 2017 and 2016.

Pre-approval Policies and Procedures

In May 2003, the Audit Committee established a policy of reviewing and approving engagement letters with the Deloitte Entities for the services described above under "Audit Fees" before the provision of those services commences. For all other services, the Audit Committee has detailed policies and procedures pursuant to which it has pre-approved the use of the Deloitte Entities for specific services for which the Audit Committee has set an aggregate quarterly limit of $250,000 on the amount of other services that the Deloitte Entities can provide the Company. Any services not specified that exceed the quarterly limit, or which would cause the amount of total other services provided by the Deloitte Entities to exceed the quarterly limit, must be approved by the Audit Committee Chairman before the provision of such services commences. The Audit Committee also requires management to provide it with regular quarterly reports of the amount of services provided by the Deloitte Entities. Since the adoption of such policies and procedures, all of such fees were approved by the Audit Committee in accordance therewith.

The Board of Trustees recommends that you vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2018.

The affirmative vote of holders of a majority of the votes cast on this proposal at the Annual Meeting, assuming a quorum is present, is required for its approval. Because banks, brokers and other nominees are entitled to vote on this matter in their discretion, if they do not receive instructions from the applicable beneficial owner of Shares, we do not expect there to be significant broker non-votes on this proposal. Abstentions will have no effect on the result of this vote.

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PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE COMPANY'S DECLARATION OF TRUST TO PERMIT SHAREHOLDERS TO PROPOSE BINDING AMENDMENTS TO THE COMPANY'S BYLAWS AND TO VOTE ON AMENDMENTS TO THE COMPANY'S BYLAWS

This proposal seeks approval to amend our organizational documents to permit shareholders to propose binding amendments to our Bylaws and to vote on amendments to our Bylaws. These actions would be undertaken in the several steps described below.

Subsection 3.2(x) of the Company's Amended and Restated Declaration of Trust (the "Declaration") grants the Board the power and authority to amend the Bylaws of the Company (the "Bylaws"). Furthermore, as permitted under Maryland law, Article XIV of the Bylaws provides that the Board has the exclusive power to "adopt, alter or repeal any provision of these Bylaws and to make new Bylaws." Accordingly, Section 7.2 of the Declaration, which provides for the voting rights of shareholders, does not permit the shareholders to vote on Bylaw amendments. Consequently, for shareholders to have the right to vote on amendments to the Bylaws, we would have to amend (i) the Declaration as well as (ii) our Bylaws.

In advance of this annual meeting, we and members of the Corporate Governance and Nominating Committee engaged in an extensive shareholder outreach with the holders of over 50% of our Shares to discuss governance matters, including granting shareholders the power to amend the Bylaws. While these holders generally supported permitting shareholders to propose binding Bylaw amendments, they expressed differing views as to whether we should require parties making proposals to amend the Bylaws to satisfy some sort of shareholding criteria or require a supermajority vote to adopt amendments. A plurality of the shareholders did express a preference for there being no significant share ownership or supermajority vote requirements.

After careful consideration, the Corporate Governance and Nominating Committee recommended to the Board that, although there continue to be strong arguments in favor of continuing to permit only the Board to amend the Bylaws, it was advisable to amend the Declaration (the "Amendment") to provide shareholders with the power to vote on amendments to the Bylaws to the extent provided in the Bylaws and, if the Amendment is approved by shareholders, for the Board to amend the Bylaws to grant shareholders the right to amend the Bylaws. The Board carefully considered the recommendation of the Corporate Governance and Nominating Committee as well as the reasons for that recommendation and determined that it was advisable to recommend to shareholders that they approve the Amendment. The Corporate Governance and Nominating Committee also recommended, and the Board determined, that should the shareholders approve the Amendment, the Board would amend the Bylaws (the "Proposed Bylaw Amendment") to provide that shareholders may adopt, alter or repeal any Bylaw by a majority vote of the shares entitled to be cast to the extent permitted by applicable law. That right would be in addition to the right of the Trustees to amend the Bylaws, not in lieu of such power of the Trustees. The Board's decision was consistent with the views of a plurality of the shareholders contacted during our shareholder outreach. The text of the Amendment is attached as Annex B to this Proxy Statement. The Proposed Bylaw Amendment, which the Board has resolved to adopt if the Amendment is approved, is attached as Annex C to this Proxy Statement.

If the Amendment is approved by the Company's shareholders, then the Company will file Articles of Amendment to the Declaration containing the Amendment text as set forth in Annex B to this Proxy Statement with the State Department of Assessments and Taxation of Maryland and the Board will adopt the Proposed Bylaw Amendment. The Proposed Bylaw Amendment provides that, in addition to the Board's power to adopt, alter or repeal any provision of the Bylaws, the shareholders may also take such actions by the affirmative vote of the holders of a majority of the votes then entitled to be cast on the matter. Of course, any Bylaw proposed by shareholders would have to be permitted by applicable law. In addition, to eliminate any ambiguity as to whether Section 7.2 of the Declaration is a permissive or an exclusive listing of matters on which shareholders are permitted to vote, the Amendment adds to such matters those matters which the Board has recommended that the shareholders approve and those matters upon which, as a matter of federal or state law or securities exchange rule (including advisory votes), shareholders are entitled to vote.

The Board of Trustees recommends that you vote "FOR" the approval of the Amendment to the Company's Declaration.

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Vote Required

The affirmative vote of holders of not less than a majority of the Shares outstanding and entitled to vote on this proposal, assuming a quorum is present, is required to approve the Amendment. Abstentions and broker non-votes will have the effect of votes against the Amendment.

If the Amendment is approved by the shareholders, it will become effective upon the acceptance for record of the Articles of Amendment by the State Department of Assessments and Taxation of Maryland, which we would expect to occur promptly after the Annual Meeting. If the Amendment is not approved by the shareholders, the Declaration will remain as currently in effect and the Bylaws will not be amended to provide shareholders with the contemplated powers.

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PROPOSAL 4: NON-BINDING, ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis section appearing earlier in this proxy statement describes our executive compensation program and the compensation decisions made by the Compensation Committee in or for 2017 with respect to our Chief Executive Officer and other officers named in the Summary Compensation Table (whom we refer to as the "Named Executive Officers"). In accordance with the rules and regulations of the SEC, the Board of Trustees is asking shareholders to vote for the following non-binding, advisory resolution:

Advisory Resolution on Executive Compensation

Proposal:    That the shareholders of Vornado Realty Trust (the "Company") approve, by a non-binding, advisory resolution, the compensation of the Company's executive officers named in the Summary Compensation Table, as disclosed in the proxy statement for this Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the tables and the related footnotes and narrative accompanying the tables contained in our "Executive Compensation" section).

Supporting Statement:    In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, our shareholders have the opportunity to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers. At our 2017 Annual Meeting of Shareholders, our shareholders elected, via an affirmative vote of a majority of all votes cast on the matter, to hold such non-binding, advisory votes on executive compensation on an annual basis, and, accordingly, we have elected to continue to annually hold an advisory vote on the compensation of our named executive officers.

Our executive compensation programs are described in detail in this proxy statement in the section titled "Compensation Discussion and Analysis" and the accompanying tables. These programs are designed to attract and retain talented individuals who possess the skills and expertise necessary to lead Vornado.

The Compensation Committee regularly assesses all elements of the compensation paid to our Named Executive Officers. A summary of our current compensation programs, inclusive of the aforementioned modifications, is presented in the Compensation Discussion and Analysis section and the accompanying tables and related narrative disclosure in this proxy statement. The Compensation Committee believes that the Company's present compensation programs promote our business objectives while aligning the interests of the Named Executive Officers with our shareholders to enhance continued positive financial results. During 2017, the Company recorded strong financial results while continuing our simplification and focusing strategy. We have continued to deliver long-term growth to our shareholders, with a TSR of approximately 75.7% for the ten-year period through 2017, outperforming the Office REIT return of 70.1%. As part of our simplification strategy, in July 2017 we spun off our Washington, D.C. segment and combined it with the management business and certain Washington, D.C. assets of The JBG Companies. The combined company, JBG SMITH Properties, is the largest, market-leading, best-in-class, pure-play Washington, D.C. real estate company. Following the spin-off, Vornado is a best-in-class, highly-focused, New York-centric office and high street retail REIT that owns 17.5 million square feet of Class A Manhattan office properties. We believe the compensation programs for our Named Executive Officers are a key factor in motivating our executives to continue to deliver such results.

The results of this advisory vote are not binding on the Compensation Committee, the Company or our Board of Trustees. Nevertheless, the Board of Trustees values input from our shareholders and will consider carefully the results of this vote when making future decisions concerning executive compensation.

The Board of Trustees unanimously recommends a vote "FOR" the non-binding, advisory resolution on executive compensation.

The affirmative vote of a majority of all the votes cast on this proposal at the Annual Meeting, assuming a quorum is present, is necessary to approve, on an advisory basis, the compensation of our Named Executive Officers. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

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INCORPORATION BY REFERENCE

To the extent this proxy statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act, the sections entitled "Compensation Committee Report on Executive Compensation" and "Report of the Audit Committee" (to the extent permitted by the rules of the SEC) will not be deemed incorporated unless provided otherwise in such filing.

ADDITIONAL MATTERS TO COME BEFORE THE MEETING

The Board does not intend to present any other matter, nor does it have any information that any other matter will be brought, before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, it is the intention of each of the individuals named in the accompanying proxy to vote said proxy in accordance with his or her discretion on such matters.

PROXY AUTHORIZATION VIA THE INTERNET OR BY TELEPHONE

We have established procedures by which shareholders may authorize their proxies via the Internet or by telephone. You may also authorize your proxy by mail. Please see the proxy card or voting instruction form accompanying this proxy statement for specific instructions on how to authorize your proxy by any of these methods.

Proxies authorized via the Internet or by telephone must be received by 11:59 P.M., New York City time, on Wednesday, May 16, 2018. Authorizing your proxy via the Internet or by telephone will not affect your right to revoke your proxy should you decide to do so.

The Internet and telephone proxy authorization procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions and to confirm that shareholders' instructions have been recorded properly. The Company has been advised that the Internet and telephone proxy authorization procedures that have been made available are consistent with the requirements of applicable law. Shareholders authorizing their proxies via the Internet or by telephone should understand that there may be costs associated with voting in these manners, such as charges for Internet access providers and telephone companies that must be borne by the shareholder.

ADVANCE NOTICE FOR SHAREHOLDER NOMINATIONS AND SHAREHOLDER PROPOSALS

The Bylaws of the Company currently provide that in order for a shareholder to nominate a candidate for election as a Trustee at an Annual Meeting of Shareholders outside of the proxy access provision in the Bylaws described below or propose business for consideration at such meeting, notice must be given to the Secretary of the Company no more than 120 days nor less than 90 days prior to the first anniversary of the preceding year's Annual Meeting and must include certain information specified in the Bylaws. As a result, any notice given by or on behalf of a shareholder pursuant to the provisions of our current Bylaws (other than the proxy access provision) must comply with the requirements of the Bylaws and be delivered to the Secretary of the Company at the principal executive office of the Company, 888 Seventh Avenue, New York, New York 10019, not earlier than January 17, 2019 and not later than the close of business on February 16, 2019.

Shareholders who wish to submit a "proxy access" nomination for inclusion in our proxy statement in connection with our 2019 Annual Meeting of Shareholders must submit a written notice in compliance with the procedures and along with the other information required by our Bylaws to the Secretary of the Company at the principal executive office of the Company, 888 Seventh Avenue, New York, New York 10019, not earlier than November 8, 2018 and not later than the close of business on December 8, 2018.

The Board of Trustees may amend the Bylaws from time to time.

Shareholders interested in presenting a proposal for inclusion in the proxy statement for the Company's Annual Meeting of Shareholders in 2019 may do so by following the procedures in Rule 14a-8 under the

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Securities Exchange Act of 1934. To be eligible for inclusion, shareholder proposals must be received at the principal executive office of the Company, 888 Seventh Avenue, New York, New York 10019, Attention: Secretary, not later than December 8, 2018.

By Order of the Board of Trustees,
Alan J. Rice Secretary
New York, New York April 6, 2018

It is important that proxies be returned promptly. Please authorize your proxy over the Internet, by telephone or by requesting, executing and returning a proxy card or voting instruction form.

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ANNEX A

CORPORATE GOVERNANCE GUIDELINES

I. Introduction

The Board of Trustees (the "Board") of Vornado Realty Trust (the "Trust"), acting on the recommendation of its Corporate Governance and Nominating Committee, has developed and adopted a set of corporate governance principles (the "Guidelines") to promote the functioning of the Board and its committees and to set forth a common set of expectations as to how the Board should perform its functions. These Guidelines are in addition to the Trust's Amended and Restated Declaration of Trust and Amended and Restated Bylaws, in each case as amended. References to the masculine, feminine or neuter gender herein shall be deemed to include the others whenever the context so indicates or requires.

II. Board Composition

The composition of the Board should balance the following goals:

•
The size of the Board should facilitate substantive discussions of the whole Board in which each Trustee can participate meaningfully;

•
The composition of the Board should encompass a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Trust's business; and

•
A majority of the Board shall consist of Trustees who the Board has determined are "independent" under the Corporate Governance Rules (the "NYSE Rules") of The New York Stock Exchange, Inc. (the "NYSE").

III. Selection of Chairman of the Board and Chief Executive Officer

The Board of Trustees is responsible for the selection of the Chairman of the Board and the Chief Executive Officer. The Board annually reviews its leadership structure to ensure effective guidance to and oversight of management.

IV. Selection of Trustees

Nominations.    The Board is responsible for selecting the nominees for election to the Board. The Corporate Governance and Nominating Committee is responsible for recommending to the Board a slate of Trustees or one or more nominees to fill vacancies occurring between annual meetings of shareholders. The Corporate Governance and Nominating Committee may, in its discretion, work or otherwise consult with members of management of the Trust in preparing the Corporate Governance and Nominating Committee's recommendations.

Criteria.    The Board should, based on the recommendation of the Corporate Governance and Nominating Committee, consider new nominees for the position of independent Trustee on the basis of the following criteria:

•
Personal qualities and characteristics, accomplishments and reputation in the business community;

•
Current knowledge and contacts in the communities in which the Trust does business and in the Trust's industry or other industries relevant to the Trust's business;

•
Ability and willingness to commit adequate time to Board and committee matters;

2018 PROXY STATEMENT	VORNADO REALTY TRUST	69

•
The fit of the individual's skills and personality with those of other Trustees and potential Trustees in maintaining a Board that is effective, collegial and responsive to the interests of the Trust; and

•
Diversity of viewpoints, experience and other demographics (including race, age and gender). The Trust is committed to including persons of diverse backgrounds in candidate pools when seeking new members of the Board. However, nomination of a candidate should not be based solely on these factors.

Independence Standards.    To qualify as independent under the NYSE Rules, the Board must affirmatively determine that a Trustee has no material relationship with the Trust and/or its consolidated subsidiaries. The Board has adopted the following categorical standards to assist it in making determinations of independence. For purposes of these standards, references to the "Trust" mean Vornado Realty Trust and its consolidated subsidiaries.

The following relationships have been determined not to be material relationships that would categorically impair a Trustee's ability to qualify as independent:

1.
Payments to and from other organizations. A Trustee's or his immediate family member's status as executive officer or employee of an organization that has made payments to the Trust, or that has received payments from the Trust, not in excess of the greater of:

(i)
$1 million; or

(ii)
2% of the other organization's consolidated gross revenues for the fiscal year in which the payments were made.

  In the case where an organization has received payments that ultimately represent amounts due to the Trust and such amounts are not due in respect of property or services from the Trust, these payments will not be considered amounts paid to the Trust for purposes of determining (i) and (ii) above so long as the organization does not retain any remuneration based upon such payments.

2.
Beneficial ownership of the Trust's equity securities. Beneficial ownership by a Trustee or his immediate family member of not more than 10% of the Trust's equity securities. A Trustee or his immediate family member's position as an equity owner, director, executive officer or similar position with an organization that beneficially owns not more than 10% of the Trust's equity securities.

3.
Common ownership with the Trust. Beneficial ownership by, directly or indirectly, a Trustee, either individually or with other Trustees, of equity interests in an organization in which the Trust also has an equity interest.

4.
Directorships with, or beneficial ownership of, other organizations. A Trustee's or his immediate family member's interest in a relationship or transaction where the interest arises from either or both of:

(i)
his or his family member's position as a director with an organization doing business with the Trust; or

(ii)
his or his family member's beneficial ownership in an organization doing business with the Trust so long as the level of beneficial ownership in the organization is 25% or less, or less than the Trust's beneficial ownership in such organization, whichever is greater.

5.
Affiliations with charitable organizations. The affiliation of a Trustee or his immediate family member with a charitable organization that receives contributions from the Trust, or an affiliate of the Trust, so long as such contributions do not exceed for a particular fiscal year the greater of:

(i)
$1 million; or

(ii)
2% of the organization's consolidated gross revenues for that fiscal year.

70	VORNADO REALTY TRUST	2018 PROXY STATEMENT

6.
Relationships with organizations to which the Trust owes money. A Trustee's or his immediate family member's status as an executive officer or employee of an organization to which the Trust was indebted at the end of the Trust's most recent fiscal year so long as that total amount of indebtedness is not in excess of 5% of the Trust's total consolidated assets.

7.
Relationships with organizations that owe money to the Trust. A Trustee's or his immediate family member's status as an executive officer or employee of an organization which is indebted to the Trust at the end of the Trust's most recent fiscal year so long as that total amount of indebtedness is not in excess of 15% of the organization's total consolidated assets.

8.
Personal indebtedness to the Trust. A Trustee's or his immediate family member's being indebted to the Trust at any time since the beginning of the Trust's most recently completed fiscal year so long as such amount does not exceed the greater of:

(i)
$1 million; or

(ii)
2% of the individual's net worth.

9.
Leasing or retaining space from the Trust. The leasing or retaining of space from the Trust by:

(i)
a Trustee;

(ii)
a Trustee's immediate family member; or

(iii)
an affiliate of a Trustee or an affiliate of a Trustee's immediate family member;

  so long as in each case the rental rate and other lease terms are at market rates and terms in the aggregate at the time the lease is entered into or, in the case of a non-contractual renewal, at the time of the renewal.

10.
Other relationships that do not involve more than $100,000. Any other relationship or transaction that is not covered by any of the categorical standards listed above and that does not involve payment of more than $100,000 in the most recently completed fiscal year of the Trust.

11.
Personal relationships with management. A personal relationship between a Trustee or a Trustee's immediate family member and a member of the Trust's management.

12.
Partnership and co-investment relationships between or among Trustees. A partnership or co-investment relationship between or among a Trustee or a Trustee's immediate family member and other members of the Trust's Board of Trustees, including management Trustees, so long as the existence of the relationship has been previously disclosed in the Trust's reports and/or proxy statements filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

The fact that a particular transaction or relationship falls within one or more of the above categorical standards does not eliminate a Trustee's obligation to disclose the transaction or relationship to the Trust, the Board of Trustees or management as and when requested for public disclosure and other relevant purposes. For relationships that are either not covered by or do not satisfy the categorical standards above, the determination of whether the relationship is material and therefore whether the Trustee qualifies as independent may be made by the Corporate Governance and Nominating Committee or the Board. The Trust shall explain in the annual meeting proxy statement immediately following any such determination the basis for any determination that a relationship was immaterial despite the fact that it did not meet the foregoing categorical standards.

Invitation.    The invitation to join the Board should be extended by the Board itself via the Chairman of the Board and CEO of the Trust, together with an independent Trustee, when deemed appropriate.

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Orientation and Continuing Education.    Management, working with the Board, will provide an orientation process for new Trustees, including background material on the Trust, its business plan and its risk profile, and meetings with senior management. Members of the Board are required to undergo continuing education as recommended by the NYSE. In connection therewith, the Trust will reimburse Trustees for all reasonable costs associated with the attendance at or the completion of any continuing education program supported, offered or approved by the NYSE or approved by the Trust.

V. Term Limits

The Board does not believe it should establish term limits.

VI. Retirement of Trustees

The Board believes it should not establish a mandatory retirement age.

VII. Board Meetings

The Board currently plans at least four meetings each year, with further meetings to occur (or action to be taken by unanimous written consent) at the discretion of the Board. The meetings will usually consist of committee meetings and the Board meeting.

The agenda for each Board meeting will be established by the Chairman and CEO, with assistance of the Lead Trustee, the Trust's Secretary and internal Corporation Counsel. Any Trustee may suggest the inclusion of additional subjects on the agenda. Management will seek to provide to all Trustees an agenda and appropriate materials in advance of meetings, although the Board recognizes that this will not always be consistent with the timing of transactions and the operations of the business and that in certain cases it may not be possible.

Materials presented to the Board or its committees should be as concise as possible, while still providing adequate information for the Trustees to make an informed judgment.

VIII. Executive Sessions

To ensure free and open discussion and communication among the non-management Trustees, the non-management Trustees will meet in executive sessions periodically, with no members of management present. Non-management Trustees who are not independent under the NYSE Rules may participate in these executive sessions, but the independent Trustees should meet separately in executive session at least once per year.

At any time that the independent Trustees have not appointed a Lead Trustee or the Lead Trustee is not present, the participants in any executive sessions will select by majority vote of those attending a presiding Trustee for such sessions or any such session.

In order that interested parties may be able to make their concerns known to the non-management Trustees, the Trust shall disclose a method for such parties to communicate directly with the Lead Trustee or the non-management Trustees as a group. For the purposes hereof, communication through a third party such as an external lawyer or a third-party vendor who relays information to non-management members of the Board will be considered direct.

IX. The Committees of the Board

The Trust shall have at least the committees required by the NYSE Rules. Currently, these are the Audit Committee, the Compensation Committee and a nominating/corporate governance committee, which in our Trust is called the Corporate Governance and Nominating Committee. Each of these three committees must have a written charter satisfying the rules of the NYSE.

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All Trustees, whether members of a committee or not, are invited to make suggestions to a committee chair for additions to the agenda of his or her committee or to request that an item from a committee agenda be considered by the Board. Each committee chair will give a periodic report of his or her committee's activities to the Board.

Each of the Corporate Governance and Nominating Committee, the Audit Committee and the Compensation Committee shall be composed of at least such number of Trustees as may be required by the NYSE Rules who the Board has determined are "independent" under the NYSE Rules. Any additional qualifications for the members of each committee shall be set out in the respective committee's charter. A Trustee may serve on more than one committee for which he or she qualifies.

Each committee may take any action in a meeting of the full Board, and actions of the Board, including the approval of such actions by a majority of the members of the Committee, will be deemed to be actions of that committee. In such circumstance only the votes cast by members of the committee shall be counted in determining the outcome of the vote on matters upon which the committee acts.

X. Management Succession

At least annually, the Board shall review and concur in a succession plan, developed by management, addressing the policies and principles for selecting a successor to the CEO, both in an emergency situation and in the ordinary course of business. The succession plan should include an assessment of the experience, performance, skills and planned career paths for possible successors to the CEO.

XI. Lead Trustee

When the position of Chairman is not held by an independent Trustee, the independent Trustees will elect a Lead Trustee from among the independent Trustees. In such event, the Lead Trustee will be elected annually, and will serve as a resource to the Chairman and to the other independent Trustees.

The Lead Trustee's authorities and responsibilities include:

  (i)
  presiding at all meetings of the Board at which the Chairman is not present;

  (ii)
  serving as liaison between the Chairman and the independent Trustees;

  (iii)
  approving, in consultation with the Chairman:

  (a)
  the schedule of Board meetings,

  (b)
  Board meeting agenda items,

  (c)
  materials sent in advance of Board meetings, including the quality, quantity, appropriateness and timeliness of such information;

  (iv)
  the ability to call meetings of the independent Trustees as necessary and appropriate;

  (v)
  participating in annual self-evaluations of the Board and its committees;

  (vi)
  contributing to ongoing management succession and development planning;

  (vii)
  participating in shareholder outreach, and be available for consultation and direct communication if requested by major shareholders; and

  (viii)
  communicating shareholder feedback to the full Board.

The Board may assign additional responsibilities to the Lead Trustee position as needed.

2018 PROXY STATEMENT	VORNADO REALTY TRUST	73

XII. Executive Compensation

Evaluating and Approving Compensation for the CEO.    The Board, acting through the Compensation Committee, annually evaluates the performance of the CEO and the Trust against the Trust's goals and objectives and approves the compensation level of the CEO.

Evaluating and Approving Compensation of Management.    The Board, acting through the Compensation Committee, evaluates and approves the proposals for overall compensation policies applicable to executive officers.

XIII. Board Compensation

The Board should conduct a review at least once every three years of the components and amount of Trustee compensation in relation to other similarly situated companies. Trustee compensation should be consistent with market practices but should not be set at a level that would call into question the Board's objectivity.

XIV. Prohibition on Short Sales

In accordance with Federal securities laws, the Trust should prohibit short sales by its executive officers of its equity securities.

XV. Expectations of Trustees

The business and affairs of the Trust are managed under the direction of the Board in accordance with Maryland law. In performing his or her duties, the primary responsibility of each Trustee is to exercise his or her business judgment in a manner he or she reasonably believes to be in the best interests of the Trust. The Board has developed the following specific expectations of Trustees to promote the discharge of this responsibility and the efficient conduct of the Board's business.

Commitment and Attendance.    All independent and management Trustees should make every reasonable effort to attend meetings of the Board and meetings of committees of which they are members. Members may attend by telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. The Board may act by unanimous written consent in lieu of a meeting.

Participation in Meetings.    Each Trustee should be sufficiently familiar with the business of the Trust, including its financial statements and capital structure, and the risks and competition it faces, to facilitate active and effective participation in the deliberations of the Board and of each committee on which he or she serves. Upon request, management will make appropriate personnel available to answer any questions a Trustee may have about any aspect of the Trust's business. Trustees should also review the materials provided by management and advisors in advance of the meetings of the Board and its committees and should arrive prepared to discuss the issues presented.

Loyalty and Ethics.    Each Trustee should act in good faith. This duty mandates that the best interests of the Trust take precedence over any interests of a Trustee.

The Trust has adopted a Code of Business Conduct and Ethics (the "Code"), including a compliance program to enforce the Code. Certain portions of the Code deal with activities of Trustees, particularly with respect to transactions in securities of the Trust, potential conflicts of interest, the taking of corporate opportunities for personal use, and competing with the Trust. Each Trustee should be familiar with the Code's provisions in these areas and should consult with any member of the Trust's Corporate Governance and Nominating Committee or the Trust's internal Corporation Counsel in the event of any concerns. The Corporate Governance and Nominating Committee is ultimately responsible for applying the Code to specific situations and has the authority to interpret the Code in any particular situation.

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Other Directorships.    The Board values the experience Trustees bring from other boards on which they serve, but recognizes that those boards may also present demands on a Trustee's time and availability and may present conflicts or legal issues. A Trustee should advise the Chairman of the Corporate Governance and Nominating Committee and the CEO before accepting membership on other boards of directors or other significant commitments involving affiliation with other businesses or governmental units.

Contact with Management.    Trustees have complete access to senior management and management information. Management will be responsive to requests for information from Trustees. The Board encourages the Chief Executive Officer, from time to time, to bring to Board meetings managers who can provide additional insight into the items being discussed. Any other meetings or contacts with officers or employees that a Trustee wishes to initiate may be arranged through the Chief Executive Officer or the Corporate Secretary or directly by the Trustee. The Trustees will use their judgment to ensure that any such contact is not disruptive to the business operations of the Trust, and will, to the extent not inappropriate, copy the Chief Executive Officer on any written communications between a Trustee and an officer or employee of the Trust.

Contact with Other Constituencies.    It is important that the Trust speaks to employees and outside constituencies with a single voice, and that management serve as the primary spokesperson.

Confidentiality.    The proceedings and deliberations of the Board and its committees are confidential. Each Trustee shall maintain the confidentiality of information received in connection with his or her service as a Trustee.

XVI. Evaluating Board Performance

The Board, acting through the Corporate Governance and Nominating Committee, should conduct a self-evaluation at least annually to determine whether it is functioning effectively. The Corporate Governance and Nominating Committee should periodically consider the mix of skills and experience that Trustees bring to the Board to assess whether the Board has the necessary tools to perform its oversight function effectively.

Each committee of the Board should conduct a self-evaluation at least annually and report the results to the Board, acting through the Corporate Governance and Nominating Committee. Each committee's evaluation must compare the performance of the committee with the requirements of its written charter, if any.

XVII. Reliance on Management and Outside Advice

In performing its functions, the Board is entitled to rely on the advice, reports and opinions of management, counsel, accountants, auditors and other expert advisors. The Board has the authority to retain and approve the fees and retention terms of its outside advisors.

XVIII. Trustee Resignation Policy

The Bylaws of the Trust provide that a nominee for election as a Trustee is elected by a plurality of votes cast. Notwithstanding such vote requirement, any nominee in an uncontested election who does not receive a greater number of "for" votes than votes "withhold" shall be elected as a Trustee but shall promptly tender to the Board his or her offer of resignation from the Board following certification of the vote. A contested election is one in which (i) the Secretary of the Trust receives a notice pursuant to these Bylaws that a shareholder intends to nominate a person or persons for election and (ii) such proposed nomination has not been withdrawn by such shareholder on or prior to the tenth day preceding the date on which the Trust first mails its notice of meeting for such meeting to the shareholders. The Corporate Governance and Nominating Committee shall consider the offer to resign and shall recommend to the Board the action to be taken in response to the offer. In determining its recommendation to the Board, the Corporate Governance and Nominating Committee may consider all factors deemed relevant by the members of the Corporate Governance and Nominating Committee, which may include, without limitation, (i) the stated reason or reasons, if any, why shareholders withheld votes for such Trustee's election, (ii) the qualifications of the Trustee (including, for example, whether the Trustee serves on the Audit Committee of the Board as an "audit

2018 PROXY STATEMENT	VORNADO REALTY TRUST	75

committee financial expert" and whether there are one or more other Trustees qualified, eligible and available to serve on the Audit Committee in such capacity), (iii) whether the resignation would cause the Trust to be in violation of any of its constituent documents, any legal or regulatory requirements, agreements, or the rules of any national securities exchange on which its securities are then listed, and (iv) whether the Trustee's resignation from the Board would be in the best interests of the Trust. The Corporate Governance and Nominating Committee also may consider a range of possible alternatives concerning the Trustee's offer to resign as the members of the Corporate Governance and Nominating Committee deem appropriate. In considering the Committee's recommendation, the Board may consider the information, factors and alternatives considered by the Committee and such additional information, factors and alternatives as the Board deems relevant. Each Trustee, whether acting as a member of the Corporate Governance and Nominating Committee or as a member of the Board, may give such weight to any of the foregoing factors as he or she deems appropriate.

The Board shall take action no later than the next regularly scheduled Board meeting to be held no earlier than ten days after the date of the election, unless such action would cause the Trust to fail to comply with any requirement of the New York Stock Exchange or any rule or regulation promulgated under the Securities Exchange Act of 1934, in which event the Board shall take action as promptly as is practicable while continuing to meet such requirements. The Board will promptly disclose its decision and the reasons therefor in a Form 8-K furnished to the Securities and Exchange Commission.

No Trustee whose offer to resign, in accordance with this policy, is required to be considered by the Board shall participate in the Corporate Governance and Nominating Committee's deliberations or recommendation, or in the Board's deliberations or determination, with respect to accepting or rejecting his or her offer to resign as a Trustee.

If each member of the Corporate Governance and Nominating Committee is required to offer to resign pursuant to this policy, the Board may appoint a special committee composed of Trustees who are not so required to offer to resign to consider the offers to resign and recommend to the Board whether to accept any or all of them. In the event that every Trustee is required to offer to resign pursuant to this policy, the Board shall make a final determination whether to accept any or all offers to resign.

If the offer to resign is not accepted, the Trustee will continue to serve until the expiration of his or her term and his or her successor is duly elected and qualifies or until the Trustee's earlier resignation or removal.

76	VORNADO REALTY TRUST	2018 PROXY STATEMENT

ANNEX B

Amendment to the Company's Declaration of Trust
to Permit Shareholders to Propose Binding Amendments to the Company's Bylaws
and to Vote on Amendments to the Company's Bylaws

Articles of Amendment

The Declaration of Trust of the Company is hereby amended by deleting Section 7.2 in its entirety and inserting the following in lieu thereof:

  SECTION 7.2    Voting Rights of Shareholders. Subject to the provisions of any class or series of Shares then outstanding, the Shareholders shall be entitled to vote only on the following matters: (a) election or removal of Trustees as provided in Sections 7.1 and 2.3; (b) amendment of this Declaration of Trust as provided in Section 9.1; (c) termination of the Trust as provided in Section 10.1; (d) reorganization or other actions of the Trust as provided in Section 9.2; (e) merger, consolidation or share exchange of the Trust, or the sale or disposition of all or substantially all of the Trust Property, as provided in Section 9.3; (f) if provided by the Bylaws of the Trust, amendment of the Bylaws of the Trust to the extent provided in the Bylaws of the Trust; (g) such matters with respect to which the Board of Trustees has adopted a resolution declaring advisable or recommending a proposal and directing that the matter be submitted to the Shareholders for consideration; and (h) such matters with respect to which Shareholders are required to vote (whether in a binding or advisory capacity) by federal law, state law or securities exchange rule. Except with respect to the foregoing matters, no action taken by the Shareholders at any meeting shall in any way bind the Trustees.

2018 PROXY STATEMENT	VORNADO REALTY TRUST	77

ANNEX C

Proposed Amendment to Bylaws
to Be Adopted if the Amendment to the Declaration of Trust is Approved

Article XIV of the Bylaws is hereby amended by deleting the Article in its entirety and inserting the following in lieu thereof:

ARTICLE XIV

AMENDMENT OF BYLAWS

  The Board of Trustees is vested with the power to alter or repeal any provision of these Bylaws and to adopt new Bylaws. In addition, to the extent permitted by law, the shareholders may alter or repeal any provision of these Bylaws and adopt new Bylaw provisions if any such alteration, repeal or adoption is approved by the affirmative vote of a majority of the votes entitled to be cast on the matter.

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ANNEX D

RECONCILIATION OF NON-GAAP METRICS

The following table reconciles our FFO (non-GAAP) to FFO, as adjusted (non-GAAP):

	For the Years Ended December 31,
(Amounts in thousands, except per share amounts)	2017	2016
FFO (non-GAAP)	$717,805	$1,457,583

Per diluted share (non-GAAP)	$3.75	$7.66

Certain items that impact FFO:
JBG SMITH Properties which is treated as a discontinued operation:
Transaction costs	$(68,662)	$(16,586)
Operating results through July 17, 2017 spin-off	122,201	226,288

	53,539	209,702
Tax expense related to the reduction of our taxable REIT subsidiaries deferred tax assets	(34,800)	—
Expense related to the prepayment of our 2.50% senior unsecured notes due 2019	(4,836)	—
666 Fifth Avenue Office Condominium (49.5% interest)	13,164	10,925
Income (loss) from real estate fund investments, net	(10,804)	(21,042)
Net gain on extinguishment of Skyline properties debt	—	487,877
Income from the repayment of our investments in 85 Tenth Avenue loans and preferred equity	—	160,843
Our share of impairment on India non-depreciable real estate	—	(13,962)
Impairment loss on our investment in Pennsylvania REIT	(44,465)	—
Net gain resulting from Urban Edge Properties operating partnership unit issuances	21,100	—
Net gain on repayment of our Suffolk Downs JV debt investments	11,373	—
Our share of write-off of deferred financing costs	(3,819)	—
Preferred share issuance costs (Series J redemption)	—	(7,408)
Other	3,801	(2,454)

	4,253	824,481
Noncontrolling interests' share of above adjustments	(264)	(50,293)

Total of certain items that impact FFO, net	$3,989	$774,188

FFO, as adjusted (non-GAAP)	$713,816	$683,395

Per diluted share (non-GAAP)	$3.73	$3.59

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of depreciated real estate assets, real estate impairment losses, depreciation and amortization expense from real estate assets and other specified non-cash items, including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an

2018 PROXY STATEMENT	VORNADO REALTY TRUST	79

alternative to net income as a performance measure or cash flow as a liquidity measure. FFO may not be comparable to similarly titled measures employed by other companies. Please refer to page 33 of the Company's Annual Report on Form 10-K for the year ended December 31, 2017 for a reconciliation of FFO for to the most comparable metric presented in accordance with GAAP. In addition to FFO, we also disclose FFO, as adjusted. Although this non-GAAP measure clearly differs from NAREIT's definition of FFO, we believe it provides a meaningful presentation of operating performance.

888 Seventh Avenue, New York, New York 10019

VIEW MATERIALS & VOTE w SCAN TO VORNADO REALTY TRUST 888 SEVENTH AVENUE NEW YORK, NY 10019 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 U s e a n y to u c h-t o ne t e le p ho n e to t r an s m i t y o u r vo t i ng i n st r u ct i o n s u p u nt i l 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E37296-P03921 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. VORNADO REALTY TRUST The Board of Trustees recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Trustees Nominees: 01) 02) 03) 04) Steven Roth Michael D. Fascitelli Michael Lynne David M. Mandelbaum 05) 06) 07) Mandakini Puri Daniel R. Tisch Russell B. Wight, Jr. For Against Abstain The Board of Trustees recommends you vote FOR proposals 2, 3 and 4. ! ! ! ! ! ! ! ! ! 2. RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR. APPROVAL OF AN AMENDMENT TO THE COMPANY’S DECLARATION OF TRUST TO PERMIT SHAREHOLDERS TO VOTE ON AMENDMENTS TO THE COMPANY’S BYLAWS TO THE EXTENT PROVIDED IN THE BYLAWS AND CONFIRM THE POWER OF SHAREHOLDERS TO VOTE ON CERTAIN ADDITIONAL MATTERS. NON-BINDING, ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION. 3. 4. NOTE: SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. E37297-P03921 VORNADO REALTY TRUST This proxy is solicited on behalf of the Board of Trustees for the 2018 Annual Meeting of Shareholders May 17, 2018 11:30 A.M. The undersigned shareholder, revoking all prior proxies, hereby appoints Steven Roth and Michael D. Fascitelli, or either of them, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Shareholders of Vornado Realty Trust, a Maryland real estate investment trust (the "Company"), to be held at the Saddle Brook Marriott, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663 on Thursday, May 17, 2018 at 11:30 A.M., local time, and any postponements or adjournments thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. Each proxy is authorized to vote as directed on the reverse side hereof upon the proposals which are more fully set forth in the Proxy Statement and otherwise in his discretion upon such other business as may properly come before the meeting and all postponements or adjournments thereof, all as more fully set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement. Receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement in connection with such meeting and the 2017 Annual Report to Shareholders is hereby acknowledged. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (1) "FOR" THE ELECTION OF EACH NOMINEE FOR TRUSTEE, (2) "FOR" THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, (3) "FOR" THE AMENDMENT TO THE DECLARATION OF TRUST, AND (4) "FOR" THE NON-BINDING, ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address Changes/Comments: